SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is dated for reference as of the 11th day of May, 2009.

BETWEEN:

KEEWATIN WINDPOWER CORP., a corporation incorporated under the laws of the State of Nevada

(“KWC”)

AND

KEEWATIN WINDPOWER INC., a corporation incorporated under the laws of Saskatchewan

(“Exchangeco”)

AND

SKY HARVEST WINDPOWER CORP., a corporation incorporated under the laws of Canada

(“Sky Harvest”)

AND

THE UNDERSIGNED SHAREHOLDERS OF SKY HARVEST

(the “Selling Shareholders”)

WHEREAS:

A.        Exchangeco, a wholly owned subsidiary of KWC, has offered to purchase the issued and outstanding shares of Sky Harvest that are held by Canadian Selling Shareholders and KWC has offered to purchase all of the remaining issued and outstanding shares of Sky Harvest (the “Transaction”);

B.        The Agreement and the transactions contemplated herein are intended to provide to holders of Sky Harvest Shares who are Canadian Residents the opportunity to dispose of their Sky Harvest Shares in return for Exchangeable Shares on a tax-deferred or “roll-over” basis for Canadian income tax purposes pursuant to the provisions of Section 85 of the Income Tax Act;

C.        The Boards of Directors of each of KWC, Exchangeco and Sky Harvest have approved and adopted this Agreement; and

D.        In order to record the terms and conditions of the agreement among them, the parties wish to enter into this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, covenants, terms, conditions, representations and warranties hereinafter set forth, the parties hereto agree each with the other as follows:

1.          Interpretation

1.1        Where used herein or in any amendments or Schedules hereto, the following terms will have the following meanings:

(a)

“Affiliate” of any person means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

(b)	“Agreement” means this share exchange agreement and any amendment, supplement or addendum to the Agreement;

(c)	“Applicable Securities Legislation” means all applicable securities legislation in all jurisdictions relevant to the issuance of the KWC Common Shares and Exchangeable Shares;

(d)	“B.C. Legend” has the meaning ascribed to such term in Section 5.1;

(e)	“B.C. Securities Act” means the Securities Act (British Columbia) R.S.B.C. (1996), c. 418, as amended from time to time;

(f)	“B.C. Selling Shareholder” means a Selling Shareholder that is a B.C. Resident and is not resident in any other Canadian jurisdiction and is not a U.S. Person;

(g)	“BCI 51-509” means British Columbia Instrument 51-509 – Issuers Quoted in the U.S. Over-the- Counter Markets as adopted by the British Columbia Securities Commission;

(h)	“Business” means the business in which Sky Harvest is engaged, namely:

(i) the exploration and development of wind power projects in Canada; and

(ii) any other enterprise that is directly related to the foregoing;

(i)	“Canadian Resident” means a person that is a resident of Canada for the purposes of the Income Tax Act;

(j)	“Canadian Selling Shareholder” means a Selling Shareholder that is a Canadian Resident and is not a U.S. Person;

(k)

“Closing Date” means the second Business Day following the day on which Sky Harvest delivers the financial statements referred to in Section 8.1 to KWC, or such other date as may be mutually agreed upon by the parties to this Agreement;

(l)	“Current Market Price” has the meaning ascribed to that term in the Exchangeable Share Provisions;

(m)	“Dividend Amount” has the meaning ascribed to that term in Section 13.1;

(n)	“Electing Vendor” has the meaning ascribed to that term in Section 3.5;

(o)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time;

(p)	“Exchange Ratio” means the ratio of 1.5 KWC Common Shares for each 1 Sky Harvest Share held by a Selling Shareholder as determined pursuant to the valuation attached as Schedule N;

(q)

“Exchangeable Share Exchange Ratio” means the ratio of 1.5 Exchangeable Shares for each 1 Sky Harvest Share held by a Canadian Selling Shareholder as determined pursuant to the valuation attached as Schedule N;

(r)	“Exchangeable Shares” means the non-voting exchangeable shares in the capital of Exchangeco;

(s)	“Exchangeable Share Provisions” means the Exchangeable Share provisions in substantially the form attached as Schedule O;

(t)

“Exchangeable Share Support Agreement” means that certain Exchangeable Share Support Agreement made as of even date herewith between Exchangeco and KWC, in substantially the form attached as Schedule M;

(u)	“Exchangeco” means Keewatin Windpower Inc., a corporation incorporated under the laws of Saskatchewan;

(v)	“Income Tax Act” means the Income Tax Act (Canada) R.S.C. (1985), 5th supp., c. 1, as amended from time to time;

(w)	“Indemnified Party” has the meaning ascribed to that term in Section 12.7;

(x)	“Indemnifying Party” has the meaning ascribed to that term in Section 12.7;

(y)	“KWC” means Keewatin Windpower Corp., a corporation incorporated under the laws of the State of Nevada;

(z)	“KWC Common Shares” means the shares of common stock, par value $0.001 of KWC;

(aa)

“KWC Financial Statements” means those audited financial statements of KWC for the years ended May 31, 2008 and May 31, 2007, the unaudited interim financial statements of KWC for the nine months ended February 28, 2009, and pro forma financial statements as at February 28, 2009 attached as Schedule D;

(bb)	“Liquidation Call Purchase Price” has the meaning ascribed to that term in Section 13.1;

(cc)	“Liquidation Call Right” has the meaning ascribed to that term in Section 13.1;

(dd)

“Material Adverse Effect” when used in connection with an entity means any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision by the board of directors is probable), event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, ownership, financial condition or results of operations of such entity or subsidiaries taken as a whole;

(ee)	“NI 45-106” means National Instrument 45-106 - Prospectus and Registration Exemptions, as adopted by the British Columbia Securities Commission;

(ff)	“Non-Canadian Selling Shareholder” means a Selling Shareholder that is not a Canadian Resident and is not a U.S. Person;

(gg)	“Non-B.C. Vendors” has the meaning ascribed to such term in Section 5.2;

(hh)	“Parent Control Transaction” has the meaning ascribed to that term in the Exchangeable Share Provisions;

(ii)	“OTC Bulletin Board” means the Financial Industry Regulatory Authority Over-The-Counter Bulletin Board;

(jj)	“Redemption Call Purchase Price” has the meaning ascribed to that term in Section 13.2;

(kk)	“Redemption Call Right” has the meaning ascribed to that term in Section 13.2;

(ll)	“Regulation S” means Regulation S promulgated under the U.S. Securities Act;

(mm)	“SBCA” means the Business Corporations Act (Saskatchewan) R.S.S. 1978, as amended from time to time;

(nn)	“SEC” means the United States Securities and Exchange Commission;

(oo)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended from time to time;

(pp)	“Selling Shareholders” means the undersigned shareholders of Sky Harvest;

(qq)	“Sky Harvest” means Sky Harvest Windpower Corp., a corporation incorporated under the laws of Canada;

(rr)

“Sky Harvest Financial Statements” means those unaudited interim financial statements of Sky Harvest for the nine month period ended February 28, 2009 and the audited financial statements of Sky Harvest for the years ended May 31, 2008 and May 31, 2007 attached as Schedule C;

(ss)	“Sky Harvest Shares” means the Class A voting common shares in the capital stock of Sky Harvest;

(tt)

“Special Voting Share” means the share of special voting stock of KWC, with a par value of U.S.$0.001, having substantially the same rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement;

(uu)	“Transaction” has the meaning ascribed to such term in Recital A;

(vv)	“Trustee” means Valiant Trust Company, a trust company continued under the laws of Canada and registered to carry on business in the Province of British Columbia;

(ww)	“U.S. Certificate” has the meaning ascribed to such term in Section 9.1(b);

(xx)	“U.S. GAAP” means U.S. generally accepted accounting principles;

(yy)	“U.S. Person” has the meaning ascribed to such term in Rule 902 of Regulation S;

(zz)	“U.S. Selling Shareholder” means a Selling Shareholders that is a U.S. Person;

(aaa)

“Voting and Exchange Trust Agreement” means that certain voting and exchange trust agreement made as of even date herewith between KWC, Exchangeco and the Trustee, in substantially the form attached as Schedule L.

1.2        All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

1.3        The following Schedules are attached to and form part of this Agreement:

Schedule	Description
A	U.S. Resident Certificate
B	Canadian Resident Shareholders
C	Sky Harvest Financial Statements
D	KWC Financial Statements
E	Material Agreements of Sky Harvest
F	Real Property of Sky Harvest
G	Encumbrances on Sky Harvest’s Assets
H	Sky Harvest Litigation
I	KWC Litigation
J	Intellectual Property of Sky Harvest
K	Subsidiaries of Sky Harvest
L	Form of Voting and Exchange Trust Agreement
M	Form of Exchangeable Share Support Agreement
N	Valuation
O	Exchangeable Share Provisions

2.          Implementation Steps by KWC and Exchangeco

KWC and Exchangeco covenant in favour of Sky Harvest and the Canadian Selling Shareholders that, on or prior to the Closing Date and subject to the satisfaction or waiver of the other conditions herein contained in favour of KWC and Exchangeco:

(a)	KWC will, as soon as reasonably practicable, amend the certificate of incorporation and charter of KWC to create the Special Voting Share;

(b)	KWC and Exchangeco will execute and deliver the Exchangeable Share Support Agreement;

(c)	KWC will amend the articles of Exchangeco to create Exchangeable Shares prior to the Closing Date in a manner reasonably acceptable to Exchangeco;

(d)	KWC and Exchangeco will execute and deliver the Voting and Exchange Trust Agreement; and

(e)	KWC will issue to and deposit with the Trustee the Special Voting Share in consideration of the payment to KWC of $1.00.

3.          Canadian Selling Shareholder Share Exchange and Purchase of Shares

3.1        The Canadian Selling Shareholders hereby covenant and agree to sell, assign and transfer to Exchangeco, and Exchangeco covenants and agrees to purchase from the Canadian Selling Shareholders, the Sky Harvest Shares held by the Canadian Selling Shareholders.

3.2        In consideration for the Canadian Selling Shareholders entering into this Agreement and completing the sale of their Sky Harvest Shares to Exchangeco:

(a)	On the Closing Date, KWC will enter into and cause Exchangeco to enter into the Voting and Exchange Trust Agreement with the Trustee and the Exchangeable Share Support Agreement;

(b)

The purchase price for the Sky Harvest Shares held by the Canadian Selling Shareholders will consist of an aggregate of 16,400,016 Exchangeable Shares to be issued to the Canadian Selling Shareholders in the amounts set out opposite each Canadian Selling Shareholder’s name in Schedule B as determined pursuant to the Exchangeable Share Exchange Ratio, and the rights and benefits to which such shareholder will be entitled pursuant to the terms of the Voting and Exchange Trust Agreement and the Exchangeable Share Support Agreement, and the name of each such shareholder will be removed from the register of holders of Sky Harvest Shares and added to the register of holders of Exchangeable Shares and Exchangeco will be recorded as the registered holder of such Sky Harvest Shares so exchanged and will be deemed to be the legal and beneficial owner thereof. For clarity, a Selling Shareholder that is not a Canadian Resident and not listed in Schedule B will not be entitled to receive any Exchangeable Shares; and

(c)

Coincident with the transactions set out in Section 3.2(b), KWC, Exchangeco and the Trustee will execute the Voting and Exchange Trust Agreement and KWC will issue to and deposit with the Trustee the Special Voting Share, in consideration of the payment to KWC of $1.00, to be thereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement. All rights of holders of Exchangeable Shares under the Voting and Exchange Trust Agreement will be received by them as part of the property receivable under Section 3.2(b) in exchange for the Sky Harvest Shares.

3.3        The sale of the KWC Common Shares and the issuance of the Exchangeable Shares to the Canadian Selling Shareholders will be made in reliance on an exemption from the registration and prospectus filing requirements contained in section 2.16 of NI 45-106. The issuance or transfer of the KWC Common Shares to the Canadian Selling Shareholders on the exchange of their Exchangeable Shares will be made in reliance on section 2.16 of NI 45-106 and the exemption from the registration requirements contained in Regulation S promulgated under the U.S. Securities Act. KWC reserves the right to request from Selling Shareholders any additional certificates or representations required to establish an exemption from Applicable Securities Legislation prior to the issuance or transfer of any KWC Common Shares.

3.4        The Canadian Selling Shareholders acknowledge and understand that any Exchangeable Shares that they receive pursuant to this Agreement will be subject to resale restrictions in accordance with Applicable Securities Legislation and that as a result the certificates representing such Exchangeable Shares will be affixed with certain legends describing such restrictions, including without limitation the following:

(a)

For Canadian Selling Shareholders who are not B.C. Selling Shareholders, the certificates representing KWC Common Shares to be issued to such shareholders on exchange of their Exchangeable Shares will be affixed with the following legends describing such restrictions:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

(b)

For B.C. Selling Shareholders, the certificates representing KWC Common Shares to be issued to such shareholders on exchange of their Exchangeable Shares will be affixed with the following legends describing such restrictions:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

UNLESS OTHERWISE PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM BRITISH COLUMBIA UNLESS (A) THE SECURITY HOLDER TRADES THE SECURITY THROUGH AN INVESTMENT DEALER REGISTERED IN BRITISH COLUMBIA FROM AN ACCOUNT AT THAT DEALER IN THE NAME OF THAT SECURITY HOLDER, AND (B) THE DEALER EXECUTES THE TRADE THROUGH THE OTC BULLETIN BOARD OR PINK SHEETS.

(c)	For Canadian Selling Shareholders, the certificates representing the Exchangeable Shares will be affixed with a legend describing such restrictions, including, without limitation, the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

THE CLASS D EXCHANGEABLE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE RIGHTS, PRIVILEGES, TERMS, CONDITIONS AND RESTRICTIONS AS SET FORTH IN THE ARTICLES OF KEEWATIN WINDPOWER INC., A COPY OF WHICH IS ON FILE AT THE REGISTERED OFFICE OF THE COMPANY AND IS OBTAINABLE ON DEMAND WITHOUT CHARGE.

THIS SHARE CERTIFICATE DOES NOT ENTITLE THE HOLDER TO ANY VOTES AT A MEETING OF SHAREHOLDERS OF THE CORPORATION. EACH SHARE REPRESENTED BY THIS SHARE CERTIFICATE SHALL ENTITLE THE HOLDER TO INSTRUCT THE TRUSTEE (AS DEFINED IN THE VOTING AND EXCHANGE TRUST AGREEMENT (THE “AGREEMENT”) AMONG KEEWATIN WINDPOWER CORP., KEEWATIN WINDPOWER INC. AND VALIANT TRUST COMPANY DATED EFFECTIVE AS OF _____________, 2009) WITH RESPECT TO THE EXERCISE OF THE VOTING RIGHTS (AS DEFINED IN THE AGREEMENT) AS SET OUT IN THE AGREEMENT.

3.5        It is intended that the transactions contemplated in this Agreement will generally constitute (i) a taxable exchange for United States federal income tax purposes (not qualifying under Sections 368 or 351 of the United States Internal Revenue Code of 1986, as amended) to persons who are otherwise subject to taxation in the United States on the sale or exchange of Sky Harvest Shares, and (ii) a transaction in respect of which the Canadian Selling Shareholders may elect to be treated on a tax deferred basis for Canadian federal income tax purposes for the Canadian Selling Shareholders. Exchangeco covenants and agrees to make a joint election under subsection 85(1) of the Income Tax Act with each Canadian Selling Shareholder who wishes to so elect (referred to in this section as an “Electing Vendor”), subject to the following terms and conditions:

(a)	the Electing Vendor will be fully responsible for completing and filing any and all election forms and all costs associated therewith;

(b)

the Electing Vendor will (i) deliver to Exchangeco two copies of all election forms that are in the prescribed form and completed and signed by the Electing Vendor; and (ii) when, completing all election forms, elect in respect of the Sky Harvest Shares of the Electing Vendor an amount that is not less than the Electing Vendor’s adjusted cost base of the Sky Harvest Shares of the Electing Vendor on the Closing Date and not greater than the fair market value of the Sky Harvest Shares of the Electing Vendor on the Closing Date;

(c)

within 15 days of the Electing Vendor delivering to Exchangeco the election forms as described above, Exchangeco will deliver to the Electing Vendor one copy of such election forms duly signed on behalf of Exchangeco;

(d)	Exchangeco will return to the Electing Vendor unsigned any election forms that Exchangeco in its discretion considers to be incomplete or completed incorrectly;

(e)

Exchangeco will bear no responsibility for the content of any election forms, for any penalties payable in connection with the late filing of any election forms, or for any taxes, penalties or interest payable by an Electing Vendor due to any failure to properly complete or file any election forms.

3.6        If an Electing Shareholder who has completed and filed an election under subsection 85(1) of the Income Tax Act subsequently wishes to amend the election, Exchangeco covenants and agrees to complete an amended election form for that purpose, provided that the terms and conditions set forth in section 3.5(a) through (e) will apply, with all references therein to “the election form” or “the election forms” read as references to the amended election form or forms.

3.7        If, between the date of this Agreement and the Closing Date, the outstanding KWC Common Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio and the Exchangeable Share Exchange Ratio will be appropriately adjusted.

4.          Non-Canadian and U.S. Selling Shareholder Share Exchange and Purchase of Shares

4.1       The Non-Canadian Selling Shareholders hereby covenant and agree to sell, assign and transfer to KWC, and KWC covenants and agrees to purchase from the Non-Canadian Selling Shareholders, the 480,000 Sky Harvest Shares held by the Non-Canadian Selling Shareholders.

4.2        The U.S. Selling Shareholders hereby covenant and agree to sell, assign and transfer to KWC, and KWC covenants and agrees to purchase from the U.S. Selling Shareholders, the 147,000 Sky Harvest Shares held by the U.S. Selling Shareholders.

4.3        The purchase price for the 480,000 Sky Harvest Shares held by the Non-Canadian Selling Shareholders will consist of an aggregate of 720,000 KWC Common Shares to be issued to the Non-Canadian Selling Shareholders as determined in accordance with the Exchange Ratio.

4.4        The purchase price for the 147,000 Sky Harvest Shares held by the U.S. Selling Shareholders will consist of an aggregate of 220,500 KWC Common Shares to be issued to the U.S. Selling Shareholders as determined in accordance with the Exchange Ratio.

4.5        The sale of the KWC Common Shares to Non-Canadian Selling Shareholders will be made in reliance on an exemption from the registration and prospectus filing requirements contained in Regulation S. The Non-Canadian Selling Shareholders acknowledge and understand that any KWC Common Shares that they receive pursuant to this Agreement will be subject to resale restrictions in accordance with Applicable Securities Legislation and that as a result the certificates representing such KWC Common Shares will be affixed with the following legend in accordance with Regulation S of the U.S. Securities Act:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

4.6        The sale of the KWC Common Shares to U.S. Selling Shareholders will be made in reliance on an exemption from the registration and prospectus filing requirements contained in Rule 506 of Regulation D. The U.S. Selling Shareholders acknowledge that the KWC Common Shares to be issued pursuant to the terms of this Agreement are “restricted securities” within the meaning of the U.S. Securities Act and will be issued to the U.S. Selling Shareholders, in accordance with Regulation D of the U.S. Securities Act. Any certificates representing the KWC Common Shares will be endorsed with the following legend in accordance with Regulation D of the U.S. Securities Act:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

5.          Selling Shareholders Undertaking

5.1        Pursuant to BCI 51-509 a subsequent trade in the KWC Common Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the B.C. Securities Act) unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the KWC Common Shares (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend (the “B.C. Legend”) specified in BCI 51-509.

5.2        The Non-Canadian Selling Shareholders, U.S. Selling Shareholders and Canadian Selling Shareholders who are not B.C. Selling Shareholders (together the “Non-B.C. Vendors”) each represent and warrant that they are not residents of British Columbia and undertake not to trade or resell any of the KWC Common Shares received by them pursuant to this Agreement in or from British Columbia. The Non-B.C. Vendors understand and agree that KWC and others will rely upon the truth and accuracy of these representations and warranties and agree that if such representations and warranties are no longer accurate or have been breached, the Non-B.C. Vendor will immediately notify KWC.

5.3        By executing and delivering this Agreement and as a consequence of the representations and warranties made by the Non-B.C. Vendors in this section, the Non-B.C. Vendors will have directed KWC not to include the B.C. Legend on any certificates representing the KWC Common Shares to be issued to the Non-B.C. Vendors. As a consequence, the Non-B.C. Vendors will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the KWC Common Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of the B.C. Securities Act.

5.4        If the Non-B.C. Vendor wishes to trade or resell any of the KWC Common Shares in or from British Columbia, the Non-B.C. Vendor agrees and undertakes to return, prior to any such trade or resale, any certificate representing the KWC Common Shares to KWC’s transfer agent to have the B.C. Legend imprinted on such certificate or to instruct KWC’s transfer agent to include the B.C. Legend on any ownership statement issued under a direct registration system or other book entry system.

6.          Covenants, Representations and Warranties of the Selling Shareholders and Sky Harvest

6.1        The Selling Shareholders and Sky Harvest each jointly and severally covenant with and represent and warrant to KWC and Exchangeco as of the date of this Agreement and at the Closing Date as follows, and acknowledge that KWC and Exchangeco are relying upon such covenants, representations and warranties in connection with the Transaction:

6.2        Sky Harvest has been duly incorporated and organized, is a validly existing company with limited liability and is in good standing under the Canada Business Corporations Act; it has the corporate power to own or lease its property and to carry on the Business; it is duly qualified as a company to do business and is in good standing with respect thereto in each jurisdiction in which the nature of the Business or the property owned or leased by it makes such qualification necessary; and it has all necessary licenses, permits, authorizations and consents to operate its Business. Sky Harvest has no active or material subsidiary, as such term is defined in the B.C. Securities Act.

6.3        The authorized share capital of Sky Harvest consists of an unlimited number of Class A Voting Shares, Class B Voting Shares, Class C Non-Voting Shares, Class D Non-Voting Shares and Class E Preferred Shares, each without nominal or par value, of which 11,560,344 Class A Voting Shares and no shares of any other classes are issued and outstanding as fully paid and non-assessable.

6.4        Each of the Canadian Selling Shareholders and Non-Canadian Selling Shareholders (the “Non-U.S. Vendors”) represents and warrants to KWC that they are not a U.S. Person, and are not acquiring KWC Common Shares for the account or benefit of a U.S. Person.

A “U.S. Person” is defined by Regulation S of the U.S. Securities Act to be any person who is:

(a)	any natural person resident in the United States;

(b)	any partnership or corporation organized or incorporated under the laws of the United States;

(c)	any estate of which any executor or administrator is a U.S. person;

(d)	any trust of which any trustee is a U.S. person;

(e)	any agency or branch of a foreign entity located in the United States;

(f)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

(g)	any partnership or corporation if:

(i) organized or incorporated under the laws of any foreign jurisdiction; and

(ii)

formed by a U.S. person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in Section 230.501(a) of the U.S. Securities Act] who are not natural persons, estates or trusts.

6.5        The Non-U.S. Vendors acknowledge that the KWC Common Shares to be issued to the Non-U.S. Vendors in accordance with the terms of this Agreement and the Exchangeable Shares will be “restricted securities” within the meaning of the U.S. Securities Act and will be issued in accordance with Regulation S of the U.S. Securities Act.

6.6        Each of the Non-U.S. Vendors agrees not to engage in hedging transactions with regard to the KWC Common Shares to be issued to the Selling Shareholders in accordance with the Exchangeable Share Provisions unless in compliance with the U.S. Securities Act.

6.7        Each of the Canadian Selling Shareholders represents to KWC and Exchangeco that the Exchangeable Shares and the KWC Common Shares to be issued to the Canadian Selling Shareholders in accordance with the Exchangeable Share Provisions are being issued to each Canadian Selling Shareholder as principal for their own account and not for the benefit of any other person.

6.8        The Non-U.S. Vendors agree that, in accordance with the terms of this Agreement, KWC will refuse to register any transfer of the KWC Common Shares to be issued to the Non-U.S. Vendors not made in accordance with the provisions of Regulation S of the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, pursuant to an available exemption from registration, or pursuant to this Agreement.

6.9        The Sky Harvest Shares owned by the Selling Shareholders are owned by each of the Selling Shareholders as the beneficial and recorded owner with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever.

6.10        No person, firm or corporation has any agreement or option or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement or option for the purchase from the Selling Shareholders of any of the Sky Harvest Shares held by them.

6.11        No person, firm or corporation has any agreement or option, including convertible securities, warrants or convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of Sky Harvest or of any securities of Sky Harvest.

6.12        Sky Harvest does not have any agreements of any nature to acquire any subsidiary, or to acquire or lease any other business operations, and will not, prior to the Closing Date, acquire, or agree to acquire, any subsidiary or business without the prior written consent of KWC.

6.13        Sky Harvest will not, without the prior written consent of KWC, issue any additional shares from and after the date of this Agreement to the Closing Date or create any options, warrants or rights for any person to subscribe for or acquire any unissued shares in the capital of Sky Harvest.

6.14        To the best of its knowledge, Sky Harvest is not a party to or bound by any guarantee, warranty, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation other than as set out in Schedules C, E, G and H to this Agreement.

6.15        The books and records of Sky Harvest fairly and correctly set out and disclose in all material respects, in accordance with United States generally accepted accounting principles, the financial position of Sky Harvest as at the date of this Agreement, and all material financial transactions of Sky Harvest relating to the Business have been accurately recorded in such books and records.

6.16        The Sky Harvest Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of Sky Harvest as at the date thereof and there will not be, prior to the Closing Date or after the consummation of the transaction contemplated by this Agreement, any material increase in such liabilities other than increases arising as a result of carrying on the Business in the ordinary and normal course.

6.17        To the best of the knowledge of Sky Harvest and the Selling Shareholders, the entry into this Agreement and the consummation of the Transaction will not result in the violation of any of the terms and provisions of the constating documents or bylaws of Sky Harvest or of any indenture, instrument or agreement, written or oral, to which Sky Harvest or the Selling Shareholders may be a party.

6.18        The entry into this Agreement and the consummation of the Transactions will not, to the best of the knowledge of Sky Harvest and the Selling Shareholders, result in the violation by Sky Harvest of any law or regulation of the Province of Saskatchewan or of any states or provinces or other jurisdiction in which Sky Harvest are resident or in which the Business is or at the Closing Date will be carried on or of any municipal bylaw or ordinance to which Sky Harvest or the Business may be subject.

6.19        This Agreement has been duly authorized, validly executed and delivered by Sky Harvest and the Selling Shareholders.

6.20        Except as disclosed in Schedule E, Sky Harvest is not a party to any written or oral employment, service or pension agreement.

6.21        Except as disclosed in Schedules C and E, Sky Harvest does not have outstanding any bonds, debentures, mortgages, notes or other indebtedness and Sky Harvest is not under any agreement to create or issue any bonds, debentures, mortgages, notes or other indebtedness, except liabilities incurred in the ordinary course of business.

6.22        Except as disclosed in Schedules E and F, Sky Harvest is not the owner, lessee or under any agreement to own or lease any real property, and does not have any operating subsidiaries.

6.23        Except as disclosed in Schedule G, Sky Harvest owns, possesses and has good and marketable title to its undertaking, property and assets, and without restricting the generality of the foregoing, all those assets described in the balance sheet included in Sky Harvest Financial Statements, free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

6.24        Sky Harvest has its property insured against loss or damage by all insurable hazards or risks on a replacement cost basis and such insurance coverage will be continued in full force and effect to and including the Closing Date; to the best of the knowledge of Sky Harvest and the Selling Shareholders, Sky Harvest is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion.

6.25        Except as disclosed in Schedule E, Sky Harvest does not have any outstanding material agreements, contracts or commitments, whether written or oral, of any nature or kind whatsoever, including, but not limited to, employment agreements, agreements, contracts and commitments in the ordinary course of business, service contracts on office equipment and leases.

6.26       Except as provided in Schedule H and to the best of Sky Harvest’s knowledge, there are no actions, suits or proceedings (whether or not purportedly on behalf of Sky Harvest), pending or threatened against or affecting Sky Harvest or affecting the Business, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and neither Sky Harvest nor the Selling Shareholders is aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

6.27        Except as disclosed in the Sky Harvest Financial Statements, Sky Harvest is not in material default or breach of any contracts, agreements, written or oral, indentures or other instruments to which they are a party and there are no facts, which after notice or lapse of time or both, that would constitute such a default or breach, and all such contracts, agreements, indentures or other instruments are now in good standing and Sky Harvest is entitled to all benefits thereunder.

6.28        Sky Harvest has the right to use all of the registered trademarks, trade names and patents, both domestic and foreign, in relation to the Business as set out in Schedule J.

6.29        To the best of the knowledge of Sky Harvest and the Selling Shareholders, the conduct of the Business does not infringe upon the patents, trade marks, trade names or copyrights, domestic or foreign, of any other person, firm or corporation.

6.30        To the best of the knowledge of Sky Harvest and the Selling Shareholders, Sky Harvest is conducting and will conduct the Business in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is or will be carried on, Sky Harvest is not in material breach of any such laws, rules or regulations and is, or will be on the Closing Date, fully licensed, registered or qualified in each jurisdiction in which Sky Harvest owns or leases property or carries on or proposes to carry on the Business to enable the Business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are or will be on the Closing Date valid and subsisting and in good standing and that none of the same contains or will contain any provision, condition or limitation which has or may have a materially adverse effect on the operation of the Business.

6.31        All facilities and equipment owned or used by Sky Harvest in connection with the Business are in good operating condition and are in a state of good repair and maintenance, reasonable wear and tear excluded.

6.32        Except as disclosed in the Sky Harvest Financial Statements and salaries incurred in the ordinary course of business since the date thereof, Sky Harvest has no loans or indebtedness outstanding which have been made to or from directors, former directors, officers, shareholders and employees of Sky Harvest or to any person or corporate body not dealing at arm’s length with any of the foregoing, and will not, prior to closing, pay any such indebtedness unless in accordance with budgets agreed in writing by KWC.

6.33        Sky Harvest has made full disclosure to KWC and Exchangeco of all aspects of the Business and has made all of its books and records available to the representatives of KWC and Exchangeco in order to assist KWC and Exchangeco in the performance of its due diligence searches and no material facts in relation to the Business have been concealed by Sky Harvest or the Selling Shareholders.

6.34        All of Sky Harvest’s credit facilities are in good standing, other than as disclosed in the Sky Harvest Financial Statements, and Sky Harvest has not received any notices of default or acceleration requests from any bank or other creditor respecting Sky Harvest’s credit facilities.

6.35        The articles, bylaws and other constating documents of Sky Harvest in effect with the appropriate corporate authorities as at the date of this Agreement will remain in full force and effect without any changes thereto as at the Closing Date.

6.36        The directors and officers of Sky Harvest are as follows:

Name	Position
Chris Craddock	President, Chief Financial Officer, Treasurer and Director
William Iny	Secretary and Director

7.          Covenants, Representations and Warranties of KWC and Exchangeco

7.1        KWC and Exchangeco jointly and severally covenant with and represent and warrant to the Selling Shareholders and Sky Harvest as of the date of this Agreement and at the Closing Date as follows, and acknowledge that the Selling Shareholders are relying upon such covenants, representations and warranties in entering into this Agreement:

7.2        KWC has been duly incorporated and organized and is validly subsisting under the laws of the State of Nevada; it is a reporting issuer under the Exchange Act and is in good standing with respect to all filings required to be made under such statutes with the SEC; it has the corporate power to own or lease its properties and to carry on its business as now being conducted by it; and it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

7.3        The authorized capital of KWC consists of 100,000,000 shares of common stock with a par value $0.001 per share and 10,000,000 preferred shares with a par value of $0.001 per share, of which 12,391,500 shares of common stock are currently issued and outstanding as fully paid and non-assessable, and no other shares of any other class of KWC are issued and outstanding.

7.4        Exchangeco has been duly incorporated and organized and is validly subsisting under the laws of Saskatchewan; it has the corporate power to own or lease its properties and to carry on its business as now being conducted by it; and it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

7.5        The authorized capital of Exchangeco consists of an unlimited number of Class A Voting Shares, Class B Non-Voting Shares and Class C Preferred Shares, of which 10 Class A Voting Shares are currently issued and outstanding as fully paid and non-assessable, and no Class B Non-Voting Shares and no Class C Preferred Shares are currently issued and outstanding.

7.6        No person, firm or corporation has any agreement or option, including convertible securities, warrants or convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of either KWC Common Shares or Exchangeco.

7.7        The directors and officers of KWC and Exchangeco are as follows:

Name	Position
Chris Craddock	President, Secretary, Treasurer, Chief Executive Officer,

Chief Financial Officer and Director
William Iny	Director

7.8        KWC Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of KWC as at the date thereof.

7.9        The books and records of KWC fairly and correctly set out and disclose in all material respects, in accordance with United States generally accepted accounting principles, the financial position of KWC as at the date of this Agreement, and all material financial transactions of KWC relating to the business have been accurately recorded in such books and records.

7.10        KWC has made full disclosure to Sky Harvest of all material aspects of KWC’s business and has made all of its books and records available to the representatives of Sky Harvest in order to assist Sky Harvest in the performance of its due diligence searches and no material facts in relation to KWC’s business have been concealed by KWC.

7.11        KWC and Exchangeco are not a party to or bound by any agreement or guarantee, warranty, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

7.12        Except as disclosed in Schedule I, there are no actions, suits or proceedings (whether or not purportedly on behalf of KWC or Exchangeco), pending or threatened against or affecting KWC or Exchangeco or affecting KWC’s business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and KWC and Exchangeco are not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

7.13        The Corporate Charter, Articles of Incorporation and Bylaws and any other constating documents of KWC in effect with the appropriate corporate authorities as at the date of this Agreement will not have been materially changed as at the Closing Date, except for changes made in furtherance of the transactions contemplated under this Agreement.

7.14        The Articles of Incorporation and Bylaws and any other constating documents of Exchangeco in effect with the appropriate corporate authorities as at the date of execution of this Agreement will not have been materially changed as at the Closing Date, except for changes made in furtherance of the transactions contemplated under this Agreement.

7.15        The entry into this Agreement and the consummation of the Transaction will not result in the violation of any of the terms and provisions of the constating documents or bylaws of KWC or Exchangeco or of any indenture, instrument or agreement, written or oral, to which KWC or Exchangeco may be a party.

7.16        The entry into this Agreement and the consummation of the Transaction will not, to the best of the knowledge of KWC, result in the violation of any law or regulation of the United States or the State of Nevada or of any local government bylaw or ordinance to which KWC or KWC’s business may be subject.

7.17        This Agreement has been duly authorized, validly executed and delivered by each of KWC and Exchangeco.

7.18        No agreement has been made with KWC or Exchangeco in respect of the purchase and sale contemplated by this Agreement that could give rise to any valid claim by any person against Sky Harvest or the Selling Shareholders for a finder’s fee, brokerage commission or similar payment.

8.          Acts in Contemplation of Closing

8.1        Sky Harvest covenants and agrees with KWC, Exchangeco and the Selling Shareholders to deliver to KWC and Exchangeco, those financial statements of Sky Harvest as are required by Applicable Securities Legislation in order to permit KWC to make the SEC filings required in respect of the purchase and sale of the shares of Sky Harvest in accordance with this Agreement.

9.          Closing Conditions

9.1        Conditions Precedent to Closing by KWC and Exchangeco. The obligation of KWC and Exchangeco to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. The Closing of the Transaction contemplated by this Agreement will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions of closing are for the benefit of KWC and Exchangeco and may be waived by either party in its sole discretion.

(a)

Representations and Warranties. The respective representations and warranties of the Selling Shareholders and Sky Harvest contained in this Agreement or in any Schedule to this Agreement or certificate or other document delivered to KWC pursuant to this Agreement will be true, correct and complete in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which the information in this Agreement or any such Schedule or certificate is given, and KWC and Exchangeco will have received on the Closing Date certificates dated as of the Closing Date, in forms satisfactory to counsel for KWC and Exchangeco and signed under seal by the Selling Shareholders and by the senior officer of Sky Harvest to the effect that their respective representations and warranties referred to above are true, correct and complete on and as of the Closing Date with the same force and effect as though made on and as of such date, provided that the acceptance of such certificates and the closing of the transactions provided for in this Agreement will not be a waiver of the respective representations and warranties contained in this Agreement or in any Schedule to this Agreement or in any certificate or document given pursuant to this Agreement which covenants, representations and warranties will continue in full force and effect for the benefit of KWC and Exchangeco.

(b)

U.S. Selling Shareholders. Each of the U.S. Selling Shareholders will have duly executed the Certificate of U.S. Resident in the form attached as Schedule A (the “U.S. Certificate”), and the representations and warranties contained in the U.S. Certificate will be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date.

(c)

Performance. All of the covenants and obligations that Sky Harvest and the Selling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing will have been performed and complied with in all material respects.

(d)

Transaction Documents. This Agreement and all other documents necessary or reasonably required to consummate the Transaction and the transactions contemplated under this Agreement, all in form and substance reasonably satisfactory to KWC and its counsel, will have been executed and delivered to KWC by Sky Harvest and the Selling Shareholders.

(e)

Approvals. Sky Harvest will have delivered to KWC minutes of meetings, written consents or other evidence satisfactory to KWC and its counsel that the board of directors of Sky Harvest have approved this Agreement and the Transaction.

(f)	President’s Certificate – Sky Harvest. Sky Harvest will have delivered to KWC a certificate from the President of Sky Harvest attaching:

	(i)	a copy of Sky Harvest’s articles, bylaws and all other constating documents, as amended through the Closing Date; and

(ii)	copies of resolutions duly adopted by the board of directors of Sky Harvest approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(g)

Third Party Consents. Sky Harvest will have delivered to KWC duly executed copies of all third party consents and approvals required by this Agreement to be obtained by Sky Harvest, in form and substance reasonably satisfactory to KWC and its counsel.

(h)

Regulatory Approvals and Consents. Sky Harvest will have obtained all approvals and consents required to carry out this Agreement and the Transaction, in form and substance reasonably satisfactory to KWC and its counsel.

(i)

No Material Adverse Effect. At the Closing Date, there will have been no Material Adverse Effect to the affairs, assets, liabilities, or financial condition of Sky Harvest or the Business (financial or otherwise) from that shown on or reflected in the Sky Harvest Financial Statements.

(j)	No Damage. No substantial damage by fire or other hazard to the Business will have occurred prior to or on the Closing Date.

(k)	No Action. No suit, action, or proceeding will be pending or threatened which would:

(i) prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii) cause the Transaction to be rescinded following consummation.

(l)	Outstanding Securities. Sky Harvest will have no more than 11,560,344 shares of Class A Voting Stock and no shares of any other classes issued and outstanding on the Closing Date.

(m)

Public Disclosure. Sky Harvest will have delivered substantive information about its assets and personnel satisfactory to KWC for completion of any required public disclosure of the Transaction details.

(n)

Compliance with Securities Laws. Sky Harvest will have delivered evidence satisfactory to KWC that the Sky Harvest Shares issuable in the Transaction will be issuable without registration pursuant to the U.S. Securities Act and the Applicable Securities Legislation in reliance on a safe harbour from the registration requirements of the U.S. Securities Act and the Applicable Securities Legislation.

(a)

Financial Statements. Sky Harvest will have delivered all financial statements of Sky Harvest prepared in U.S. GAAP required to be filed by KWC under Applicable Securities Legislation including those financial statements specified in Section 8.1.

(o)

Share Certificates of Canadian Selling Shareholders. The Canadian Selling Shareholders will deliver to Exchangeco or to the direction of Exchangeco certificates representing their Sky Harvest Shares duly executed for transfer, together with all other documentation required to transfer title to their Sky Harvest Shares to or to the direction of Exchangeco, provided that if there are no certificates representing the Sky Harvest Shares, the Canadian Selling Shareholders will each deliver to Exchangeco, or as directed by Exchangeco, an executed stock power of attorney or other document evidencing the transfer of the Sky Harvest Shares from the Canadian Selling Shareholders to or to the direction of Exchangeco.

(p)

Share Certificates of Non-Canadian Selling Shareholders. The Non-Canadian Selling Shareholders will deliver to or to the direction of KWC certificates representing their Sky Harvest Shares duly signed off for transfer, together with all other documentation required to transfer title to their Sky Harvest Shares to or to the direction of KWC, provided that if there are no certificates representing the Sky Harvest Shares, the Non-Canadian Selling Shareholders will each deliver to KWC, or as directed by KWC, an executed stock power of attorney or other document evidencing the transfer of the Sky Harvest Shares from the Non-Canadian Selling Shareholders to or to the direction of KWC (in either case with the signature guaranteed by the appropriate official) with all applicable security transfer taxes paid.

9.2        In the event any of the foregoing conditions contained in Section 9.1 are not fulfilled or performed at or before the Closing Date to the reasonable satisfaction of KWC and Exchangeco, KWC or Exchangeco may terminate this Agreement by written notice to Sky Harvest and the Selling Shareholders and in such event KWC and Exchangeco will be released from all further obligations hereunder. Any of the foregoing conditions contained in Section 9.1 may be waived in writing in whole or in part by KWC or Exchangeco without prejudice to each entity’s respective rights of termination in the event of the non-fulfilment of any other conditions.

9.3        Conditions Precedent to Closing by Sky Harvest and the Selling Shareholders. The obligation of Sky Harvest and the Selling Shareholders to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. The Closing of the Transaction will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions precedent are for the benefit of Sky Harvest and the Selling Shareholders and may be waived by either Sky Harvest and/or the Selling Shareholders in their discretion.

(a)

Representations and Warranties. The representations and warranties of KWC and Exchangeco contained in this Agreement or in any Schedule to this Agreement or certificate or other document delivered to Sky Harvest and the Selling Shareholders pursuant to this Agreement will be true, correct and complete in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which the information in this Agreement or any such Schedule or certificate is given, and Sky Harvest will have received on the Closing Date a certificate dated as of the Closing Date from each of KWC and Exchangeco, in a form satisfactory to Sky Harvest, signed by a senior officer of KWC or Exchangeco, respectively, to the effect that such representations and warranties referred to above are true, correct and complete on and as of the Closing Date with the same force and effect as though made on and as of such date, provided that the acceptance of such certificate and the closing of the transaction provided for in this Agreement will not be a waiver of the representations and warranties contained in this Agreement or in any Schedule to this Agreement or in any certificate or document given pursuant to this Agreement which covenants, representations and warranties will continue in full force and effect for the benefit of Sky Harvest and the Selling Shareholders.

(b)

Performance. All of the covenants and obligations that KWC is required to perform or to comply with pursuant to this Agreement at or prior to the Closing will have been performed and complied with in all material respects. KWC and Exchangeco will have delivered each of the documents respectively required to be delivered by them pursuant to this Agreement.

(c)	Compliance. Upon the closing of this Agreement, KWC will be in compliance with its reporting requirements under the Exchange Act.

(d)

Transaction Documents. This Agreement and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Sky Harvest, will have been executed and delivered to Sky Harvest by KWC and Exchangeco.

(e)	President’s Certificate – KWC and Exchangeco. Each of KWC and Exchangeco will have delivered to Sky Harvest a certificate from their respective President attaching:

(i) a copy of the articles of incorporation, bylaws and all other constating documents, as amended through the Closing Date; and

(ii)

copies of resolutions duly adopted by the respective boards of directors of KWC and Exchangeco and copies of consents of the shareholder of Exchangeco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(f)

Approvals. KWC and Exchangeco will have delivered to Sky Harvest minutes of meetings, written consents or other evidence satisfactory to Sky Harvest that the respective boards of directors of KWC and Exchangeco have approved this Agreement and the Transaction.

(g)

No Material Adverse Effect. At the Closing Date, there will have been no Material Adverse Effect to the affairs, assets, liabilities, financial condition or business (financial or otherwise) of KWC from that shown on or reflected in the KWC Financial Statements.

(h)

No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavourable judgment, order, decree, stipulation, injunction or charge would:

(i) prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii) cause the Transaction to be rescinded following consummation.

(i)	Outstanding Securities. Other than the KWC Common Shares to be issued by KWC pursuant to this Agreement, KWC will have issued and outstanding no more than 12,391,500 KWC Common Shares

(j)	Regulatory Approvals and Consents. KWC will have obtained all necessary approvals and consents to carry out the Transaction, in form and substance reasonably satisfactory to Sky Harvest.

(k)

Public Market. On the Closing Date, the KWC Common Shares will be quoted on the OTC Bulletin Board. KWC has not been informed, nor does it have any knowledge, that the United States Financial Regulatory Authority or any other regulatory agency will take action to cease the KWC Common Shares from being quoted on the OTC Bulletin Board.

(l)	KWC Debts. KWC will have provided evidence that it has satisfied or will otherwise provide for payment of all material debt on its books and accounts payable.

(m)	Other Agreements. KWC and Exchangeco will have entered into the Voting and Exchange Trust Agreement with the Trustee and the Exchangeable Share Support Agreement.

(n)

Issuance of Special Voting Share. KWC will issue to and deposit with the Trustee the Special Voting Share, in consideration of the payment to KWC of $1.00, to be thereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement.

9.4        In the event that any of the conditions contained in Section 9.3 will not be fulfilled or performed by KWC or Exchangeco at or before the Closing Date to the reasonable satisfaction of Sky Harvest and the Selling Shareholders, then Sky Harvest or the Selling Shareholders may terminate this Agreement by written notice to KWC and Exchangeco and in such event Sky Harvest and the Selling Shareholders will be released from all further obligations hereunder. Any of the foregoing conditions contained in Section 9.3 may be waived in writing in whole or in part by Sky Harvest or the Selling Shareholders without prejudice to the respective rights of termination of Sky Harvest or the Selling Shareholders in the event of the non-fulfilment of any other conditions.

9.5        The closing will take place on the Closing Date at the offices of Clark Wilson LLP at Suite 800-885 West Georgia St., Vancouver, British Columbia, Canada V6C 3H1, or at such other time and place as the parties may mutually agree.

10.        Covenants

10.1      Notification of Financial Liabilities. Sky Harvest will immediately notify KWC in accordance with Section 14.6, if Sky Harvest receives any advice or notification from its independent certified public accounts that Sky Harvest has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of Sky Harvest, any properties, assets, liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive closing and continue in full force and effect.

10.2      Access and Investigation. Between the date of this Agreement and the Closing Date, Sky Harvest, on the one hand, and KWC, on the other hand, will, and will cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records and other documents and data;

(b)

furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(c)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

10.3      Confidentiality.

(a)

All information regarding the business of Sky Harvest including, without limitation, financial information that Sky Harvest has provided to KWC, will be kept in strict confidence by KWC and will not be given to any other person or party or used (except in connection with due diligence and except as required to file a news release and Form 8-K disclosure regarding the transaction to the public after the Closing), dealt with, exploited or commercialized by KWC or disclosed to any third party (other than KWC’s professional accounting and legal advisors) without the prior written consent of Sky Harvest. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Sky Harvest, KWC will immediately return to Sky Harvest (or as directed by Sky Harvest) any information received regarding Sky Harvest’s business, including all copies thereof. Likewise, all information regarding the business of KWC including, without limitation, financial information that KWC provides to Sky Harvest during its due diligence investigation of KWC will be kept in strict confidence by Sky Harvest and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Sky Harvest or disclosed to any third party (other than Sky Harvest’s professional accounting and legal advisors) without KWC’s prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from KWC, Sky Harvest will immediately return to KWC (or as directed by KWC) any information received regarding KWC’s business, including all copies thereof. Upon request, each party will provide an affidavit to the other that all documents, including all copies thereof, were returned to the other party.

(b)

KWC and Sky Harvest acknowledge and agree, subject to disclosure obligations under Applicable Securities Legislation or other laws or regulations, that neither party will make any public pronouncements concerning the terms of this Agreement without the express written consent of the other party, such consent not to be unreasonably withheld.

(c)

Sky Harvest acknowledges and agrees that, while in possession of material information about KWC that has not been publicly disclosed, it will not trade and will take all reasonable steps to prevent any of its employees or agents from trading in the securities of KWC prior to Closing.

10.4      Notification of Breach. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

10.5      Conduct of Sky Harvest and KWC Business Prior to Closing. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, from the date of this Agreement to the Closing Date, and except to the extent that KWC otherwise consents in writing, Sky Harvest will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Sky Harvest otherwise consents in writing, KWC will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

10.6      Full Disclosure Requirement. KWC possesses, or expects to possess on or before the required filing date, all of the financial statements and financial information required to be included in the report on Form 8-K to be filed by KWC within four (4) business days after the consummation on the transactions contemplated by this Agreement. Sky Harvest will use its commercially reasonable best efforts to cooperate fully in providing KWC with all information and documentation reasonably requested.

10.7      Public Announcements. Until the Closing Date, KWC and Sky Harvest each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the KWC or Sky Harvest, as applicable, and seeking their reasonable consent to such announcement. Sky Harvest acknowledges that KWC must comply with Applicable Securities Legislation requiring full disclosure of material facts and agreements in which it is involved, and will co-operate to assist KWC in meeting its obligations.

11.        TERMINATION

11.1      Termination. This Agreement may be terminated at any time prior to the Closing Date by:

(a)	mutual agreement of KWC and Sky Harvest, without the consent of Exchangeco and the Selling Shareholders;

(b)

KWC, if there has been a material breach by Sky Harvest or any of the Selling Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Sky Harvest or the Selling Shareholders that is not cured by the breaching party, to the reasonable satisfaction of KWC, within ten business days after notice of such breach is given by KWC (except that no cure period will be provided for a breach by Sky Harvest or the Selling Shareholders that by its nature cannot be cured);

(c)

Sky Harvest or any of the Selling Shareholders, if there has been a material breach by KWC of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of KWC that is not cured by KWC, to the reasonable satisfaction of Sky Harvest or such Selling Shareholder(s), within ten business days after notice of such breach is given by Sky Harvest or the Selling Shareholder(s) (except that no cure period will be provided for a breach by KWC that by its nature cannot be cured);

(d)

KWC or Sky Harvest, if the Transaction contemplated by this Agreement has not been consummated by the date which is 41 days after the date of the delivery of the Sky Harvest Financial Statements, unless the parties to this Agreement agree to extend such date in writing;

(e)

KWC or Sky Harvest, if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable; or

(f)	KWC or Sky Harvest, if the Transaction has not been consummated prior to September 1, 2009, or such other date as may be agreed to in writing by KWC and Sky Harvest.

11.2      Effect of Termination. In the event of the termination of this Agreement as provided for in Section 11.1, this Agreement will be of no further force or effect, except for those provisions in this Agreement which expressly survive termination, and provided that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

12.        Indemnification, Remedies, Survival

12.1      Certain Definitions. For the purposes of this Section 12, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by KWC or Sky Harvest including damages for lost profits or lost business opportunities.

12.2      Agreement of Sky Harvest to Indemnify. Sky Harvest will indemnify, defend, and hold harmless, to the full extent of the law, KWC and its directors, officers, employees, agents, advisers and shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by KWC and its directors, officers, employees, agents, advisers and shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Sky Harvest of any representation or warranty of Sky Harvest contained in or made pursuant to this Agreement, any Sky Harvest document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Sky Harvest of any covenant or agreement of Sky Harvest made in or pursuant to this Agreement, any document or any certificate or other instrument delivered pursuant to this Agreement.

12.3      Agreement of the Selling Shareholders to Indemnify. The Selling Shareholders will each, severally, and not jointly and severally, indemnify, defend, and hold harmless, to the full extent of the law, KWC and its directors, officers, employees, agents, advisers and shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by KWC and its directors, officers, employees, agents, advisers and shareholders by reason of, resulting from, based upon or arising out of:

(a)	any breach by such Selling Shareholder of this Agreement; or

(b)

any misstatement, misrepresentation or breach of the representations and warranties made by such Selling Shareholder contained in or made pursuant to the representations or warranties or certificates executed by the Selling Shareholder as part of the share exchange procedure detailed in Sections 2, 3, 4 and 5 of this Agreement.

12.4      Agreement of KWC to Indemnify. KWC will indemnify, defend, and hold harmless, to the full extent of the law, Sky Harvest and the Selling Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Sky Harvest and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by KWC of any representation or warranty of KWC contained in or made pursuant to this Agreement, any KWC document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by KWC of any covenant or agreement of KWC made in or pursuant to this Agreement, any KWC document or any certificate or other instrument delivered pursuant to this Agreement.

12.5      Limitation on Indemnity. Any party entitled to indemnification under Section 12 will only be entitled to indemnification in respect of any Losses after the aggregate amount of such Losses exceeds $50,000, at which point the indemnified party will be entitled to recover the entire amount of such Losses from the first dollar (including the first $50,000).

12.6      Additional Indemnity from Selling Shareholders. In addition to the indemnification provisions set out in Section 12.3, and for a period of one (1) year from the Closing Date, the Selling Shareholders will each, severally, and not jointly and severally, indemnify, defend, and hold harmless, to the full extent of the law, KWC from, against, for, and in respect of any and all known or unknown liabilities, excluding those set out in Schedule H, incurred and brought forth after the Closing Date, including legal proceedings brought against Sky Harvest, which liabilities were incurred, arose or relate to any matter that occurred prior to the Closing Date to the extent that such liabilities exceed $50,000 in any given year; provided, however, the aggregate indemnification obligations of the Selling Shareholders will be limited to $500,000.

12.7      Indemnification Procedures. If any action will be brought against any party in respect of which indemnity may be sought pursuant to this Agreement (the “Indemnified Party”), such Indemnified Party will promptly notify the party from whom indemnity is being sought (the “Indemnifying Party”) in writing, and the Indemnifying Party will have the right to assume the defence thereof with counsel of its own choosing. Any Indemnified Party will have the right to employ separate counsel in any such action and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defence and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party. The Indemnifying Party will not be liable to any Indemnified Party under this Section 12 for any settlement by an Indemnified Party effected without the Indemnifying Party’s prior written consent, which consent will not be unreasonably withheld or delayed; or to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s indemnification pursuant to this Section 12.

13.        Certain Rights of KWC to Acquire Exchangeable Shares

13.1      KWC Liquidation Call Right.

(a)	KWC will have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Exchangeco pursuant to

Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is KWC or an Affiliate of KWC) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by KWC of an amount per share (the “Liquidation Call Purchase Price”) equal to the Current Market Price of a KWC Common Share on the last Business Day prior to the Liquidation Date, which will be satisfied in full by KWC causing to be delivered to such holder one KWC Common Share for each such Exchangeable Share, plus, to the extent not paid by Exchangeco, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of purchase by KWC (the “Dividend Amount”). In the event of the exercise of the Liquidation Call Right by KWC, each holder (other than KWC or Affiliates of KWC) will be obligated to sell all but not less than all of the Exchangeable Shares held by such holder to KWC on the Liquidation Date on payment by KWC to the holder of the Liquidation Call Purchase Price for each such share, and Exchangeco will have no obligation to pay the Liquidation Amount of such shares so purchased by KWC.

(b)

To exercise the Liquidation Call Right, KWC must notify Exchangeco of KWC’s intention to exercise such right at least twenty days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Exchangeco and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Exchangeco. Exchangeco will notify the holders of Exchangeable Shares as to whether or not KWC has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by KWC. If KWC exercises the Liquidation Call Right, then on the Liquidation Date KWC will purchase and the holders of the Exchangeable Shares (other than KWC or Affiliates of KWC) will sell all but not less than all of the Exchangeable Shares held by such holders for a price per share equal to the Liquidation Call Purchase Price.

(c)

For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, KWC will deposit with Exchangeco, on or before the Liquidation Date, certificates representing the aggregate number of KWC Common Shares deliverable by KWC and a cheque or cheques of KWC payable at par at any branch of the bankers of KWC representing the aggregate Dividend Amount in payment of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to Section 14.11. Provided that KWC has complied with the immediately preceding sentence, on and after the Liquidation Date, the rights of each holder of Exchangeable Shares will be limited to receiving such holder’s proportionate part of the total Liquidation Call Purchase Price payable by KWC upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder will on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the KWC Common Shares to which it is entitled. Upon surrender to Exchangeco of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the SBCA and the by-laws of Exchangeco and any such additional documents and instruments as Exchangeco may reasonably require, the holder of such surrendered certificate or certificates will be entitled to receive in exchange therefore, and Exchangeco on behalf of KWC will deliver to such holder, certificates representing the KWC Common Shares to which the holder is entitled and a cheque or cheques of KWC payable at par at any branch of the bankers of KWC in payment of the Dividend Amount, less any amounts withheld pursuant to Section 14.11. If KWC does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount of such shares pursuant to Article 5 of the Exchangeable Share Provisions.

13.2      KWC Redemption Call Right.

(a)

KWC will have the overriding right (the “Redemption Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by Exchangeco pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of

Exchangeable Shares (other than any holder of Exchangeable Shares which is KWC or an Affiliate of KWC) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by KWC to each holder of an amount per Exchangeable Share (the “Redemption Call Purchase Price”) equal to the Current Market Price of a KWC Common Share on the last Business Day prior to the Redemption Date, which will be satisfied in full by KWC causing to be delivered to such holder one share of KWC Common Share, plus the Dividend Amount, for each Exchangeable Share redeemed. In the event of the exercise of the Redemption Call Right by KWC, each holder (other than KWC or Affiliates of KWC) will be obligated to sell all but not less than all the Exchangeable Shares held by such holder to KWC on the Redemption Date on payment by KWC to the holder of the Redemption Call Purchase Price for each such share, and Exchangeco will have no obligation to redeem such shares so purchased by KWC.

(b)

To exercise the Redemption Call Right, KWC must notify Exchangeco of KWC’s intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, in which case KWC will so notify Exchangeco on or as soon as practicable before the Redemption Date. Exchangeco will notify the holders of the Exchangeable Shares as to whether or not KWC has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by KWC. If KWC exercises the Redemption Call Right, on the Redemption Date, KWC will purchase and the holders (other than KWC or Affiliates of KWC) will sell all but not less than all of the Exchangeable Shares held by such holders for a price per share equal to the Redemption Call Purchase Price.

(c)

For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, KWC will deposit with Exchangeco, on or before the Redemption Date, certificates representing the aggregate number of shares of KWC Common Shares deliverable by KWC and a cheque or cheques of KWC payable at par at any branch of the bankers of KWC representing the aggregate Dividend Amount in payment of the total Redemption Call Purchase Price, less any amounts withheld pursuant to Section 14.11. Provided that KWC has complied with the immediately preceding sentence, on and after the Redemption Date the rights of each holder of Exchangeable Shares (other than KWC or Affiliates of KWC) will be limited to receiving such holder’s proportionate part of the total Redemption Call Purchase Price payable by KWC upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder will on and after the Redemption Date be considered and deemed for all purposes to be the holder of the KWC Common Share to which it is entitled. Upon surrender to Exchangeco of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the SBCA and the by-laws of Exchangeco and such additional documents and instruments as Exchangeco and the KWC may reasonably require, the holder of such surrendered certificate or certificates will be entitled to receive in exchange therefor, and Exchangeco on behalf of KWC will deliver to such holder, certificates representing the KWC Common Shares to which the holder is entitled and a cheque or cheques of KWC payable at par at any branch of the bankers of KWC in payment of the Dividend Amount, less any amounts withheld pursuant to Section 14.11. If KWC does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price of such shares pursuant to Article 7 of the Exchangeable Share Provisions.

14.        Miscellaneous Provisions

14.1      Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

14.2      Further Assurances. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

14.3      Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

14.4      Expenses. KWC and Sky Harvest will bear their respective costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of their respective agents, representatives and accountants, provided that if the Closing does not occur on or prior to September 1, 2009 solely due to the actions or inactions of KWC, including but not limited to failure by KWC to obtain any regulatory or shareholder approvals, then KWC will be responsible for the costs incurred by Sky Harvest in furtherance of and closing of the Transaction after September 1, 2009.

14.5      Entire Agreement. This Agreement, the Schedules and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

14.6      Notices. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Sky Harvest:

Suite #617 – 666 Burrard Street,
Vancouver, British Columbia, V6C 3P6
Attention:        Secretary
Facsimile:         (604) 601-2070

With a copy (which will not constitute notice) to:

McDougall Gauley LLP
1500 – 1881 Scarth Street
Regina, Saskatchewan, S4P 4K9

Attention:        Mark Yemen
Telephone:      (306) 565-5186
Facsimile:         (306) 359-0785

If to any of the Selling Shareholders to the addresses set forth for such Selling Shareholders in the Sky Harvest shareholder register.

If to KWC:

Suite #617 – 666 Burrard Street,
Vancouver, British Columbia, V6C 3P6

Attention:        Secretary
Facsimile:         (604) 601-2070

With a copy (which will not constitute notice) to:

Clark Wilson LLP
Barristers & Solicitors
Suite 800 – 885 West Georgia Street
Vancouver, British Columbia, Canada
V6C 3H1

Attention:        Bernard Pinsky
Telephone:      (604) 643-3153
Facsimile:         (604) 687-6314

If to Exchangeco:

Suite #617 – 666 Burrard Street,
Vancouver, British Columbia, V6C 3P6

Attention:        Secretary
Facsimile:         (604) 601-2070

With a copy (which will not constitute notice) to:

Clark Wilson LLP
Barristers & Solicitors
Suite 800 – 885 West Georgia Street
Vancouver, British Columbia, Canada
V6C 3H1

Attention:        Bernard Pinsky
Telephone:      (604) 643-3153
Facsimile:         (604) 687-6314

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

14.7      Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

14.8      Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those Persons party to this Agreement.

14.9      Severability. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provisions of this Agreement or of such provisions or part thereof in any other jurisdiction.

14.10     Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

14.11     Withholding Rights. Exchangeco, KWC and Sky Harvest will be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of KWC Common Shares or Exchangeable Shares, such amounts as Exchangeco, KWC or Sky Harvest is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Exchangeco, KWC or Sky Harvest are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Exchangeco, KWC or Sky Harvest, as the case may be, to enable it to comply with such deduction or withholding requirement and Exchangeco, KWC or Sky Harvest will notify the holder thereof and remit to the holder any unapplied balance of the net proceeds of such sale.

14.12     Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia applicable to contracts made and to be performed therein.

14.13     Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

14.14     Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

14.15     Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein will be a Saturday, Sunday or a legal holiday in the Provinces of British Columbia or Ontario, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

14.16     Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

14.17     Independent Legal Advice. Each of the parties acknowledges that:

(a)

Clark Wilson LLP has acted as counsel only to KWC and Exchangeco that all other parties to this Agreement acknowledge and confirm that they have been advised to seek, and have sought or have otherwise waived, independent tax and legal advice with respect to this Agreement and the documents delivered pursuant thereto and that Clark Wilson LLP is not protecting the rights and interests of any other party to this Agreement; and

(b)

McDougall Gauley LLP has acted as counsel only to Sky Harvest, that all other parties to this Agreement acknowledge and confirm that they have been advised to seek, and have sought or waived, independent tax and legal advice with respect to this Agreement and the documents delivered pursuant thereto and that Clark Wilson LLP and McDougall Gauley LLP are not protecting the rights and interests of any other party to the Agreement. To the extent that any Selling Shareholder declines to receive independent legal counsel in respect of this Agreement, such Selling Shareholder hereby waives the right, should a dispute later develop, to rely on its lack of independent legal counsel to avoid its obligations, to seek indulgences from the other parties hereto, or to otherwise attack, in whole or in part, the integrity of this Agreement and the documents related thereto.

14.18     Facsimile Execution. Delivery of an executed signature page to this Agreement by any party to this Agreement by facsimile transmission and portable document format (.PDF) shall be as effective as delivery of a manually executed copy of this Agreement by such party.

14.19     Schedules and Exhibits. The schedules and exhibits are attached to and form part of this Agreement and are incorporated herein.

THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

KEEWATIN WINDPOWER CORP.		SKY HARVEST WINDPOWER CORP.

By:	/s/ Chris Craddock	By:	/s/ William Iny
	Authorized Signatory		Authorized Signatory
	Name: Chris Craddock		Name: William Iny
	Title: President		Title: Secretary

KEEWATIN WINDPOWER INC.

By:	/s/ Chris Craddock
Authorized Signatory
Name: Chris Craddock
Title: President

	)	/s/ Chris Craddock
Witness	)	CHRIS CRADDOCK
)
	)	/s/ William Iny
Witness	)	WILLIAM INY
)
	)	/s/ Greg Yanke
Witness	)	GREG YANKE
)
/s/ Tina Iny
Witness	)	TINA INY

	)	/s/ Carole Basri
Witness	)	CAROLE BASRI
)
	)	/s/ Michael Waggett
Witness	)	MICHAEL WAGGETT
)
	)	/s/ Edward Gerald Bothner
Witness	)	EDWARD GERALD BOTHNER

	)	/s/ Charlotte M. Bothner
Witness	)	CHARLOTTE M. BOTHNER
)
	)	/s/ Barrie Wells
Witness	)	BARRIE WELLS

	)	/s/ Lyle F. Bothner
Witness	)	LYLE F. BOTHNER
)
	)	/s/ Curtiss M. Bothner
Witness	)	CURTISS M. BOTHNER

/s/ Winston C. Bothner
Witness	)	WINSTON C. BOTHNER
)

	)	/s/ Ken Howell
Witness	)	KEN HOWELL

	)	/s/ Thelma Howell
Witness	)	THELMA HOWELL
)
	)	/s/ Doug Erickson
Witness	)	DOUG ERICKSON

	)	/s/ Jodi Erickson
Witness	)	JODI ERICKSON
)
	)	/s/ Dean D. Erickson
Witness	)	DEAN D. ERICKSON

	)	/s/ Donald Erickson
Witness	)	DONALD ERICKSON
)
	)	/s/ Patricia Erickson
Witness	)	PATRICIA ERICKSON

	)	/s/ Heather Erickson
Witness	)	HEATHER ERICKSON
)
	)	/s/ Randy Bergstrom
Witness	)	RANDY BERGSTROM

	)	/s/ Shirley Bergstrom
Witness	)	SHIRLEY BERGSTROM
)
	)	/s/ Lloyd Delparte
Witness	)	LLOYD DELPARTE

	)	/s/ Jean Delparte
Witness	)	JEAN DELPARTE
)
	)	/s/ Jerry Hastie
Witness	)	JERRY HASTIE

	)	/s/ Paulette Hastie
Witness	)	PAULETTE HASTIE
)
	)	/s/ Stanley N. Leppa
Witness	)	STANLEY N. LEPPA

	)	/s/ Wayne Wallace
Witness	)	WAYNE WALLACE

	)	/s/ Serena Jen Lee Tan
Witness	)	SERENA JEN LEE TAN

	)	/s/ Shirley Waggett
Witness	)	SHIRLEY WAGGETT

DAVITEX CANADA INC.		P & B HOLDINGS LTD.

By:	/s/ Edward Fisch	By:	/s/ A.E. Burstein
	Authorized Signatory		Authorized Signatory
	Name: Edward Fisch		Name: A. E. Burstein
	Title: President		Title: Vice President

2033862 ONTARIO LIMITED		MODIFIN INC.

By:	/s/ Rolf Reininghaus	By:	/s/ Joel L. Rubinovich
	Authorized Signatory		Authorized Signatory
	Name: Rolf Reininghaus		Name: Joel L. Rubinovich
	Title: President		Title: President

PLEIN SPRUNG ENERGY PARTNERSHIP		THE ISRAEL DESK LTD.

By:	/s/ Hilton R. Plein	By:	/s/ Harry Bauskin
	Authorized Signatory		Authorized Signatory
	Name: Hilton R. Plein		Name: Harry Bauskin
	Title: General Partner		Title: Director

GOH INTERNATIONAL LTD.

By:	/s/ Harry Bauskin
Authorized Signatory
Name: Harry Bauskin
Title: Director

SCHEDULE A

TO THE SHARE EXCHANGE AGREEMENT DATED FOR REFERENCE MAY 11, 2009 AMONG KWC,
EXCHANGECO, SKY HARVEST AND THE SELLING SHAREHOLDERS

Form of Certificate of U.S. Resident

In connection with the issuance of common stock (the “Pubco Shares”) of Keewatin Windpower Corp., a Nevada corporation (“Pubco”), to the undersigned, pursuant to that certain Share Exchange Agreement dated for reference May 11, 2009 (the “Agreement”), between Pubco and the shareholders of Sky Harvest Windpower Corp. (“Sky Harvest”). as set out in the Agreement (each, a “Selling Shareholder”), the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

1.             it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the undersigned satisfies.)

________	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Pubco Shares, with total assets in excess of U.S. $5,000,000.

________	Category 2	A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds U.S. $1,000,000.

________	Category 3

A natural person who had an individual income in excess of U.S. $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

________	Category 4

A “bank” as defined under Section (3)(a)(2) of the U.S. Securities Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the U.S. Securities Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

________	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

________	Category 6	A director or executive officer of Pubco.

________	Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act.

________	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that for any of the Selling Shareholders claiming to satisfy one of the above categories of Accredited Investor may be required to supply Pubco with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Selling Shareholder’s status as an Accredited Investor.

If the Selling Shareholder is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity: ___________________________________

2.             none of the Pubco Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

3.             the Selling Shareholder understands and agrees that offers and sales of any of the Pubco Shares will be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.             the Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Pubco Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5.             the Selling Shareholder is acquiring the Pubco Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Shares in the United States or to U.S. Persons;

6.             Pubco has not undertaken, and will have no obligation, to register any of the Pubco Shares under the U.S. Securities Act;

7.             Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Certificate, and the Selling Shareholder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

8.             the Selling Shareholder has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Shares and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

9.             the Selling Shareholder and the Selling Shareholder’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Pubco Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

10.           the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Pubco Shares under the Agreement have been made available for inspection by the undersigned, the Selling Shareholder’s attorney and/or advisor(s);

11.           the Selling Shareholder:

(a)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Selling Shareholder is resident (the “International Jurisdiction”) which would apply to the acquisition of the Pubco Shares;

(b)

the Selling Shareholder is acquiring the Pubco Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Selling Shareholder is permitted to acquire the Pubco Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)

understands and agrees that the applicable securities laws of the authorities in the International Jurisdiction do not require Pubco to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Pubco Shares; and

(d)	the acquisition of the Pubco Shares by the Selling Shareholder does not trigger:

	(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

	(ii)	any continuous disclosure reporting obligation of Pubco in the International Jurisdiction; and

the Selling Shareholder will, if requested by Pubco, deliver to Pubco a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 11(c) and 11(d) above to the satisfaction of Pubco, acting reasonably;

12.           the Selling Shareholder (i) is able to fend for itself in connection with the acquisition of the Pubco Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Pubco Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

13.           the Selling Shareholder is not aware of any advertisement of any of the Pubco Shares and is not acquiring the Pubco Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

14.           no person has made to the Selling Shareholder any written or oral representations:

(a)	that any person will resell or repurchase any of the Pubco Shares;

(b)	that any person will refund the purchase price of any of the Pubco Shares;

(c)	as to the future price or value of any of the Pubco Shares; or

(d)	that any of the Pubco Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the

Pubco Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

15.           none of the Pubco Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Selling Shareholder that any of the Pubco Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

16.           the Selling Shareholder is acquiring the Pubco Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Shares;

17.           neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Shares;

18.           the Selling Shareholder acknowledges and agrees that Pubco will refuse to register any transfer of Pubco Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

19.           Pubco has advised the Selling Shareholder that Pubco is relying on an exemption from the prospectus and registration requirements of the applicable securities laws (as such term is defined in the Agreement) to issue the Pubco Shares, and the Selling Shareholder will not receive information that would otherwise be required to be provided to the Selling Shareholder pursuant to applicable securities laws.

20.           the Selling Shareholder understands and agrees that the Pubco Shares will bear the following legend:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

21.           the address of the Selling Shareholder included herein is the sole address of the Selling Shareholder as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of U.S. Resident

If a Corporation, Partnership or Other Entity:	If an Individual:

Print or Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity	Social Security/Tax I.D. Number

SCHEDULE B

TO THE SHARE EXCHANGE AGREEMENT DATED FOR REFERENCE MAY 11, 2009 AMONG KWC,
EXCHANGECO, SKY HARVEST AND THE SELLING SHAREHOLDERS

Canadian Resident Shareholders

Column I	Column II	Column III	Column IV
Name and Address of Sky Harvest Shareholder	Number of Sky Harvest Common Shares held before Closing	Number of Exchangeable Shares to be received	Number of KWC Shares to be received on exercise of Exchangeable Share
Chris Craddock 2159 Greylynn Crescent North Vancouver, BC V7J 2X6	3,000,000	4,500,000	4,500,000
William Iny 1810 – 250th Street Aldergrove, BC V4W 2E8	3,111,000	4,666,500	4,666,500
Greg Yanke Suite #617 – 666 Burrard Street, Vancouver, British Columbia, V6C 3P6	3,272,344	4,908,516	4,908,516
Michael Waggett 1645 Harbour Drive Coquitlam, BC V3J 5V7	150,000	225,000	225,000
Edward Gerald Bothner PO Box 283 Beechy, SK S0L 0C0	50,000	75,000	75,000
Charlotte M. Bothner Po Box 283 Beechy, SK S0L 0C0	50,000	75,000	75,000
Barrie Wells 526 21st Street West North Vancouver, BC V7M 1Z8	40,000	60,000	60,000
Lyle F. Bothner 10 Matheson Crescent Yorkton, SK S3N 3M3	10,000	15,000	15,000
Curtiss M. Bothner PO Box 283 Beechy, SK S0L 0C0	10,000	15,000	15,000
Winston C. Bothner PO Box 283 Beechy, SK S0L 0C0	10,000	15,000	15,000

Column I	Column II	Column III	Column IV
Name and Address of Sky Harvest Shareholder	Number of Sky Harvest Common Shares held before Closing	Number of Exchangeable Shares to be received	Number of KWC Shares to be received on exercise of Exchangeable Share
Ken Howell and Thelma Howell, joint holders P.O. Box 70 Birsay, SK S0L 0G0	50,000	75,000	75,000
Doug Erickson and Jodi Erickson, joint holders PO Box 1795 Rosetown, SK S0L 2V0	15,000	22,500	22,500
Dean D. Erickson PO Box 1493 Rosetown, SK S0L 2V0	50,000	75,000	75,000
Donald Erickson and Patricia Erickson, joint holders PO Box 94 Birsay, SK S0L 0G0	60,000	90,000	90,000
Heather Erickson PO Box 1493 Rosetown, SK S0L 2V0	5,000	7,500	7,500
Randy Bergstrom and Shirley Bergstrom, joint holders PO Box 33 Birsay, SK S0L 0G0	50,000	75,000	75,000
Lloyd Delparte and Jean Delparte, joint holders PO Box 177 Macrorie, SK S0L 2E0	50,000	75,000	75,000
Jerry Hastie and Paulette Hastie, joint holders 307 Nemeiben Rd, Saskatoon, SK, S7J 4S7	25,000	37,500	37,500
Stanley N. Leppa PO Box 96 Macrorie, SK S0L 2E0	5,000	7,500	7,500
Wayne Wallace 1299 Evelyn Street North Vancouver, B.C. V7K 3A7	50,000	75,000	75,000
Davitex Canada Inc. 1 Post Road, Suite 203 Toronto, ON M3B 3R4	200,000	300,000	300,000

Column I	Column II	Column III	Column IV
Name and Address of Sky Harvest Shareholder	Number of Sky Harvest Common Shares held before Closing	Number of Exchangeable Shares to be received	Number of KWC Shares to be received on exercise of Exchangeable Share
2033862 Ontario Limited 313 Indian Valley Trail Mississauga, ON L5G 2K9	400,000	600,000	600,000
Mondifin Inc. 70 Rosehill Ave., Apt 404 Toronto, ON M4T 2W7	80,000	120,000	120,000
The Israel Desk Ltd. Harry Bauskin 10 Kenneth Ave Toronto, ON M2N 6K6	90,000	135,000	135,000
Shirley Waggett 1645 Harbour Drive Coquitlam, BC V3J 5V7	100,000	150,000	150,000
Total	10,933,344	16,400,016	16,400,016

Non-Canadian Resident Shareholders

Column I	Column II	Column III
Name and Address of Sky Harvest Shareholder	Number of Sky Harvest Common Shares held before Closing	Number of KWC Common Shares to be received
Tina Iny 257 Harmon Avenue Fort Lee, NJ, USA 07024	5,000	7,500
Carole Basri B303 Mercer Street New York, NY, USA 10003	2,000	3,000
P & B Holdings Ltd. PO Box F42683, Chancery Court, The Mall Freeport, Bahamas	200,000	300,000
Serena Jen Lee Tan 38 "G", Tower 11 Caribbean Coast, Tung Chung, Hong Kong	50,000	75,000
Plein Sprung Energy Partnership 3285 RFD Long Grove, IL, USA 60047	140,000	210,000
GOH International Ltd. Tortola BVI British Virgin Islands	110,000	165,000
Mondifin Inc. 70 Rosehill Ave., Apt 404 Toronto, ON M4T 2W7	120,000	180,000
Total	627,000	940,500

SCHEDULE C

TO THE SHARE EXCHANGE AGREEMENT DATED FOR REFERENCE MAY 11, 2009 AMONG KWC,
EXCHANGECO, SKY HARVEST AND THE SELLING SHAREHOLDERS

Sky Harvest Financial Statements

Sky Harvest Windpower Corporation
(A Development Stage Company)

May 31, 2008

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders
Sky Harvest Windpower Corporation
(A Development Stage Company)

We have audited the accompanying balance sheets of Sky Harvest Windpower Corporation (A Development Stage Company) as of May 31, 2008 and 2007, and the related statements of operations, cash flows and stockholders' equity for the years then ended and accumulated for the period from September 21, 2005 (Date of Inception) to May 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sky Harvest Windpower Corporation (A Development Stage Company) as of May 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended and accumulated for the period September 21, 2005 (Date of Inception) to May 31, 2008 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has never generated any revenue and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MANNING ELLIOTT LLP

Chartered Accountants

Vancouver, Canada

April 6, 2009

Sky Harvest Windpower Corporation
(A Development Stage Company)
Balance Sheets
(Expressed in Canadian Dollars)

	May 31,	May 31,
	2008	2007
	$	$

ASSETS

Current Assets
Cash and cash equivalents	136,209	463,006
Amounts receivable	1,059	8,152
Due from related party (Note 6)	2,500	–
Prepaid expenses	14,662	14,663
Total Current Assets	154,430	485,821
Property and equipment, net (Note 4)	61,979	28,761
Intangible assets, net (Note 5)	1,516	2,372
Total Assets	217,925	516,954

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable	8,375	91,827
Accrued liabilities	–	525
Due to related party (Note 6)	736	4,195
Total Liabilities	9,111	96,547
Contingencies (Note 1)
Stockholders’ Equity
Preferred Stock: (Note 7)
Authorized: unlimited Class E redeemable, retractable shares, no par value
Issued and outstanding: None	–	–
Common Stock: (Note 7)
Authorized: unlimited Class A, voting shares, no par value
Issued and outstanding: 11,560,344 shares	1,697,034	1,697,034
Authorized: unlimited Class B, voting shares, no par value
Issued and outstanding: None	–	–
Authorized: unlimited Class C, non-voting shares, no par value
Issued and outstanding: None	–	–
Authorized: unlimited Class D, non-voting shares, no par value
Issued and outstanding: None	–	–
Share Subscription Receivable	(2,500)	(2,500)
Deficit accumulated during the development stage	(1,485,720)	(1,274,127)
Total Stockholders’ Equity	208,814	420,407
Total Liabilities and Stockholders’ Equity	217,925	516,954

Approved on behalf of the Board of Directors:

/s/ “Chris Craddock”	/s/ “William Iny”
Chris Craddock, Director	William Iny, Director

(The accompanying notes are an integral part of these financial statements)

Sky Harvest Windpower Corporation
(A Development Stage Company)
Statements of Operations
(Expressed in Canadian Dollars)

	Accumulated from
	September 21, 2005	For the Year	For the Year
	(Date of Inception)	Ended	Ended
	to May 31,	May 31,	May 31,
	2008	2008	2007
	$	$	$

Expenses
Management fees (Note 6(a))	1,102,127	76,077	96,050
Development and engineering	178,448	34,628	132,089
General and administrative	223,101	109,025	81,523

Operating loss	(1,503,676)	(219,730)	(309,662)

Other Income

Foreign exchange gain	1,312	1,312	-
Interest income	16,644	6,825	9,820

Net loss	(1,485,720)	(211,593)	(299,842)

Net loss per common share – basic and diluted		(0.02)	(0.03)

Weighted average number of common shares outstanding		11,560,344	10,911,604

(The accompanying notes are an integral part of these financial statements)

Sky Harvest Windpower Corporation
(A Development Stage Company)
Statements of Cash Flows
(Expressed in Canadian Dollars)

	Accumulated from
	September 21,
	2005	For the Year	For the Year
	(Date of Inception)	Ended	Ended
	to May 31,	May 31,	May 31,
	2008	2008	2007
	$	$	$
Operating activities
Net loss for the period	(1,485,720)	(211,593)	(299,842)

Adjustment to reconcile net loss to net cash used in
operating activities:
Depreciation	4,707	2,688	1,642
Shares issued for services	900,000	–	–
Changes in operating assets and liabilities:
Amounts receivable	(1,058)	7,094	(8,152)
Prepaid expenses	(14,663)	-	(9,663)
Accounts payable and accrued liabilities	8,375	(83,977)	76,972
Due to related parties	(1,764)	(5,959)	8,933
Net cash flows used in operating activities	(590,123)	(291,747)	(230,110)
Investing activities
Purchase of equipment	(68,202)	(35,050)	(5,255)
Net cash flows used in investing activities	(68,202)	(35,050)	(5,255)
Financing activities
Share subscription receivable	(2,500)	–	(2,500)
Proceeds from issuance of common stock	797,034	–	690,000
Net cash flows provided by financing activities	794,534	–	687,500
Increase (decrease) in cash and cash equivalents	136,209	(326,797)	452,135
Cash and cash equivalents – beginning of period	–	463,006	10,871
Cash and cash equivalents – end of period	136,209	136,209	463,006

Non cash financing activities
Issuance of common shares as finders fees	55,000	–	55,000

Supplementary disclosures
Interest paid	–	–	–
Income taxes paid	–	–	–

(The accompanying notes are an integral part of these financial statements)

Sky Harvest Windpower Corporation
(A Development Stage Company)
Statement of Stockholders’ Equity
(Expressed in Canadian Dollars)

			Deficit
			Accumulated
			During the
	Common		Development
	Shares	Amount	Stage	Total
	#	$	$	$

Balance – September 21, 2005 (Date of Inception)	–	–	–	–

Class A shares issued to founders for services at $0.10 per share	9,000,000	900,000	–	900,000

Class A shares issued for cash at $0.10 per share	1,070,344	107,034	–	107,034

Net loss for the period	–	–	(974,284)	(974,284)

Balance – May, 31 2006	10,070,344	1,007,034	(974,284)	32,750

Class A shares issued for cash at $0.50 per share	1,380,000	690,000	–	690,000

Class A shares issued for finders’ fee	110,000	55,000	–	55,000

Share issuance costs	–	(55,000)	–	(55,000)

Share subscription receivable		(2,500)		(2,500)

Net loss	–	–	(299,843)	(299,843)

Balance – May 31, 2007	11,560,344	1,694,534	(1,274,127)	420,407

Net loss	–	–	(211,593)	(211,593)

Balance – May 31, 2008	11,560,344	1,694,534	(1,485,720)	208,814

(The accompanying notes are an integral part of these financial statements)

Sky Harvest Windpower Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in Canadian Dollars)

1.	Organization and Description of Business

The Company was incorporated in the Province of British Columbia, Canada on September 21, 2005. The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting for Development Stage Companies”. Its activities to date have been limited to capital formation, organization, and development of its business plan for the exploration and development of wind power projects in Canada.

These financial statements have been prepared in accordance with United States generally accepted accounting principles applicable to a going concern, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, the successful exploitation of economically recoverable electricity in its wind power projects, and the attainment of profitable operations. As at May 31, 2008, the Company has accumulated losses of $1,485,720 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management plans to raise additional funds through debt and equity offerings

The Company entered into a letter agreement dated March 26, 2007 with Keewatin Windpower Corp. (“Keewatin”), whereby Keewatin will acquire 100% of the issued and outstanding common shares of the Company, in consideration for 17,343,516 restricted shares of Keewatin’s common stock. The directors of the Company are also directors and principal shareholders of Keewatin. The closing of this transaction is subject to shareholder approval.

2.	Significant Accounting Polices

	a)	Basis of Accounting

These financials statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in Canadian dollars. The Company’s fiscal year- end is May 31.

	b)	Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

	c)	Basic Earnings (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at May 31, 2008 and 2007, there are no dilutive potential common shares.

Sky Harvest Windpower Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in Canadian Dollars)

2.	Significant Accounting Polices (continued)

	d)	Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

	e)	Marketable Securities

The Company defines marketable securities as income yielding securities that can be readily converted into cash. Examples of marketable securities include Treasury and agency obligations, commercial paper, corporate notes and bonds, time deposits with an original maturity greater than 3 months, foreign notes and certificates of deposit. We account for our investment in debt and equity instruments under Statement of Financial Accounting Standards, or SFAS, No. 115, “Accounting for Certain Investments in Debt and Equity Securities and Financial Accounting Standards Board”, or FASB, Staff Position, or FSP, SFAS No. 115-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments”. The Company follows the guidance provided by EITF No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, to assess whether our investments with unrealized loss positions are other than temporarily impaired. Realized gains and losses and declines in value judged to be other than temporary are determined based on the specific identification method and are reported in other income (expense). Management determines the appropriate classification of such securities at the time of purchase and re-evaluates such classification as of each balance sheet date. As at May 31, 2008 and 2007, the Company does not hold any marketable securities with a period longer than three months

	f)	Financial Instruments

The fair values of financial instruments, which include cash, amounts receivable, accounts payable and accrued liabilities, and due to/from related parties approximate their carrying values due to the relatively short maturity of these instruments.

	g)	Equipment

i)	Amortization Methods and Rates

Property and equipment is recorded at cost less accumulated amortization. Capitalized costs are amortized based on their estimated useful life on a straight line basis over three years. Costs included in wind equipment are under construction and will be amortized over their useful life on a straight-line basis once they are put into use.

(ii)	Asset Impairment

The Company performs impairment tests on its property and equipment when events or changes in circumstances occur that indicate the carrying value of an asset may not be recoverable. Estimated future cash flows are calculated using estimated future prices and operating and capital costs on an undiscounted basis. When the carrying value of the property and equipment exceeds estimated future cash flows, the asset is impaired. An impairment loss is recorded to the extent the carrying value exceeds the discounted value of the estimated future cash flows.

(iii)	Repairs and Maintenance

Repairs and maintenance costs are charged to expense as incurred, except when these repairs significantly extend the life of an asset or result in an operating improvement. In these instances, the portion of these repairs relating to the betterment is capitalized as part of property and equipment.

h)	Website Development Costs

The Company capitalizes website development costs in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” and Emerging Issues Task Force (EITF) No. 00-2, “Accounting for Website Development Costs”, whereby costs related to the preliminary project stage of development are expensed and costs related to the application development stage are capitalized. Any additional costs for upgrades and enhancements which result in additional functionality will be capitalized. Capitalized costs will be amortized based on their estimated useful life over three years. Internal costs related to the development of website content are charged to operations as incurred.

Sky Harvest Windpower Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in Canadian Dollars)

2.	Significant Accounting Polices (continued)

	i)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

	j)	Foreign Currency Translation

The Company’s functional and reporting currency is the Canadian dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

3.	Recent Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”. SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations”. This statement replaces SFAS 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

Sky Harvest Windpower Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in Canadian Dollars)

3.	Recent Accounting Pronouncements (continued)

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”. This statement amends ARB 51 to establish accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of this statement did not have a material effect on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

4.	Property and Equipment

			May 31,	May 31,
			2008	2007
		Accumulated	Net carrying	Net carrying
	Cost	Depreciation	value	value
	$	$	$	$

Computer equipment	4,588	(2,801)	1,787	3,168
Other equipment	1,500	(1,049)	451	902
Meteorological towers	59,741	–	59,741	24,691

	65,829	(3,850)	61,979	28,761

Sky Harvest Windpower Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in Canadian Dollars)

5.	Intangible Assets

			May 31,	May 31,
			2008	2007
		Accumulated	Net carrying	Net carrying
	Cost	Amortization	value	value
	$	$	$	$

Website development	2,372	(856)	1,516	2,372

	2,372	(856)	1,516	2,372

6.	Related Party Transactions

	a)	During the year ended May 31, 2008, the Company incurred $76,077 (2007 - $96,050) in management fees to directors and officers.

	b)	As at May 31, 2008, the Company owes $736 (2007 - $4,195) to a director of the Company. These amounts are unsecured, non-interest bearing and have no terms of repayment.

	c)	As at May 31, 2008, the Company advanced $2,500 (2007 - $Nil) to a director of the Company. These amounts are unsecured, non-interest bearing and have no terms of repayment.

These related party transactions are recorded at the exchange amount, being the amount established and agreed to by the related parties.

7.	Stockholders’ Equity

a)

Class E preferred shares shall be entitled to receive a non-cumulative annual dividend per share not exceeding 10% of the redemption price. The Company may redeem any number of the issued and outstanding Class E preferred shares at any time and for the redemption price upon 7 days’ written notice to the holder. The holder may require the Company to redeem any number of the issued and outstanding Class E preferred shares at the redemption price upon 30 days’ written notice to the Company.

b)

During the year ended May 31, 2007, the Company issued 1,380,000 Class A shares for cash proceeds of $690,000. In relation to these placements, the Company issued 110,000 shares as finders’ fees, valued at $55,000.

8.	Income Taxes

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Income tax expense differs from the amount that would result from applying the Canadian federal income tax rates to earnings before income taxes. The Company has a non-capital loss carry forward of approximately $1,479,000 available to offset taxable income in future years which expires in fiscal 2028. Pursuant to SFAS 109, the potential benefit of the non-capital loss carry forward has not been recognized in the financial statements since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years.

In assessing the realization of the Company’s future income tax asses, management considers whether it is more likely that not that some portion of all of the future tax asset will not be realized. The ultimate realization of future tax assets is dependent upon the generation of taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of future tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The amount of future tax assets considered realizable could change materially in the near term based on future taxable income during the carry-forward period.

Sky Harvest Windpower Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in Canadian Dollars)

8.	Income Taxes (continued)

	a)	Reconciliation of Tax Rates

The Company is subject to Canadian federal and provincial taxes at an approximate rate of 31% (2007 - 34%). The reconciliation of the provision for income taxes at the statutory rate compared to the Company’s income tax expense as reported is as follows:

	May 31,	May 31,
	2008	2007
	$	$
Income tax rate	31%	32.5%
Income tax recovery	66,000	97,000
Permanent differences	(1,000)	(1,000)
Change in tax rates	(11,000)	(48,000)
Valuation allowance change	(54,000)	(48,000)
Provision for income taxes	–	–

The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

b)	Future Income Tax Assets and Liabilities

The significant components of the Company future income tax assets and liabilities are as follows:

	May 31,	May 31,
	2008	2007
	$	$

Future income tax assets:
Non capital tax losses carried forward	384,000	330,000
Property and equipment	1,000	1,000

Valuation allowance	(385,000)	(331,000)

Net deferred income tax asset	–	–

c)	Non-Capital Losses Carried Forward and Expiration Dates

As at May 31, 2008, the Company has non-capital losses at approximately $1,479,000 (2007 - $1,270,000; 2006 - $974,000) which may be carried forward to apply against future years income tax for Canadian income tax purposes, subject to final determination by taxation authorities and expiring in the fiscal years ending:

Year Incurred	Year of Expiry	Amount ($)

2006	2026	974,000
2007	2027	296,000
2008	2028	209,000

		1,479,000

Sky Harvest Windpower Corporation
(A Development Stage Company)

February 28, 2009

Sky Harvest Windpower Corporation
(A Development Stage Company)
Balance Sheets
(Expressed in Canadian Dollars)

	February 28,	May 31,
	2009	2008
	$	$
	(unaudited)

ASSETS

Current Assets
Cash and cash equivalents	83,490	136,209
Short-term investments (Note 4)	23,778	–
Amounts receivable	180	1,059
Due from related party (Note 7 (c))	–	2,500
Prepaid expenses	23,225	14,662
Total Current Assets	130,673	154,430
Property and equipment, net (Note 5)	69,109	61,979
Intangible assets, net (Note 6)	923	1,516
Total Assets	200,705	217,925

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Liabilities
Accounts payable	26,774	8,375
Accrued liabilities	13,654	–
Due to related party (Note 7 (b))	736	736
Loan payable (Note 8)	254,460	–
Total Liabilities	295,624	9,111
Commitments and Contingencies (Notes 1 and 10)
Stockholders’ (Deficit) Equity
Preferred Stock:
Authorized: unlimited Class E redeemable, retractable shares, no par value
Issued and outstanding: None	–	–
Common Stock: (Note 9)
Authorized: unlimited Class A, voting shares, no par value
Issued and outstanding: 11,560,344 shares	1,697,034	1,697,034
Authorized: unlimited Class B, voting shares, no par value
Issued and outstanding: None	–	–
Authorized: unlimited Class C, non-voting shares, no par value
Issued and outstanding: None	–	–
Authorized: unlimited Class D, non-voting shares, no par value
Issued and outstanding: None	–	–

Share Subscription Receivable	(2,500)	(2,500)
Deficit accumulated during the development stage	(1,789,453)	(1,485,720)
Total Stockholders’ (Deficit) Equity	(94,919)	208,814
Total Liabilities and Stockholders’ (Deficit) Equity	200,705	217,925

Approved on behalf of the Board of Directors:

/s/ “Chris Craddock”	/s/ “William Iny”
Chris Craddock, Director	William Iny, Director

(The accompanying notes are an integral part of these financial statements)

Sky Harvest Windpower Corporation
(A Development Stage Company)
Statements of Operations
(Expressed in Canadian Dollars)
(Unaudited)

	Accumulated from
	September 21, 2005	Nine months	Nine months
	(Date of Inception)	Ended	Ended
	to February 28,	February 28,	February 29,
	2009	2009	2008
	$	$	$

Expenses
Management fees (Note 7(a))	1,168,252	66,125	50,550
Development and engineering	235,639	57,191	30,352
General and administrative	372,819	149,718	125,080

Operating loss	(1,776,710)	(273,034)	(205,982)

Other Income

Foreign exchange loss	(29,648)	(30,960)	–
Interest income	16,905	261	13,203

Net loss	(1,789,453)	(303,733)	(192,779)

Net loss per common share – basic and diluted		(0.03)	(0.02)

Weighted average number of common shares outstanding		11,560,000	11,560,000

(The accompanying notes are an integral part of these financial statements)

Sky Harvest Windpower Corporation
(A Development Stage Company)
Statements of Cash Flows
(Expressed in Canadian Dollars)
(Unaudited)

	Accumulated from
	September 21,
	2005	Nine months	Nine months
	(Date of Inception)	Ended	Ended
	to February 28,	February 28,	February 29,
	2009	2009	2008
	$	$	$
Operating activities
Net loss for the period	(1,789,453)	(303,733)	(192,779)

Adjustment to reconcile net loss to net cash used in
operating activities:
Depreciation	6,665	1,958	1,568
Shares issued for services	900,000	–	–
Changes in operating assets and liabilities:
Prepaid expenses	(23,225)	(8,562)	(2,551)
Accrued interests	(180)	879	–
Accounts payable and accrued liabilities	40,428	32,052	(93,253)
Due to related parties	36	2,500	(9,855)
Net cash flows used in operating activities	(865,729)	(274,906)	(296,870)
Investing activities
Purchase of equipment	(76,697)	(8,495)	(35,049)
Purchase of short term investment	(23,778)	(23,778)	–
Net cash flows used in investing activities	(100,475)	(32,273)	(35,049)

Financing activities
Loan payable	254,460	254,460	–
Share subscription receivable	(2,500)	–	–
Proceeds from issuance of common stock	797,734	–	–
Net cash flows provided by financing activities	1,049,694	254,460	–
Increase (decrease) in cash and cash equivalents	83,490	(52,719)	(331,919)
Cash and cash equivalents – beginning of period	–	136,209	463,006
Cash and cash equivalents – end of period	83,490	83,490	131,087

Non cash financing activities
Issuance of common shares as finders fees	55,000	–	–

Supplementary disclosures
Interest paid	–	–	–
Income taxes paid	–	–	–

(The accompanying notes are an integral part of these financial statements)

Sky Harvest Windpower Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in Canadian Dollars)
(Unaudited)

1.	Organization and Description of Business

The Company was incorporated in the Province of British Columbia, Canada on September 21, 2005. The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting for Development Stage Companies”. Its activities to date have been limited to capital formation, organization, and development of its business plan for the exploration and development of wind power projects in Canada.

These financial statements have been prepared in accordance with United States generally accepted accounting principles applicable to a going concern, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, the successful exploitation of economically recoverable electricity in its wind power projects, and the attainment of profitable operations. As at February 28, 2009, the Company has accumulated losses of $1,789,453 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management plans to raise additional funds through debt and equity offerings

The Company entered into a share exchange agreement dated April 21, 2009 with Keewatin Windpower Corp. (“Keewatin”), whereby Keewatin will acquire 100% of the issued and outstanding common shares of the Company, in consideration for 17,340,516 restricted shares of Keewatin’s common stock. The directors of the Company are also directors and principal shareholders of Keewatin. The closing of this transaction is subject to shareholder approval.

2.	Significant Accounting Polices

a)	Basis of Accounting

These financials statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in Canadian dollars. The Company’s fiscal year- end is May 31.

b)	Interim Financial Statements

The interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

c)	Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Sky Harvest Windpower Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in Canadian Dollars)
(Unaudited)

2.	Significant Accounting Polices (continued)

	d)	Basic Earnings (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at February 28, 2009 and February 29, 2008, there are no dilutive potential common shares.

	e)	Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

	f)	Marketable Securities

The Company defines marketable securities as income yielding securities that can be readily converted into cash. Examples of marketable securities include Treasury and agency obligations, commercial paper, corporate notes and bonds, time deposits with an original maturity greater than 3 months, foreign notes and certificates of deposit. We account for our investment in debt and equity instruments under Statement of Financial Accounting Standards, or SFAS, No. 115, “Accounting for Certain Investments in Debt and Equity Securities and Financial Accounting Standards Board”, or FASB, Staff Position, or FSP, SFAS No. 115-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments”. The Company follows the guidance provided by EITF No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, to assess whether our investments with unrealized loss positions are other than temporarily impaired. Realized gains and losses and declines in value judged to be other than temporary are determined based on the specific identification method and are reported in other income (expense). Management determines the appropriate classification of such securities at the time of purchase and re-evaluates such classification as of each balance sheet date. As at February 28, 2009 and February 29, 2008, the Company does not hold any marketable securities with a period longer than three months.

	g)	Financial Instruments

SFAS No. 157 “Fair Value Measurements” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS No. 157 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. SFAS No. 157 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Sky Harvest Windpower Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in Canadian Dollars)
(Unaudited)

3.	Significant Accounting Polices (continued)

	g)	Financial instruments (continued)

The Company’s financial instruments consist principally of cash, short-term investments, amounts receivable, accounts payable and accrued liabilities, loan payable, and due to/from related parties. Pursuant to SFAS No. 157, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

	h)	Equipment

(i) Amortization Methods and Rates

Property and equipment is recorded at cost less accumulated amortization. Capitalized costs are amortized based on their estimated useful life on a straight line basis over three years. Costs included in wind equipment are under construction and will be amortized over their useful life on a straight-line basis once they are put into use.

(ii) Asset Impairment

The Company performs impairment tests on its property and equipment when events or changes in circumstances occur that indicate the carrying value of an asset may not be recoverable. Estimated future cash flows are calculated using estimated future prices and operating and capital costs on an undiscounted basis. When the carrying value of the property and equipment exceeds estimated future cash flows, the asset is impaired. An impairment loss is recorded to the extent the carrying value exceeds the discounted value of the estimated future cash flows.

(iii) Repairs and Maintenance

Repairs and maintenance costs are charged to expense as incurred, except when these repairs significantly extend the life of an asset or result in an operating improvement. In these instances, the portion of these repairs relating to the betterment is capitalized as part of property and equipment.

	i)	Website Development Costs

The Company capitalizes website development costs in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” and Emerging Issues Task Force (EITF) No. 00-2, “Accounting for Website Development Costs”, whereby costs related to the preliminary project stage of development are expensed and costs related to the application development stage are capitalized. Any additional costs for upgrades and enhancements which result in additional functionality will be capitalized. Capitalized costs will be amortized based on their estimated useful life over three years. Internal costs related to the development of website content are charged to operations as incurred.

	j)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

	k)	Foreign Currency Translation

The Company’s functional and reporting currency is the Canadian dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Sky Harvest Windpower Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in Canadian Dollars)
(Unaudited)

3.	Recent Accounting Pronouncements

In June 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”. FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”. SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations”. This statement replaces SFAS 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”. This statement amends ARB 51 to establish accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

Sky Harvest Windpower Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in Canadian Dollars)
(Unaudited)

4.	Short-term Investments

a)

On July 24, 2007, the Company purchased a term deposit in the amount of $11,500, bearing interest of 3.15% per annum, maturing on July 23, 2008. The term deposit was reinvested upon maturity, bears interest of 2.10% per annum and matures on July 23, 2009. As at February 28, 2009, the Company accrued $146 of interest income.

b)

On November 3, 2006, the Company purchased a term deposit in the amount of $11,500, bearing interest of 3.57% per annum, maturing on November 2, 2007. The term deposit was reinvested on November 5, 2007 in the amount of $11,910, bearing interest of 3.09% per annum, maturing on October 31, 2008. Upon maturity, the term deposit was again reinvested on November 5, 2008 in the amount of $12,278, bears floating interest rate of prime rate less 2.65%, and matures on October 31, 2009. As at February 28, 2009, the Company accrued $34 of interest income.

5.	Property and Equipment

			February 28,	May 31,
			2009	2008
		Accumulated	Net carrying	Net carrying
	Cost	Depreciation	value	value
	$	$	$	$

Computer equipment	4,588	(3,830)	758	1,787
Other equipment	1,500	(1,386)	114	451
Meteorological towers	68,237	–	68,237	59,741

	74,325	(5,216)	69,109	61,979

6.	Intangible Assets

			February 28,	May 31,
			2009	2008
		Accumulated	Net carrying	Net carrying
	Cost	Amortization	value	value
	$	$	$	$

Website development	2,372	(1,449)	923	1,516

	2,372	(1,449)	923	1,516

7.	Related Party Transactions

	a)	During the nine month period ended February 28, 2009, the Company incurred $66,125 (2007 - $50,550) in management fees to directors and officers.

	b)	As at February 28, 2009, the Company owed $736 (May 31, 2008 - $736) to a director of the Company. These amounts are unsecured, non-interest bearing and have no terms of repayment.

	c)	As at February 28, 2009, the Company advanced $nil (May 31, 2008 - $2,500) to a director of the Company. These amounts are unsecured, non-interest bearing and have no terms of repayment.

These related party transactions are recorded at the exchange amount, being the amount established and agreed to by the related parties.

Sky Harvest Windpower Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in Canadian Dollars)
(Unaudited)

8.	Loan Payable

a)

On September 23, 2008, the Company received $127,230 (equivalent of USD$100,000) from Keewatin Windpower Corp. This loan is non-interest bearing, unsecured and due on September 22, 2009. The directors of the Company are also directors and principal shareholders of Keewatin. Refer to Note 1.

b)

On January 28, 2009, the Company received $127,230 (equivalent of USD$100,000) from Keewatin Windpower Corp. This loan is non-interest bearing, unsecured and due on January 28, 2010. The directors of the Company are also directors and principal shareholders of Keewatin. Refer to Note 1.

9.	Stockholders’ Equity

Class E preferred shares shall be entitled to receive a non-cumulative annual dividend per share not exceeding 10% of the redemption price. The Company may redeem any number of the issued and outstanding Class E preferred shares at any time and for the redemption price upon 7 days’ written notice to the holder. The holder may require the Company to redeem any number of the issued and outstanding Class E preferred shares at the redemption price upon 30 days’ written notice to the Company.

10.	Commitment

On April 5, 2006, the Company entered into a leasing agreement to construct and operate a wind-powered electrical generating facility in Saskatchewan. The lease is to commence on the date the Company generates and sells electricity from the property (the “Commencement Date”) and is for a term of 25 years. Pursuant to the agreement the Company will pay for crop damage occurring as direct result of the Company’s activities as well as any increase in property taxes that is directly attributable to the installation of wind power facilities.

The Company must pay $2,500 per year per turbine once excavation commences. Each rent payment shall be paid in quarterly increments. The Company has yet to commence excavation. In the event that the Commencement Date has not occurred by September 30, 2008, then the Company must either abandon the lease or pay delay rental payments of $5,000 per month. For the nine month period ended February 28, 2009, the Company incurred delay rental payments of $25,000. The Company must also pay a gross overriding royalty of 2% of the revenue received from the sale of power produced on the properties.

11.	Proposed Transactions

The Company entered into a share exchange agreement dated April 21, 2009 with Keewatin, whereby Keewatin will acquire 100% of the issued and outstanding common shares of the Company, in consideration for 17,340,516 restricted shares of Keewatin’s common stock. The directors of the Company are also directors and principal shareholders of Keewatin. The closing of this transaction is subject to shareholder approval.

SCHEDULE D

TO THE SHARE EXCHANGE AGREEMENT DATED FOR REFERENCE MAY 11, 2009 AMONG KWC,
EXCHANGECO, SKY HARVEST AND THE SELLING SHAREHOLDERS

KWC Financial Statements

Keewatin Windpower Corp.
(A Development Stage Company)

February 28, 2009

Keewatin Windpower Corp.
(A Development Stage Company)
Balance Sheets
(Expressed in US Dollars)

	February 28,	May 31,
	2009	2008
	$	$
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	208,594	1,311
Short term investment	655,733	1,366,056
Prepaid expenses (Note 6(b))	22,119	5,000
Note receivable (Note 5)	200,000	–
Total Current Assets	1,086,446	1,372,367
Property and equipment, net (Note 4)	10,344	14,478
Total Assets	1,096,790	1,386,845
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable	8,509	6,512
Accrued liabilities	4,192	13,597
Management fees payable (Note 6(b))	–	45,100
Total Liabilities	12,701	65,209
Contingencies (Note 1 and 7)
Stockholders’ Equity
Preferred Stock:
Authorized: 10,000,000 shares, $0.001 par value
Issued and outstanding: None	–	–
Common Stock: (Note 8)
Authorized: 100,000,000 shares, $0.001 par value
Issued and outstanding: 12,391,500 shares	12,391	12,391
Common Stock Subscribed (Note 7)	6,750	–
Additional paid-in capital	2,071,366	2,071,366
Deficit accumulated during the development stage	(1,006,418)	(762,121)
Total Stockholders’ Equity	1,084,089	1,321,636
Total Liabilities and Stockholders’ Equity	1,096,790	1,386,845

(The accompanying notes are an integral part of these financial statements)

Keewatin Windpower Corp.
(A Development Stage Company)
Statements of Operations
(Expressed in US Dollars)
(Unaudited)

	Accumulated from
	February 25, 2005
	(Date of Inception)	Three Months	Three Months	Nine Months	Nine Months
	To	Ended	Ended	Ended	Ended
	February 28,	February 28,	February 29,	February 28,	February 29,
	2009	2009	2008	2009	2008
	$	$	$	$	$

Expenses
Consulting fees	142,359	57,230	1,750	117,534	9,110
Engineering and development	113,677	936	13,553	6,452	9,972
Management fees (Note 6(b) and 6(c))	317,452	22,875	25,550	68,625	68,500
Professional fees	132,609	15,807	24,083	54,400	33,593
General and administrative	385,027	2,713	4,375	9,847	13,877

Operating loss	1,091,124	99,561	69,311	256,858	135,052

Other Income

Interest income	(84,706)	(4,145)	(16,461)	(12,561)	(50,517)

Net loss	1,006,418	95,416	52,850	244,297	84,535

Net loss per common share – basic and diluted		(0.01)	(0.00)	(0.02)	(0.01)

Weighted average number of common
stock outstanding		12,392,000	12,392,000	12,392,000	12,062,000

(The accompanying notes are an integral part of these financial statements)

Keewatin Windpower Corp.
(A Development Stage Company)
Statements of Cash Flows
(Expressed in US Dollars)
(Unaudited)

	Accumulated from
	February 25, 2005
	(Date of Inception)	Nine Months	Nine Months
	To	Ended	Ended
	February 28,	February 28,	February 29,
	2009	2009	2008
	$	$	$
Operating activities
Net loss for the period	(1,006,418)	(244,297)	(84,535)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	14,523	4,134	4,134
Stock-based compensation	365,764	256	–
Changes in operating assets and liabilities:
Prepaid expenses	(15,625)	(10,625)	(10,000)
Accrued interest	(5,733)	10,323	(12,500)
Accounts payable and accrued liabilities	12,701	(7,408)	21,877
Note receivable	(200,000)	(200,000)	–
Management fees payable	–	(45,100)	–
Net cash flows used in operating activities	(834,788)	(492,717)	(81,024)
Investing activities
Purchase of equipment	(24,867)	–	(4,054)
Purchase of short - term investments	(2,150,000)	(800,000)	(1,350,000)
Redemption of short - term investments	1,500,000	1,500,000	–
Net cash flows provided by (used in) investing activities	(674,867)	700,000	(1,354,054)
Financing activities
Proceeds from common stock issuances	1,718,249	–	1,163,249
Net cash flows provided by financing activities	1,718,249	–	1,163,249
Increase (Decrease) in cash and cash equivalents	208,594	207,283	(271,829)
Cash and cash equivalents – beginning of period	–	1,311	449,185
Cash and cash equivalents – end of period	208,594	208,594	177,356

Supplementary disclosures
Interest paid	–	–	–
Income taxes paid	–	–	–

(The accompanying notes are an integral part of these financial statements)

Keewatin Windpower Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in US Dollars)
(Unaudited)

1.	Basis of Presentation

The unaudited financial information furnished herein reflects all adjustments, which in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented. This report on Form 10-Q should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s Form 10-K for the fiscal year ended May 31, 2008. The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company’s Form 10-K for the fiscal year ended May 31, 2008, has been omitted. The results of operations for the nine-month period ended February 28, 2009 are not necessarily indicative of results that may be expected for the fiscal year ending May 31, 2009.

2.	Organization and Description of Business

The Company was incorporated in the State of Nevada on February 25, 2005. The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting for Development Stage Companies”. Its activities to date have been limited to capital formation, organization, and development of its business plan for the exploration and development of wind power projects in Canada.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, the successful exploitation of economically recoverable electricity in its wind power projects, and the attainment of profitable operations. As at February 28, 2009, the Company has accumulated losses of $1,006,418 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	Recent Accounting Pronouncements

In June 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”. FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”. SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

Keewatin Windpower Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in US Dollars)
(Unaudited)

3.	Recent Accounting Pronouncements (continued)

In March 2008, FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations”. This statement replaces SFAS 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”. This statement amends ARB 51 to establish accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement did not have a material effect on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement did not have a material effect on the Company's financial statements.

4.	Property and equipment

			February 28,	May 31,
			2009	2008
		Accumulated	Net carrying	Net carrying
	Cost	depreciation	value	value
	$	$	$	$

Computer equipment	4,054	(2,366)	1,688	2,702
Meteorological towers	20,813	(12,157)	8,656	11,776

	24,867	(14,523)	10,344	14,478

Keewatin Windpower Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in US Dollars)
(Unaudited)

5.	Promissory Note

On September 23, 2008, the Company entered into a loan agreement with Sky Harvest Windpower Corp. (“Sky Harvest”) to lend Sky Harvest $100,000. This loan is non-interest bearing, unsecured and due on September 22, 2009. On January 28, 2009, the Company entered into a second loan agreement with Sky Harvest to lend Sky Harvest an additional $100,000. This loan is non-interest bearing, unsecured and due on January 28, 2010. Refer to Note 10.

6.	Related Party Transactions

a)

The Company neither owns nor leases any real or personal property. A director provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.

b)

During the nine months ended February 28, 2009, the Company has incurred $45,000 (2008 - $30,000) in management fees provided by a director and principal shareholder of the Company. As at February 28, 2009, the Company has prepaid management fees of $5,000. As at February 28, 2009, the Company owes this director $nil (2008 - $45,100) in management fees incurred prior to May 31, 2007.

c)

During the nine months ended February 28, 2009, other directors were paid $23,625 (2007 - $36,000) in management fees. As at February 28, 2009, the Company has prepaid management fees of $2,625 to the other directors.

These related party transactions are recorded at the exchange amount, being the amount established and agreed to by the related parties.

7.	Commitments and contingencies

On February 23, 2009, the Company entered into a consulting agreement with a consultant (the “Consultant”). Pursuant to the agreement, the Consultant will provide investor relations services for the Company from February 24, 2009 to July 5, 2009. In consideration for the investor relations services, the Company agreed to pay the Consultant $5,000 per month and to issue 15,000 shares of the Company’s common stock. At February 28, 2009, the fair value of the 15,000 shares issuable was $6,750 and is included in common stock subscribed. In addition, if the Company receives equity or debt funding of $3,000,000 or more through a source introduced to the Company by the Consultant then the parties agree to extend the agreement by an additional year. In consideration for the additional year of investor relations services, the Company must pay $8,500 per month and issue 50,000 shares of the Company’s common stock or pay $7,500 per month and issue 80,000 shares of the Company’s common stock.

8.	Common Stock and Share Purchase Warrants

a)

On July 11, 2007, the Company issued 715,000 shares of common stock at $0.70 per share for proceeds of $500,500. The Company also paid a 10% finders fee consisting of 71,500 shares of common stock. The finder’s fee shares were valued at $50,050.

b)

On July 27, 2007, the Company completed a private placement consisting of 1,075,000 shares of common stock at $1.20 per share for cash proceeds of $1,290,000. Finders’ fees of $126,750 cash and 1,000,000 share purchase warrants entitling the holder to acquire an additional share of common stock at $2.50 per share on or before July 27, 2008, were paid related to this placement. The warrants were valued at $321,279 using the Black-Scholes option pricing model.

A summary of the changes in the Company’s common share purchase warrants is presented below:

	Nine Months Ended
	February 28, 2009
		Weighted Average
	Number	Exercise Price
Balance, beginning of period	1,000,000	$2.50
Granted	–	–
Expired	(1,000,000)	2.50
Exercised	–	–
Balance, end of period	–	$–

Keewatin Windpower Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in US Dollars)
(Unaudited)

9.	Stock Options

During the year ended May 31, 2007, the Company granted stock options to directors, officers and key advisors to acquire up to 1,000,000 shares of common stock exercisable at $1.10 per share on or before February 26, 2009. All options granted were vested at the time of issuance. The fair value for options granted was estimated at the date of grant to be $365,508 using the Black-Scholes option pricing model assuming an expected life of 2 years, a risk-free rate of 4.49%, an expected volatility of 42% and no expected dividends. The fair value of these stock options granted was approximately $0.37 per share. During the year ended May 31, 2007, the Company recorded stock-based compensation of $91,337 as management fees and $274,131 as general and administrative expenses.

A summary of the Company’s stock option activity is as follows:

Nine Months Ended
February 28, 2009

	Number	Weighted Average
	of Options	Exercise Price

Balance, Beginning of period	1,000,00	$1.10
Granted	–	–
Expired	(1,000,000)	1.10
Exercised	–	–
Balance, End of period	–	$–

10.	Potential Acquisition

The Company entered into a letter agreement dated March 26, 2007 to acquire 100% of the issued and outstanding common shares of Sky Harvest Windpower Corp. (“Sky Harvest”), a private Canadian company incorporated under the laws of British Columbia, in consideration for 17,343,516 restricted shares of the Company’s common stock. The directors of the Company are also directors and principal shareholders of Sky Harvest. Sky Harvest holds the rights to construct a wind power facility on approximately 8,500 acres of land located in Southwestern Saskatchewan. The closing of this transaction is subject to shareholder approval.

KEEWATIN WINDPOWER CORP.
PROFORMA FINANCIAL STATEMENTS
(Expressed in US dollars)
(Unaudited)

Pro Forma Consolidated Balance Sheet as at February 28, 2009	PF - 1

Pro Forma Consolidated Statement of Operations for the Nine Months ended February 28, 2009	PF - 2

Pro Forma Consolidated Statement of Operations for the Year Ended May 31, 2008	PF - 3

Notes to the Pro Forma Consolidated Financial Statements	PF - 4

KEEWATIN WINDPOWER CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS AT FEBRUARY 28, 2009
(Expressed in US dollars)
(Unaudited)

	Keewatin	Sky Harvest			Pro Forma
	As at	As at		Pro Forma	Consolidated
	February 28,	February 28,		Adjustments	Balance
	2009	2009		(Note 3)	Sheet
	$	$		$	$
ASSETS
CURRENT
Cash and cash equivalents	208,594	65,623			274,217
Accounts receivable	–	141			141
Short-term investments	655,733	18,690			674,423
Prepaid expenses	22,119	18,255			40,374
Note receivable	200,000	–	(c)	(200,000)	–
	1,086,446	102,709			989,155
INVESTMENT IN SKY HARVEST	–	–	(a)	953,728	–
			(b)	(953,728)
PROPERTY, PLANT AND EQUIPMENT	10,344	54,320			64,664
INTANGIBLE ASSETS	–	725	(b)	793,329	794,054
	1,096,790	157,754			1,847,873

LIABILITIES
CURRENT
Accounts payable	8,509	21,044			29,553
Accrued liabilities	4,192	10,732			14,924
Due to a related party	–	579			579
Loan payable	–	200,000	(c)	(200,000)	–
	12,701	232,355			45,056

STOCKHOLDERS’ EQUITY
COMMON STOCK	12,391	1,333,869	(b)	(1,333,869)	29,732
			(a)	17,341
ADDITIONAL PAID-IN CAPITAL	2,071,366	–	(a)	936,387	3,007,753
COMMON STOCK SUBSCRIBED	6,750	–			6,750
SHARE SUBSCRIPTIONS RECEIVABLE	–	(1,965)	(b)	1,965	–
DEFICIT ACCUMULATED DURING THE
DEVELOPMENT STAGE	(1,006,418)	(1,406,505)	(b)	1,171,505	(1,241,418)
	1,084,089	(74,601)			1,802,817
	1,096,790	157,754			1,847,873

(See accompanying notes)

KEEWATIN WINDPOWER CORP.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED FEBRUARY 28, 2009
(Expressed in US dollars)
(Unaudited)

	Keewatin	Sky Harvest
	Nine Months	Nine Months		Pro Forma
	Ended	Ended	Pro Forma	Consolidated
	February 28,	February 28,	Adjustments	Statement Of
	2009	2009	(Note 3)	Operations
	$	$	$	$

REVENUE	–	–	–	–
EXPENSES
Acquired development costs	–	–	235,000	235,000
Consulting	117,534	–	–	117,534
Development and engineering	6,452	50,288	–	56,740
Management fees	68,625	58,144	–	126,769
Professional	54,400	–	–	54,400
General & Administrative	9,847	131,647	–	141,494
Total Expenses	256,858	240,079	–	731,937
Net Loss Before Other Items	(256,858)	(240,079)	–	(731,937)
Other Income (Expense)
Interest Income	12,561	229	–	12,790
Foreign Exchange Loss	–	(27,223)	–	(27,223)
NET LOSS	(244,297)	(267,073)	–	(746,370)

Pro forma loss per share (Note 5)
LOSS PER SHARE – Basic and diluted	(0.01)	(0.01)		(0.03)

(See accompanying notes)

KEEWATIN WINDPOWER CORP.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED MAY 31, 2008
(Expressed in US dollars)
(Unaudited)

	Keewatin	Sky Harvest
	Year	Year		Pro Forma
	Ended	Ended	Pro Forma	Consolidated
	May 31,	May 31,	Adjustments	Statement Of
	2008	2008	(Note 3)	Operations
	$	$	$	$

REVENUE	–	–	–	–
EXPENSES
Acquired development costs	–	–	235,000	235,000
General and administrative	230,735	107,477	–	338,212
Management fees	88,750	74,997	–	163,747
Development and engineering	–	34,136	–	34,136
Total Expenses	319,485	216,610	–	771,095
Net Loss Before Other Items	(319,485)	(216,610)	–	(771,095)
Other Income
Interest Income	62,655	6,728	–	69,383
Foreign Exchange Gain	–	1,293	–	1,293
NET LOSS	(256,830)	(208,589)	–	(700,419)

Pro forma loss per share (Note 5)
LOSS PER SHARE – Basic and diluted	(0.01)	(0.01)		(0.02)

(See accompanying notes)

KEEWATIN WINDPOWER CORP.

Notes to Pro Forma Consolidated Financial Statements
(Unaudited)
(Expressed in US dollars)

1. Basis of Presentation

Pursuant to a share exchange agreement dated April 21, 2009, Keewatin Windpower Corp. (“Keewatin”) is proposing to acquire all of the issued and outstanding shares of Sky Harvest Windpower Corp. (“Sky Harvest”). See Note 2.

These unaudited pro forma consolidated financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of Keewatin and of Sky Harvest.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma consolidated balance sheet combining the unaudited balance sheet of Keewatin as at February 28, 2009 with the unaudited balance sheet of Sky Harvest as at February 28, 2009, giving effect to the transaction as if it occurred on February 28, 2009;

(b) an unaudited pro forma consolidated statement of operations combining the unaudited interim statement of operations of Keewatin for the nine-month period ended February 28, 2009 with the unaudited interim statement of operations of Sky Harvest for the nine-month period ended February 28, 2009, giving effect to the transaction as if it occurred on June 1, 2008; and

(c) an unaudited pro forma consolidated statement of operations combining the audited statement of operations of Keewatin for the year ended May 31, 2008 with the audited statement of operations of Sky Harvest for the year ended May 31, 2008, giving effect to the transaction as if it occurred on June 1, 2007.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Keewatin for the year ended May 31, 2008. Based on the review of the accounting policies of Sky Harvest, it is Keewatin management’s opinion that there are no material accounting differences between the accounting policies of Keewatin and Sky Harvest. The unaudited pro forma financials statements should be read in conjunction with the historical financial statements and notes thereto of Keewatin.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with Keewatin ’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statements of operations do not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of Keewatin which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future.

KEEWATIN WINDPOWER CORP.

Notes to Pro Forma Consolidated Financial Statements
(Unaudited)
(Expressed in US dollars)

2. Business Acquisition

Pursuant to a share exchange agreement dated April 21, 2009, Keewatin is offering to acquire all of the issued and outstanding shares of Sky Harvest. The non-Canadian shareholders of Sky Harvest will receive 1.5 common shares of Keewatin for every Sky Harvest common share held. The Canadian shareholders of Sky Harvest will receive 1.5 Exchangeable shares of Keewatin Windpower Inc. (“Exchangeco”), a wholly-owned subsidiary of Keewatin, for every Sky Harvest common share held. Each Exchangeco share will be exchangeable into one Keewatin share, subject to the terms and conditions of the Exchangeable shares. Following completion of the transaction, Sky Harvest will be a wholly-owned subsidiary of Keewatin.

The Keewatin shares to be issued were determined to have a fair value of $953,728. The preliminary allocation of the purchase price is summarized in the table below and is subject to change.

$
Purchase price

17,340,516 Keewatin common shares	953,728

Fair value of Sky Harvest net assets to be acquired

Cash and cash equivalents	65,623
Accounts receivable	141
Short-term investments	18,690
Prepaid expenses	18,255
Property, plant and equipment	54,320
Acquired development costs	235,000
Intangible assets	794,054
Accounts payable	(21,044)
Accrued liabilities	(10,732)
Due to related party	(579)
Loan payable	(200,000)

953,728

After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the book values of Sky Harvest’s assets and liabilities as at February 28, 2009, has been allocated $235,000 to acquired development costs, which has been expensed, and the remaining $793,329 to wind farm lease agreements, which has been included with intangible assets.

3. Pro Forma Assumptions and Adjustments

The unaudited pro form consolidated financial statements incorporate the following pro forma assumptions:

(a)

All of the non-Canadian Sky Harvest common shareholders exchange their Sky Harvest common shares for Keewatin common shares. All of the Canadian Sky Harvest common shareholders exchange their Sky Harvest common shares for Exchangeco shares. All of the Exchangeco shares are exchanged for Keewatin common shares.

(b)	Keewatin’s investment in Sky Harvest and Sky Harvest’s stockholders’ equity are eliminated upon consolidation.

(c)	The $200,000 previously advanced by Keewatin to Sky Harvest is eliminated upon consolidation.

(d)	The purchase price for the Acquisition has been allocated to the acquired assets and liabilities on a pro forma basis as described in Note 2.

(e)	The acquisition has been accounted for using the purchase method with Keewatin identified as the acquirer and the business acquired recorded at estimated fair value.

KEEWATIN WINDPOWER CORP.

Notes to Pro Forma Consolidated Financial Statements
(Unaudited)
(Expressed in US dollars)

4. Pro Forma Share Capital:

Pro forma share capital as at February 28, 2009 has been determined as follows:

	Number		Additional
	of shares	Par Value	Paid-in Capital	Amount
		$	$	$
Issued common shares of Keewatin	12,391,500	12,391	2,071,366	2,083,757
Shares issued for acquisition of Sky Harvest	17,340,516	17,341	936,659	954,000
Pro forma balance	29,732,016	29,732	3,008,025	3,037,757

5. Pro Forma Loss Per Share:

Pro forma basic and diluted loss per share for the nine months ended February 28, 2009, and the year ended May 31, 2008, has been calculated based on actual weighted average number of Keewatin common shares outstanding for the respective periods and the assumed number of Keewatin shares issued to Sky Harvest shareholders being effective on March 1, 2009 and June 1, 2008, respectively.

	Nine months ended	Year ended
	February 28, 2009	May 31, 2008
Basic pro forma loss per share computation
Numerator:
Pro forma net loss available to shareholders	$(746,370)	$(700,419)
Denominator:
Keewatin weighted average share outstanding	12,391,500	12,145,000
Shares issued to Sky Harvest shareholders	17,340,516	17,340,516
Pro forma weighted average shares outstanding	29,732,016	29,485,516
Basic pro forma loss per share	$(0.03)	$(0.02)

SCHEDULE E

TO THE SHARE EXCHANGE AGREEMENT DATED FOR REFERENCE MAY 11, 2009 AMONG KWC,
EXCHANGECO, SKY HARVEST AND THE SELLING SHAREHOLDERS

Material Agreements of Sky Harvest

1.	Loan Agreement between Keewatin Windpower Corp. and Sky Harvest Windpower Inc. dated September 23, 2008.

2.	Promissory Note dated September 23, 2008 in the amount of U.S.$100,000 issued by Sky Harvest Windpower Corp. to Keewatin Windpower Corp.

3.	Saskatchewan Wind Energy Lease between Donald Ernest Erickson and Patricia Gail Erickson dated April 5, 2006.

4.	Saskatchewan Wind Energy Lease between Triple D & P Farms Ltd. and Sky Harvest Windpower Corp. dated April 5, 2006.

5.	Saskatchewan Wind Energy Lease between Glen Marwill Howell, Wilma Eleanor Wilhelmina Howell and Sky Harvest Windpower Corp. dated April 12, 2006.

6.	Saskatchewan Wind Energy Lease between Kenneth Walter Howell, Thelma Elaine Howell and Sky Harvest Windpower Corp. dated April 5, 2006.

7.	Saskatchewan Wind Energy Lease between Douglas Donald Erickson and Sky Harvest Windpower Corp. dated April 4, 2006.

8.	Saskatchewan Wind Energy Lease between Dean David Erickson and Sky Harvest Windpower Corp. dated April 3, 2006.

9.	Saskatchewan Wind Energy Lease between Leroy Kenneth Alm, Madeline June Alm and Sky Harvest Windpower Corp. dated April 21, 2006.

10.	Saskatchewan Wind Energy Lease between Roy Edwin Alto, Sherry Ann Alto and Sky Harvest Windpower Corp. dated April 12, 2006.

11.	Saskatchewan Wind Energy Lease between Melva Lea Mabel Leppa and Sky Harvest Windpower Corp. dated April 6, 2006.

12.	Saskatchewan Wind Energy Lease between Stanley Leppa and Sky Harvest Windpower Corp. dated April 5, 2006.

13.	Saskatchewan Wind Energy Lease between Bergstrom Farms Ltd. and Sky Harvest Windpower Corp. dated April 5, 2006.

14.	Saskatchewan Wind Energy Lease between John Pavo and Sky Harvest Windpower Corp. dated April 19, 2006.

15.	Saskatchewan Wind Energy Lease between Jerry Joseph Hastie, Paulette Patricia Hastie and Sky Harvest Windpower Corp. dated April 5, 2006.

16.	Saskatchewan Wind Energy Lease between Michael Edward Leppa and Sky Harvest Windpower Corp. dated April 3, 2006.

E-2

17.	Saskatchewan Wind Energy Lease between Lloyd Edwin Delparte, Jean Afton Delparte and Sky Harvest Windpower Corp. dated April 6, 2006.

18.	Saskatchewan Wind Energy Lease between George Edward Delparte, Kerstin Malin Delparte and Sky Harvest Windpower Corp. dated April 10, 2006.

19.

Verbal consulting agreement between Sky Harvest Windpower Corp. and Abra Management Ltd. pursuant to which Abra Management provides certain consulting services to Sky Harvest at a rate of $2,500 per month on a month to month basis

20.	Verbal employment agreement between Sky Harvest Windpower Corp. and Chris Craddock pursuant to which Mr. Craddock provides certain consulting services to Sky Harvest at a rate of $5,000 per month.

21.	Loan Agreement between Keewatin Windpower Corp. and Sky Harvest Windpower Inc. dated January 28, 2009.

22.	Promissory Note dated January 29, 2009 in the amount of U.S.$100,000 issued by Sky Harvest Windpower Corp. to Keewatin Windpower Corp.

SCHEDULE F

TO THE SHARE EXCHANGE AGREEMENT DATED FOR REFERENCE MAY 11, 2009 AMONG KWC,
EXCHANGECO, SKY HARVEST AND THE SELLING SHAREHOLDERS

Real Property of Sky Harvest

None.

SCHEDULE G

TO THE SHARE EXCHANGE AGREEMENT DATED FOR REFERENCE MAY 11, 2009 AMONG KWC,
EXCHANGECO, SKY HARVEST AND THE SELLING SHAREHOLDERS

Encumbrances on Sky Harvest’s Assets

None.

SCHEDULE H

TO THE SHARE EXCHANGE AGREEMENT DATED FOR REFERENCE MAY 11, 2009 AMONG KWC,
EXCHANGECO, SKY HARVEST AND THE SELLING SHAREHOLDERS

Sky Harvest Litigation

None.

SCHEDULE I

TO THE SHARE EXCHANGE AGREEMENT DATED FOR REFERENCE MAY 11, 2009 AMONG KWC,
EXCHANGECO, SKY HARVEST AND THE SELLING SHAREHOLDERS

KWC Litigation

None.

SCHEDULE J

TO THE SHARE EXCHANGE AGREEMENT DATED FOR REFERENCE MAY 11, 2009 AMONG KWC,
EXCHANGECO, SKY HARVEST AND THE SELLING SHAREHOLDERS

Intellectual Property of Sky Harvest

None.

SCHEDULE K

TO THE SHARE EXCHANGE AGREEMENT DATED FOR REFERENCE MAY 11, 2009 AMONG KWC,
EXCHANGECO, SKY HARVEST AND THE SELLING SHAREHOLDERS

Subsidiaries of Sky Harvest

None.

SCHEDULE L

TO THE SHARE EXCHANGE AGREEMENT DATED FOR REFERENCE MAY 11, 2009 AMONG KWC,
EXCHANGECO, SKY HARVEST AND THE SELLING SHAREHOLDERS

Form of Voting and Exchange Trust Agreement

VOTING AND EXCHANGE TRUST AGREEMENT

THIS AGREEMENT is dated for reference May 11, 2009.

AMONG:

KEEWATIN WINDPOWER INC., a corporation existing under the laws of Saskatchewan (“ExchangeCo”)

AND

KEEWATIN WINDPOWER CORP., a corporation existing under the laws of the State of Nevada (“Parent”)

AND

VALIANT TRUST COMPANY, a trust company continued under the laws of Canada and registered to carry on business in the Province of British Columbia (“Trustee”)

WHEREAS:

A.        Pursuant to a share exchange agreement (the “Share Exchange Agreement”) dated for reference May 11, 2009 among Parent, ExchangeCo, Sky Harvest Windpower Corp. (the “Company”) and the shareholders of the Company, ExchangeCo has agreed to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of common shares of the Company pursuant to the acquisition of common shares of the Company contemplated by the Share Exchange Agreement; and

B.        Pursuant to the Share Exchange Agreement, Parent and ExchangeCo have agreed to execute a voting and exchange trust agreement substantially in the form of this Agreement; and

THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1      Definitions

                         In this Agreement, the following terms shall have the following meanings:

                         “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

                         “Assignee” has the meaning ascribed to that term in Section 12.3.

                         “Authorized Person” has the meaning ascribed to that term in Section 6.16.

                         “Automatic Exchange Rights” means the benefit of the obligation of Parent to effect the automatic exchange of Parent Common Shares for Exchangeable Shares pursuant to Section 5.13.

                         “Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than Parent and the Parent Affiliates.

                         “Beneficiary Votes” has the meaning ascribed to that term in Section 4.2.

                         “Board of Directors” means the Board of Directors of ExchangeCo or Parent, as the case may be.

                         “Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada.

                         “Canadian Dollar Equivalent” means, in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date, the product obtained by multiplying: (a) the Foreign Currency Amount, by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

                         “Current Market Price” means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Parent Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the OTC Bulletin Board, or, if the Parent Common Shares are not then quoted on the OTC Bulletin Board, on such other stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors of Parent for such purpose; provided, however, that if in the opinion of the Board of Directors of Parent the public distribution or trading activity of Parent Common Shares during such period does not create a market which reflects the fair market value of a Parent Common Shares, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors of Parent, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors of Parent shall be conclusive and binding.

                         “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

                         “Exchange Right” has the meaning ascribed to that term in Section 5.1.

                         “Exchangeable Share” means a share in the class of non-voting exchangeable shares in the capital of ExchangeCo having the rights, privileges, restrictions and conditions set forth in the Exchangeable Share Provisions.

                         “Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set forth in Schedule O of the Share Exchange Agreement.

                         “Exchangeable Share Support Agreement” means the exchangeable share support agreement dated for reference May 11, 2009 among ExchangeCo and Parent.

                         “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

                         “Indemnified Parties” has the meaning ascribed to that term in Section 8.1.

                         “Insolvency Event” means the institution by ExchangeCo of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of ExchangeCo to the institution of bankruptcy, insolvency or winding-up proceedings against ExchangeCo, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by ExchangeCo to contest in good faith any such proceedings commenced in respect of ExchangeCo within 30 days of becoming aware thereof, or the consent by ExchangeCo to the filing of any such petition or to the appointment of a receiver, or the making by ExchangeCo of a general assignment for the benefit of creditors, or the admission in writing by ExchangeCo of its inability to pay its debts generally as they become due, or ExchangeCo not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

                         “Liquidation Call Right” has the meaning ascribed to that term in the Share Exchange Agreement.

                         “Liquidation Event” has the meaning ascribed to that term in Section 5.13(b) . “Liquidation Event Effective Date” has the meaning ascribed to that term in Section 5.13(c) . “List” has the meaning ascribed to that term in Section 4.6.

                         “Officer’s Certificate” means, with respect to Parent or ExchangeCo, as the case may be, a certificate signed by any one of the authorized signatories of Parent or ExchangeCo, as the case may be.

                         “Parent Affiliates” means Affiliates of Parent.

                         “Parent Common Share” means a share of common stock, par value U.S. $0.001 per share, in the capital of Parent, and any other security into which such share may be changed.

                         “Parent Consent” has the meaning ascribed to that term in Section 4.2.

                         “Parent Meeting” has the meaning ascribed to that term in Section 4.2.

                         “Parent Special Voting Share” means the one share of special voting stock of Parent, par value U.S.$0.001, which entitles the holder of record of that share to a number of votes at meetings of holders of Parent Common Shares equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Parent and Parent Affiliates).

                         “Parent Successor” has the meaning ascribed to that term in Section 10.1.

                         “Person” means any individual, Entity or Governmental Body.

                         “Redemption Call Right” has the meaning ascribed to that term in the Share Exchange Agreement.

                         “Retracted Shares” has the meaning ascribed to that term in Section 5.7.

                         “Retraction Call Right” has the meaning ascribed to that term in the Exchangeable Share Provisions.

                         “Share Exchange Agreement” means the agreement dated for reference May 11, 2009 between Parent, ExchangeCo and the Company and certain shareholders of the Company, as amended, supplemented and/or restated in accordance therewith, providing for, among other things, the acquisition of common shares of the Company.

                         “Trust” means the trust created by this Agreement.

                         “Trust Estate” means the Parent Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by Trustee from time to time pursuant to this trust agreement.

                         “Trustee” means Valiant Trust Company or such other trust company or other Entity that Parent and the Company choose and, subject to the provisions of Article 9, includes any successor trust company.

                         “Voting Rights” means the voting rights attached to the Parent Special Voting Share as set forth in Article 4.

1.2      Interpretation Not Affected by Headings, etc.

                         The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3      Number, Gender, etc.

                         Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4      Date for any Action

                         If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

ARTICLE 2
PURPOSE OF AGREEMENT

2.1      Establishment of Trust

                         The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. Trustee will hold the Parent Special Voting Share in order to enable Trustee to execute the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable Trustee to exercise such rights, in each case as Trustee for and on behalf of the Beneficiaries as provided in this Agreement.

ARTICLE 3

PARENT SPECIAL VOTING SHARE

3.1      Issue and Ownership of the Parent Special Voting Share

                         Parent hereby issues to and deposits with Trustee, the Parent Special Voting Share to be hereafter held of record by Trustee as Trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from Trustee as Trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Parent Special Voting Share by Parent to Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, Trustee shall possess and be vested with full legal ownership of the Parent Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Parent Special Voting Share provided that Trustee shall:

(a)	hold the Parent Special Voting Share and the legal title thereto as Trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)

except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Parent Special Voting Share and the Parent Special Voting Share shall not be used or disposed of by Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2      Legended Share Certificates

                         ExchangeCo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3      Safe Keeping of Certificate

                         The certificate representing the Parent Special Voting Share shall at all times be held in safe keeping by Trustee or its duly authorized agent.

ARTICLE 4

EXERCISE OF VOTING RIGHTS

4.1      Voting Rights

                         Trustee, as the holder of record of the Parent Special Voting Share, shall be entitled to vote in person or by proxy the Parent Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the holders of Parent Common Shares at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercised by Trustee. Subject to Section 6.14:

(a)

Trustee shall exercise the Voting Rights only on the basis of instructions received in accordance with this Article 4 from Beneficiaries entitled to instruct Trustee as to the voting thereof at the time at which the Parent Meeting is held or a Parent Consent is sought; and

(b)

to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2      Number of Votes

                         With respect to all meetings of stockholders of Parent at which holders of Parent Common Shares are entitled to vote (each, a “Parent Meeting”) and with respect to all written consents sought by Parent from its stockholders including the holders of Parent Common Shares (each, a “Parent Consent”), each Beneficiary shall be entitled to instruct Trustee to cast and exercise one of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Beneficiary on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such Parent Meeting or in connection with such Parent Consent.

4.3      Mailings to Stockholders

                         With respect to each Parent Meeting and Parent Consent, Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as Parent utilizes in communications to holders of Parent Common Shares subject to Trustee being advised in writing of that method and its ability to provide that method of communication) to each of the Beneficiaries named in the List referred to in Section 4.6, the following materials (such mailing or communication to commence on the same day as the mailing (or other communication) is commenced by Parent to its stockholders or, if later, promptly after receipt by Trustee of such materials):

(a)	a copy of the notice of such Parent Meeting or such Parent Consent, together with any related materials to be provided to stockholders of Parent;

(b)

a statement that such Beneficiary is entitled to instruct Trustee as to the exercise of the Beneficiary Votes with respect to such Parent Meeting or Parent Consent or, pursuant to Section 4.7, to attend such Parent Meeting and to exercise personally the Beneficiary Votes thereat;

(c)	a statement as to the manner in which such instructions may be given to Trustee, including an express indication that instructions may be given to Trustee to give:

(i) a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or

(ii) a proxy to a designated agent or other representative of the management of Parent to exercise such Beneficiary Votes;

(d)	a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

(e)	a form of direction whereby the Beneficiary may instruct Trustee as to voting and otherwise as contemplated herein; and

(f)

a statement of the time and date by which such instructions must be received by Trustee in order to be binding upon it, which, in the case of a Parent Meeting, shall be not later than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

                         For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or sign such Parent Consent. Parent will notify Trustee of any decision of the Board of Directors of Parent with respect to the calling of any Parent Meeting or with respect to the seeking of any Parent Consent and shall provide all necessary information and materials to Trustee in each case promptly and in any event in sufficient time to enable Trustee to perform its obligations contemplated by this Section 4.3.

4.4      Copies of Stockholder Information

                         Parent will deliver to Trustee copies of all proxy materials (including notices of Parent Meetings but excluding proxies to vote Parent Common Shares), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of Parent Common Shares in sufficient quantities and in sufficient time so as to enable Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Parent Common Shares. Trustee will mail or otherwise send to each Beneficiary, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Beneficiaries or to Trustee for the benefit of the Beneficiaries by Parent) received by Trustee from Parent and will use its best efforts to mail or otherwise send such materials contemporaneously with the sending by Parent or its designee of such materials to holders of Parent Common Shares. Trustee will also make available for inspection by any Beneficiary at Trustee’s principal corporate trust office in the City of Vancouver during the regular business hours of Trustee all proxy materials, information statements, reports and other written communications that are:

(a)	received by Trustee as the registered holder of the Parent Special Voting Share and made available by Parent generally to the holders of Parent Common Shares; or

(b)	specifically directed to the Beneficiaries or to Trustee for the benefit of the Beneficiaries by Parent.

4.5      Other Materials

                         As soon as reasonably practicable after receipt by Parent or stockholders of Parent (if such receipt is known by Parent) of any material sent or given by or on behalf of a third party to holders of Parent Common Shares generally, including without limitation, dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Parent shall use its reasonable efforts to obtain and deliver to Trustee copies thereof in sufficient quantities so as to enable Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, Trustee will mail or otherwise send to each Beneficiary, at the expense of Parent, copies of all such materials received by Trustee from Parent. Trustee will also make available for inspection by any Beneficiary at Trustee’s principal corporate trust office in the City of Vancouver during the regular business hours of Trustee copies of all such materials.

4.6      List of Persons Entitled to Vote

                         ExchangeCo shall, (a) prior to each annual general and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order (and, if requested, arranged by jurisdiction of residence) and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by Parent or pursuant to applicable law for determining the holders of Parent Common Shares entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to Trustee promptly after receipt by ExchangeCo of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time to enable Trustee to perform its obligations under this Agreement. Parent agrees to give ExchangeCo notice (with a copy to Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable ExchangeCo to perform its obligations under this Section 4.6.

4.7      Entitlement to Direct Votes

                         Any Beneficiary named in a List prepared in connection with any Parent Meeting or Parent Consent will be entitled (a) to instruct Trustee in the manner described in Section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8      Voting by Trustee, and Attendance of Trustee Representative at Meeting

(a)

In connection with each Parent Meeting and Parent Consent, Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by Trustee from the Beneficiary prior to the time and date fixed by Trustee for receipt of such instruction in the notice given by Trustee to the Beneficiary pursuant to Section 4.3.

(b)

Subject to the timely receipt of instructions as contemplated in Section 4.3(f), Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of Trustee, proxies for Voting Rights to attend each Parent Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to Trustee’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9      Distribution of Written Materials

                         Any written materials distributed by Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Parent utilizes in communications to holders of Parent Common Shares subject to Trustee being advised in writing of that method of communication and its ability to provide that method of communication) to each Beneficiary at its address as shown on the books of ExchangeCo. ExchangeCo shall provide or cause to be provided to Trustee for this purpose, on a timely basis and without charge or other expense:

(a)	a current List; and

(b)	upon the request of Trustee, mailing labels to enable Trustee to carry out its duties under this Agreement.

4.10     Termination of Voting Rights

                         All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Parent, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for Parent Common Shares, as specified in Article 5 (unless, in either case, Parent shall not have delivered the requisite Parent Common Shares issuable in exchange for the Exchangeable Shares to Trustee for delivery to the Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to Article 6 or 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of ExchangeCo pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by

ExchangeCo pursuant to the exercise by ExchangeCo of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

ARTICLE 5
EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1      Grant and Ownership of the Exchange Right

                         Parent hereby grants to Trustee as Trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the “Exchange Right”), exercisable upon the occurrence and during the continuance of an Insolvency Event, to require Parent to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from Trustee as Trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Parent to Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that Trustee shall:

(a)

hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as Trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)

except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

5.2      Legended Share Certificates

                         ExchangeCo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

(a)	their right to instruct Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary;

(b)	the Automatic Exchange Rights; and

(c)	any additional rights or restrictions required under applicable laws.

5.3      General Exercise of Exchange Right

                         The Exchange Right shall be and remain vested in and exercisable by Trustee. Subject to Section 6.14, Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4      Purchase Price

                         The purchase price payable by Parent for each Exchangeable Share to be purchased by Parent under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a Parent Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by Parent causing to be sent to such holder one Parent Common Share; plus (b) to the extent not paid by ExchangeCo, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. In connection with each exercise of the Exchange Right, Parent shall provide to Trustee an Officer’s Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by Parent issuing and delivering or causing to be delivered to Trustee, on behalf of the relevant Beneficiary, one Parent Common Share and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to Section 5.14) .

5.5      Exercise Instructions

                         Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of ExchangeCo. To cause the exercise of the Exchange Right by Trustee, the Beneficiary shall deliver to Trustee, in person or by certified or registered mail, at its principal corporate trust office in Vancouver, British Columbia or at such other places in Canada as Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Parent to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable laws and the constating documents of ExchangeCo and such additional documents and instruments as Trustee, Parent or ExchangeCo may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs Trustee to exercise the Exchange Right so as to require Parent to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Parent free and clear of all liens, claims, security interests, adverse claims and encumbrances, (iii) the names in which the certificates representing Parent Common Shares issuable in connection with the exercise of the Exchange Right are to be issued, and (iv) the names and addresses of the Persons to whom such new certificates should be delivered; and (b) payment (or evidence satisfactory to Trustee, ExchangeCo and Parent of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to Trustee are to be purchased by Parent under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of ExchangeCo.

5.6      Delivery of Parent Common Shares; Effect of Exercise

                         Promptly after receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires Parent to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by Section 5.8 or evidence thereof), duly endorsed for transfer to Parent, Trustee shall notify Parent and ExchangeCo of its receipt of the same, which notice to Parent and ExchangeCo shall constitute exercise of the Exchange Right by Trustee on behalf of the holder of such Exchangeable Shares, and Parent shall promptly thereafter deliver or cause to be delivered to Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other Persons, if any, properly designated by such Beneficiary) the number of Parent Common Shares issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to Section 5.14; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to Trustee, ExchangeCo and Parent of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by Trustee to Parent and ExchangeCo of the exercise of the Exchange Right as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to Parent all of such holder’s right, title and interest in and to such Exchangeable Shares shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price for those Exchangeable Shares (together with a cheque for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to Section 5.14), unless the requisite number of Parent Common Shares is not allotted, issued and delivered by Parent to Trustee within five Business Days of the date of the giving of such notice by Trustee and cheque for the balance, if any, of the total purchase price for such Exchangeable Shares is not issued and delivered to Trustee on the applicable payment date, in which case the rights of the Beneficiary shall remain unaffected until such Parent Common Shares are so allotted, issued and delivered by Parent and any such cheque is issued and delivered by Parent. Upon delivery by Parent to Trustee of such Parent Common Shares, Trustee shall deliver such Parent Common Shares to such Beneficiary (or to such other Persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it pursuant to the Exchange Right.

5.7      Exercise of Exchange Right Subsequent to Retraction

                         In the event that a Beneficiary has exercised its right under Article 6 of the Exchangeable Share Provisions to require ExchangeCo to redeem any or all of the Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by ExchangeCo pursuant to Section 6.6 of the Exchangeable Share Provisions that ExchangeCo will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that ExchangeCo shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to ExchangeCo pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to Trustee instructing Trustee to exercise the Exchange Right with respect to those Retracted Shares that ExchangeCo is unable to redeem. In any such event, ExchangeCo hereby agrees with Trustee and in favour of the Beneficiary to immediately notify Trustee of the prohibition against ExchangeCo redeeming all of the Retracted Shares and to promptly to forward or cause to be forwarded to Trustee all relevant materials delivered by the Beneficiary to ExchangeCo or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that ExchangeCo is not permitted to redeem and will require Parent to purchase such shares in accordance with the provisions of this Article 5.

5.8      Stamp or Other Transfer Taxes

                         Upon any sale of Exchangeable Shares to Parent pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Parent Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of Parent, ExchangeCo or Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a Person other than such Beneficiary or (b) shall have evidenced to the satisfaction of Trustee, Parent and ExchangeCo that such taxes, if any, have been paid.

5.9      Notice of Insolvency Event

                         As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, ExchangeCo and Parent shall give written notice thereof to Trustee. As soon as practicable following the receipt of notice from ExchangeCo and Parent of the occurrence of an Insolvency Event, or upon Trustee becoming aware of an Insolvency Event, Trustee will mail to each Beneficiary, at the expense of Parent, a notice of such Insolvency Event, in the form provided by the Parent, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10     Qualification of Parent Common Shares

                         Parent will in good faith expeditiously take all such reasonable actions and do all such reasonable things as are necessary or desirable to cause all Parent Common Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent Common Shares have been listed by Parent and remain listed and are quoted or posted for trading at such time.

5.11     Parent Common Shares

                         Parent hereby represents, warrants and covenants that the Parent Common Shares issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.12     Prohibition on Voluntary Liquidation

                         Parent covenants that it shall not take any action relating to a voluntary liquidation, dissolution or winding-up of ExchangeCo or its successors, prior to the Redemption Date (as defined in the Exchangeable Share Provisions) unless prior to such liquidation, dissolution or winding-up Parent shall have taken such actions to ensure that it is possible for holders of Exchangeable Shares to extend through to the Redemption Date (subject to the continuing effect of other provisions of this Agreement which may permit the redemption or other termination of the Exchangeable Shares prior to the Redemption Date) the deferral of any gain incurred by such holders that would otherwise have been recognized at the closing of the transactions contemplated by the Share Exchange Agreement.

5.13     Automatic Exchange on Liquidation of Parent

(a)	Parent will give Trustee notice of each of the following events at the time set forth below:

(i)

in the event of any determination by the Board of Directors of Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to effect any other distribution of assets of Parent among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(ii)

as soon as practicable following the earlier of (A) receipt by Parent of notice of, and (B) Parent otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Parent or to effect any other distribution of assets of Parent among its shareholders for the purpose of winding up its affairs, in each case where Parent has failed to contest in good faith any such proceeding commenced in respect of Parent within 30 days of becoming aware thereof.

(b)

As soon as practicable following receipt by Trustee from Parent of notice of any event (a “Liquidation Event”) contemplated by Section 5.13(a)(i) or 5.13(a)(ii) above, Trustee will give notice thereof to the Beneficiaries. Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for Parent Common Shares provided for in Section 5.13(c).

(c)

In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Parent Common Shares in the distribution of assets of Parent in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the “Liquidation Event Effective Date”) of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for Parent Common Shares. To effect such automatic exchange, Parent shall purchase on the fifth Business Day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, for a total purchase price per share equal to (a) the Current Market Price of a Parent Common Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by Parent issuing to the Beneficiary one Parent Common Share, and (b) to the extent not paid by ExchangeCo, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange. In connection with such automatic exchange, Parent will provide to Trustee an Officer’s Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

(d)

On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Parent Common Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Parent all of the Beneficiary’s right, title and interest in and to such Beneficiary’s Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and Parent shall issue to the Beneficiary the Parent Common Shares issuable upon the automatic exchange of Exchangeable Shares for Parent Common Shares and on the applicable payment date shall deliver to Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares without interest but less any amounts withheld pursuant to Section 5.14. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Common Shares issued pursuant to the automatic exchange of Exchangeable Shares for Parent Common Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Parent pursuant to such automatic exchange shall thereafter be deemed to represent Parent Common Shares issued to the Beneficiary by Parent pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Parent Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as Parent may reasonably require, Parent shall deliver or cause to be delivered to the Beneficiary certificates representing Parent Common Shares of which the Beneficiary is the holder.

5.14     Withholding Rights

                         Parent, ExchangeCo and Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Parent Common Shares such amounts as Parent, ExchangeCo or Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Parent, ExchangeCo and Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Parent, ExchangeCo or Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent, ExchangeCo or Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. Prior to making any distribution to holders of Exchangeable Shares or Parent Common Shares, Parent or ExchangeCo, as the case may be, shall ensure that Trustee has access to sufficient funds (by directly providing, if necessary, such funds to Trustee) to enable Trustee to comply with any applicable withholding taxes in connection with such consideration. In carrying out its duties under this Section 5.14, Trustee may obtain the advice of and assistance from such experts as Trustee may reasonably consider necessary or advisable. If requested by Trustee, Parent shall retain such experts for providing such advice or assistance to Trustee.

ARTICLE 6
CONCERNING THE TRUSTEE

6.1      Powers and Duties of the Trustee

                         The rights, powers, duties and authorities of Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

(a)	receipt and deposit of the Parent Special Voting Share from Parent as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(b)	granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

(c)	voting the Beneficiary Votes in accordance with the provisions of this Agreement;

(d)	receiving the grant of the Exchange Right and the Automatic Exchange Rights from Parent as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(e)

exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Parent Common Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

(f)	holding title to the Trust Estate;

(g)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this trust agreement;

(h)	taking action at the written direction of a Beneficiary or Beneficiaries to enforce the obligations of Parent and ExchangeCo under this Agreement; and

(i)	taking such other actions and doing such other things as are specifically provided in this Agreement.

                         In the exercise of such rights, powers, duties and authorities Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by Trustee shall be final, conclusive and binding upon all Persons.

                         Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent Trustee would exercise in comparable circumstances.

                         The duties and obligations of Trustee shall be determined by the provisions hereof and by the provisions of applicable law and accordingly, Trustee shall only be responsible for the performance of such duties and obligations as it has undertaken herein or as required by applicable law. Where the provision of documentation to Trustee is contemplated by this Agreement, Trustee shall retain the right not to act and shall be held not to be liable for refusing to act unless it has received such documentation in a clear and reasonable form that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment on the part of Trustee except as provided herein.

6.2      No Conflict of Interest

                         Trustee represents to Parent and ExchangeCo that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of Trustee as a fiduciary hereunder and the role of Trustee in any other capacity. Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9. If, notwithstanding the foregoing provisions of this Section 6.2, Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Supreme Court of British Columbia for an order that Trustee be replaced as Trustee hereunder.

6.3      Dealings with Transfer Agents, Registrars, etc.

Parent and ExchangeCo irrevocably authorize Trustee, from time to time, to:

(a)

consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Parent Common Shares; and

(b)

requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of Parent Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 5 hereof.

                         Parent and ExchangeCo irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Parent covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights in each case pursuant to Article 5 hereof.

6.4      Books and Records

                         Trustee shall keep available for inspection by Parent and ExchangeCo at Trustee’s principal corporate trust office in Vancouver, British Columbia correct and complete books and records of account relating to the Trust created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before January 31, 2009, and on or before January 31 in every year thereafter, so long as the Parent Special Voting Share is on deposit with Trustee, Trustee shall transmit to Parent and ExchangeCo a brief report, dated as of the preceding December 31, with respect to:

(a)	the property and funds comprising the Trust Estate as of that date;

(b)

the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by Trustee on behalf of Beneficiaries in consideration of the issuance by Parent of Parent Common Shares in connection with the Exchange Right, during the calendar year ended on such December 31; and

(c)	any action taken by Trustee in the performance of its duties under this Agreement which it had not previously reported.

6.5      Indemnification Prior to Certain Actions by Trustee

                         Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to Trustee reasonable security, funding or indemnity, satisfactory to Trustee, acting reasonably, against the costs, expenses and liabilities which may be incurred by Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to Trustee any such security, funding or indemnity in connection with the exercise by Trustee of any of its rights, duties, powers and authorities with respect to the Parent Special Voting Share pursuant to Article 4, subject to Section 6.14, and with respect to the Exchange Right pursuant to Article 5, subject to Section 6.14, and with respect to the Automatic Exchange Rights pursuant to Article 5, subject to Section 6.14.

                         None of the provisions contained in this Agreement shall require Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security or indemnified as aforesaid.

6.6      Action of Beneficiaries

                         No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested Trustee to take or institute such action, suit or proceeding and furnished Trustee with the security, funding or indemnity referred to in Section 6.5 and Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.7      Reliance Upon Declarations

                         Trustee shall not be considered to be in contravention of any its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions, lists, mailing labels, or reports or other papers or documents furnished pursuant to the provisions hereof or required by Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions, lists, mailing labels or reports or other papers or documents comply with the provisions of Section 6.8, if applicable, and with any other applicable provisions of this Agreement.

6.8      Evidence and Authority to the Trustee

                         Parent and/or ExchangeCo shall furnish to Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Parent and/or ExchangeCo or Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by Trustee at the request of or on the application of Parent and/or ExchangeCo promptly if and when:

(a)	such evidence is required by any other section of this Agreement to be furnished to Trustee in accordance with the terms of this Section 6.8; or

(b)

Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Parent and/or ExchangeCo written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

                         Such evidence shall consist of an Officer’s Certificate of Parent and/or ExchangeCo or a statutory declaration or a certificate made by Persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

                         Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by Trustee at the request or on the application of Parent and/or ExchangeCo, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other Person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Parent and/or ExchangeCo it shall be in the form of an Officer’s Certificate or a statutory declaration.

                         Each statutory declaration, Officer’s Certificate, opinion or report furnished to Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the Person giving the evidence:

(a)	declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

(b)	describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(c)	declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

6.9      Experts, Advisers and Agents

Trustee may:

(a)

in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by Trustee or by Parent and/or ExchangeCo or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)

employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.10     Investment of Moneys Held by the Trustee

                         Unless otherwise provided in this trust agreement, any moneys held by or on behalf of Trustee which under the terms of this trust agreement may or ought to be invested or which may be on deposit with Trustee or which may be in the hands of Trustee may be invested and reinvested in the name or under the control of Trustee in securities in which, under the laws of the Province of British Columbia, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by Trustee, and Trustee shall so invest such moneys on the written direction of ExchangeCo. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of Trustee in any chartered bank in Canada or, with the consent of ExchangeCo, in the deposit department of Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

6.11     Trustee Not Required to Give Security

                         Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

6.12     Trustee Not Bound to Act on Request

                         Except as in this Agreement otherwise specifically provided, Trustee shall not be bound to act in accordance with any direction or request of Parent and/or ExchangeCo or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to

Trustee, and Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by Trustee to be genuine.

6.13     Authority to Carry on Business

                         Trustee represents to Parent and ExchangeCo that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this Section 6.13, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any Province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 9.

6.14     Conflicting Claims

                         If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, Trustee may elect not to exercise any Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, Trustee shall not be or become liable to any Person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)

the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

(b)

all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

                         If Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.15     Acceptance of Trust

                         Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

6.16     Incumbency Certificate

                         Each of Parent and ExchangeCo shall file with Trustee a certificate of incumbency setting forth the names of the individuals authorized to give instructions, directions or other instruments to Trustee (each an “Authorized Person”), together with specimen signatures of such persons, and Trustee shall be entitled to rely on the latest certificate of incumbency filed with it unless it receives notice, in accordance with Section 13.3 of this Agreement, of a change in the Authorized Persons with updated specimen signatures.

ARTICLE 7
COMPENSATION

7.1      Fees and Expenses of Trustee

                         Parent and ExchangeCo jointly and severally agree to pay Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse Trustee for all reasonable expenses (including taxes other than taxes based on the net income of Trustee) and disbursements (including reasonable travel expenses incurred by Trustee in connection with its duties hereunder and reasonable compensation and reasonable remuneration paid by Trustee in connection with the retainer or employment of experts, advisors and agents under Sections 5.14 and 6.9), including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by Trustee in connection with its duties under this Agreement; provided that Parent and ExchangeCo shall have no obligation to reimburse Trustee for any expenses or disbursements paid, incurred or suffered by Trustee in any suit or litigation in which Trustee is determined to have acted in bad faith or with negligence, recklessness or wilful misconduct. Invoices for services rendered by Trustee hereunder shall be provided to Parent, on behalf of Parent and ExchangeCo, at the address of the Parent set forth in Section 13.3 of this Agreement. Any amount owing or unpaid after 30 days from the invoice date will bear interest at a rate per annum, from the expiration of such 30 day period, equal to the then current rate charged by Trustee and shall be payable on demand. The obligation of Parent and ExchangeCo under this Section 7.1 shall survive the resignation or removal of Trustee.

ARTICLE 8
INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1      Indemnification of Trustee

                         Parent and ExchangeCo jointly and severally agree to indemnify and hold harmless Trustee and each of its directors, officers and agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of Trustee’s legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to Trustee by Parent or ExchangeCo pursuant hereto.

                         In no case shall Parent or ExchangeCo be liable under this indemnity for any claim against any of the Indemnified Parties unless Parent and ExchangeCo shall be notified by Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Parent and ExchangeCo shall be entitled to participate at their own expense in the defence and, if Parent and ExchangeCo so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. Trustee shall have the right to employ separate counsel in any such suit and participate, in the defence thereof but the fees and expenses of such counsel shall be at the expense of Trustee unless: (i) the employment of such counsel has been authorized by Parent or ExchangeCo; or (ii) the named parties to any such suit include both Trustee and Parent or ExchangeCo and Trustee shall have been advised by counsel acceptable to Parent or ExchangeCo that there may be one or more legal defences available to Trustee that are different from or in addition to those available to Parent or ExchangeCo and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Parent and ExchangeCo shall not have the right to assume the defence of such suit on behalf of Trustee but shall be liable to pay the reasonable fees and expenses of counsel for Trustee).

                         For certainty, the indemnity provided for in this Section 8.1 shall survive the termination of the Agreement.

8.2      Limitation on Liability

                         Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this trust agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of Trustee.

ARTICLE 9
CHANGE OF TRUSTEE

9.1      Resignation

                         Trustee, or any Trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Parent and ExchangeCo specifying the date on which it desires to resign, provided that such notice shall not be given less than one month before such desired resignation date unless Parent and ExchangeCo otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor Trustee and the acceptance of such appointment by the successor Trustee. Upon receiving such notice of resignation, Parent and ExchangeCo shall promptly appoint a successor Trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor Trustee. Failing acceptance by a successor Trustee of such appointment, a successor Trustee may be appointed by an order of a court of competent jurisdiction upon application of one or more of the parties hereto, at the expense of Parent and ExchangeCo.

9.2      Removal

                         Trustee, or any Trustee hereafter appointed, may (provided a successor Trustee is appointed) be removed at any time on not less than 30 days’ prior notice by written instrument executed by Parent and ExchangeCo, in duplicate, one copy of which shall be delivered to Trustee so removed and one copy to the successor Trustee.

9.3      Successor Trustee

                         Any successor Trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Parent and ExchangeCo and to its predecessor Trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as Trustee in this Agreement. However, on the written request of Parent and ExchangeCo or of the successor Trustee, Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of Trustee so ceasing to act. Upon the request of any such successor Trustee, Parent, ExchangeCo and such predecessor Trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers.

9.4      Notice of Successor Trustee

                         Upon acceptance of appointment by a successor Trustee as provided herein, Parent and ExchangeCo shall cause to be mailed notice of the succession of such Trustee hereunder to each Beneficiary specified in a List. If Parent or ExchangeCo shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of Parent and ExchangeCo.

ARTICLE 10
PARENT SUCCESSORS

10.1     Certain Requirements in Respect of Combination, etc.

                         Parent shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if such other Person or continuing corporation (herein called the “Parent Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement.

10.2     Vesting of Powers in Successor

                         Whenever the conditions of Section 10.1 have been duly observed and performed, Trustee and, if required by Section 10.1, Parent Successor and ExchangeCo shall execute and deliver the supplemental trust agreement provided for in Article 11 and thereupon Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

10.3     Wholly-Owned Subsidiaries

                         Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Parent with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Parent provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent and any such transactions are expressly permitted by this Article 10.

ARTICLE 11
AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1     Amendments, Modifications, etc.

                         This Agreement may not be amended or modified except by an agreement in writing executed by Parent, ExchangeCo and Trustee and approved by the Beneficiaries in accordance with Section 10.2 of the Exchangeable Share Provisions.

11.2     Ministerial Amendments

                         Notwithstanding the provisions of Section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

(a)

adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of ExchangeCo and Parent shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b)

making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Parent and ExchangeCo and in the opinion of Trustee (which may, for this purpose, rely on the opinion of counsel), having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such Boards of Directors and Trustee shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

(c)

making such changes or corrections which, on the advice of counsel to Parent, ExchangeCo and Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that in the opinion of Trustee (which may, for this purpose, rely on the opinion of counsel) and the Board of Directors of each of Parent and ExchangeCo such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

11.3     Meeting to Consider Amendments

                         ExchangeCo, at the request of Parent, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of ExchangeCo, the Exchangeable Share Provisions and all applicable laws.

11.4     Changes in Capital of Parent and ExchangeCo

                         At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Exchangeable Share Support Agreement or otherwise, as a result of which either Parent Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

11.5     Execution of Supplemental Trust Agreements

                         No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time ExchangeCo (when authorized by a resolution of its Board of Directors), Parent (when authorized by a resolution of its Board of Directors) and Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)

evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 10 and any successor Trustee in accordance with the provisions of Article 9 and Section 12.3;

(b)

making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of Trustee (which may, for this purpose, rely on the opinion of counsel), will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Parent, ExchangeCo, Trustee or this Agreement; and

(c)	for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of Trustee (which may, for this purpose, rely on the opinion of counsel), the rights of Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 12
TERMINATION AND ASSIGNMENT

12.1     Term

                         The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary (other than Parent and its Affiliates);

(b)	each of Parent and ExchangeCo elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 10.2 of the Exchangeable Share Provisions; and

(c)	21 years from the date of this Agreement.

12.2     Survival of Agreement

                         This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any such termination of this Agreement.

12.3     Assignment by Trustee

                         This Agreement may not be assigned by Trustee without the prior written consent of Parent and ExchangeCo, not to be unreasonably withheld; provided, however, that this Agreement may be assigned by Trustee to an Affiliate (the “Assignee”) if (a) the Assignee executes, acknowledges and delivers to Parent and ExchangeCo a trust agreement of other instrument(s) supplemental hereto as provided in Article 11 to evidence the appointment of it as successor Trustee and the acceptance by it of such appointment and the assumption by it of all the duties and obligations of the predecessor Trustee hereunder without further amendment hereto, and (b) Parent and ExchangeCo are provided with a certificate of a senior officer of the Assignee in form satisfactory to them, acting reasonably, certifying that the Assignee is authorized to carry on the business of a trust company in each of the Provinces of Canada and is free of any material conflict of interest in its role as fiduciary under this Agreement and in its role in any other capacity.

ARTICLE 13
GENERAL

13.1     Severability

                         If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

13.2     Enurement

                         This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

13.3     Notices to Parties

                         All notices and other communications required or permitted to be delivered to a party under this Agreement shall be in writing and shall be deemed to have been properly delivered, given or received upon receipt when delivered by hand or two business days after being sent by registered mail or by courier or by express delivery service or by facsimile, provided that in each case the notice or communication is sent to the address or a facsimile telephone number set forth beneath the name of such party below:

(a)	if to ExchangeCo or Parent to:

Keewatin Windpower Corp.
Suite 617
666 Burrard Street
Vancouver, BC V6C 3P6
Attention: President
Fax: (604) 601-2070

(b)	with copy (but not as notice) to:

Clark Wilson LLP
800 – 885 W. Georgia Street
Vancouver, BC V6C 3H1
Attention: Bernard Pinsky
Fax: (604) 687-6314

(c)	if to Trustee to:

Valiant Trust Company
600 – 750 Cambie Street
Vancouver, BC V6B 0A2
Attention: Manager, Client Services
Fax: (604) 681-3067

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by fax shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

13.4     Notice to Beneficiaries

                         Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of ExchangeCo from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

13.5     Risk of Payments by Post

                         Whenever payments are to be made or documents are to be sent to any Beneficiary by Trustee or Beneficiary to Trustee, the making of such payment or sending of such document sent through the post shall be at risk of the Parent and ExchangeCo, in the case of payments made or documents sent by Trustee, and at the risk of the Beneficiary, in the case of payments made or documents sent by the Beneficiary.

13.6     Counterparts

                         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.7     Fax execution

                         This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

13.8     Jurisdiction

                         This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

13.9     Attornment

                         Parent agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, and hereby appoints ExchangeCo at its registered office in the Province of British Columbia as Parent’s attorney for service of process.

                         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

KEEWATIN WINDPOWER INC.

Per:     ____________________________________
Name: Chris Craddock
Title:   President

KEEWATIN WINDPOWER CORP.

Per:     ____________________________________
Name: Chris Craddock
Title:   President

VALIANT TRUST COMPANY

Per:     ____________________________________
Name: Janet M. Brown
Title:   Managing Director, Client Services

Per:     ____________________________________
Name: Ramie Lousa
Title:   Manager, Client Services

SCHEDULE M

TO THE SHARE EXCHANGE AGREEMENT DATED FOR REFERENCE MAY 11, 2009 AMONG KWC,
EXCHANGECO, SKY HARVEST AND THE SELLING SHAREHOLDERS

Form of Exchangeable Share Support Agreement

EXCHANGEABLE SHARE SUPPORT AGREEMENT

THIS AGREEMENT dated for reference May 11, 2009.

AMONG:

KEEWATIN WINDPOWER CORP., a corporation incorporated under the laws of the State of Nevada

(“Parent”)

AND

KEEWATIN WINDPOWER INC., a corporation incorporated under the laws of Saskatchewan

(“ExchangeCo”)

WHEREAS:

A.        Pursuant to a share exchange agreement (the “Share Exchange Agreement”) dated for reference May 11, 2009 by and among Parent, ExchangeCo, Sky Harvest Windpower Corp. (the “Company”) and all of the shareholders of the Company, ExchangeCo has agreed to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of common shares of the Company pursuant to the terms of the Share Exchange Agreement; and

B.        Pursuant to the Share Exchange Agreement, Parent and ExchangeCo have agreed to execute an exchangeable share support agreement substantially in the form of this Agreement.

THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1      Defined Terms

                         Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares attached as Schedule O to the Share Exchange Agreement, unless the context requires otherwise.

1.2      Interpretation Not Affected by Headings

                         The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this

Agreement. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3      Number, Gender

                         Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4      Date for any Action

                         If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. For the purposes of this agreement, a “Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada.

ARTICLE 2
COVENANTS OF PARENT AND EXCHANGECO

2.1      Covenants Regarding Exchangeable Shares

                         So long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent will:

(a)

not declare or pay any dividends on the Parent Common Stock unless (i) ExchangeCo shall (w) simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions and as determined by the Board of Directors of ExchangeCo as contemplated by Section 2.7(d) hereof) on the Exchangeable Shares (an “Equivalent Dividend”) and (x) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any Equivalent Dividend, or (ii) ExchangeCo shall (y) subdivide the Exchangeable Shares in lieu of a stock dividend thereon (as provided for in the Share Provisions) (an “Equivalent Stock Subdivision”), and (z) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

(b)

advise ExchangeCo sufficiently in advance of the declaration by Parent of any dividend on Parent Common Stock and take all such other actions as are reasonably necessary, in cooperation with ExchangeCo, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Parent Common Stock;

(c)	ensure that the record date for any dividend declared on Parent Common Stock is not less than 10 Business Days after the declaration date of such dividend;

(d)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit ExchangeCo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of ExchangeCo, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by ExchangeCo, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to cause to be delivered Parent Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Share Provisions; and

(e)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit ExchangeCo, in accordance with applicable law, to perform its obligations arising upon the exercise by ExchangeCo of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to cause to be delivered Parent Common Stock to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be.

2.2       Segregation of Funds

                         Parent will cause ExchangeCo to deposit a sufficient amount of funds in a separate account of ExchangeCo and segregate a sufficient amount of such other assets and property as is necessary to enable ExchangeCo to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Share Provisions, as applicable.

2.3       Reservation of Parent Common Stock

                         Parent hereby represents, warrants and covenants in favour of ExchangeCo that Parent has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Parent or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Parent Common Stock (or other shares or securities into which Parent Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit Parent to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which Parent may now or hereafter be required to issue Parent Common Stock, to enable and permit ExchangeCo to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and its respective obligations hereunder and under the Share Provisions.

2.4       Notification of Certain Events

                         In order to assist Parent to comply with its obligations hereunder and to permit ExchangeCo to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, ExchangeCo will notify Parent of each of the following events at the time set forth below:

(a)

in the event of any determination by the Board of Directors of ExchangeCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)

promptly, upon the earlier of receipt by ExchangeCo of notice of and ExchangeCo otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by ExchangeCo of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

(e)

as soon as practicable upon the issuance by ExchangeCo of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding Common Shares of the Company pursuant to the Share Exchange Agreement).

2.5       Delivery of Parent Common Stock to ExchangeCo

                         In furtherance of its obligations under Sections 2.1(d) and (e) hereof, upon notice from ExchangeCo of any event that requires ExchangeCo to cause to be delivered Parent Common Stock to any holder of Exchangeable Shares, Parent shall forthwith issue and deliver or cause to be delivered to ExchangeCo the requisite number of Parent Common Stock to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as ExchangeCo shall direct. All such Parent Common Stock shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such Parent Common Share, ExchangeCo shall issue to Parent, or as Parent shall direct, common shares of ExchangeCo having equivalent value.

2.6       Qualification of Parent Common Stock

                         Parent will in good faith expeditiously take all such reasonable actions and do all such reasonable things as are necessary or desirable to cause any Parent Common Stock (or other shares or securities into which Parent Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder, to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent Common Stock (or such other shares or securities) have been listed by Parent and remain listed and quoted or posted for trading.

2.7       Economic Equivalence

(a)	Parent will not without prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions:

(i)

issue or distribute Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock) to the holders of all or substantially all of the then outstanding Parent Common Stock by way of stock dividend or other distribution, other than an issue of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock) to holders of Parent Common Stock who exercise an option to receive dividends in Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock) in lieu of receiving cash dividends; or

(ii)

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Stock entitling them to subscribe for or to purchase Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock); or

(iii)

issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Stock (A) shares or securities of Parent of any class other than Parent Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Stock), (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, (C) evidences of indebtedness of Parent or (D) assets of Parent, unless the economic equivalent (as determined by the Board of Directors of ExchangeCo as contemplated by Section 2.7(d) hereof) on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by

Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Share Exchange Agreement.

(b)	Parent will not without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions:

	(i)	subdivide, redivide or change the then outstanding Parent Common Stock into a greater number of Parent Common Stock; or

	(ii)	reduce, combine, consolidate or change the then outstanding Parent Common Stock into a lesser number of Parent Common Stock; or

	(iii)	reclassify or otherwise change Parent Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting Parent Common Stock,

unless the same or an economically equivalent change (as determined by the Board of Directors of ExchangeCo as contemplated by Section 2.7(d) hereof) shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

(c)

Parent will ensure that the record date for any event referred to in Section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Parent (with contemporaneous notification thereof by Parent to ExchangeCo).

(d)

The Board of Directors of ExchangeCo shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.7(a) or 2.7(b) hereof and each such determination shall be conclusive and binding on Parent. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of ExchangeCo to be relevant, be considered by the Board of Directors of ExchangeCo:

	(i)	in the case of any stock dividend or other distribution payable in Parent Common Stock, the number of such shares issued in proportion to the number of Parent Common Stock previously outstanding;

(ii)

in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Stock (or securities exercisable or exchangeable for or convertible into or carrying rights to acquire Parent Common Stock), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors of ExchangeCo in the manner above contemplated) of a Parent Common Share;

(iii)

in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Common Stock, any rights, options or warrants other than those referred to in Section 2.7(d)(ii) above, any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the Board of Directors of ExchangeCo in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the current market value (as determined by the Board of Directors of ExchangeCo in the manner above contemplated) of a Parent Common Share;

(iv)

in the case of any subdivision, redivision or change of the then outstanding Parent Common Stock into a greater number of Parent Common Stock or the reduction, combination, consolidation or change of the then outstanding Parent Common Stock into a lesser number of Parent Common Stock or any amalgamation, merger, reorganization or other transaction affecting Parent Common Stock, the effect thereof upon the then outstanding Parent Common Stock; and

(v)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily trading prices of such security during a period of not less than 20 consecutive trading days ending not more than three trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors of ExchangeCo the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors of ExchangeCo, in good faith and in its sole discretion, and provided further that any such determination by the Board of Directors of ExchangeCo shall be conclusive and binding on Parent.

(e)

ExchangeCo agrees that, to the extent required, upon due notice from Parent, ExchangeCo will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by ExchangeCo, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the Parent Common Stock and Exchangeable Shares as provided for in this Section 2.7.

2.8       Tender Offers

                         In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction for the purpose of acquiring the Parent Common Stock (an “Offer”) is proposed by Parent or is proposed to Parent or its shareholders and is recommended by the Board of Directors of Parent, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Parent, and the Exchangeable Shares are not redeemed by ExchangeCo pursuant to the Redemption Call Right, Parent will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Parent Common Stock, without discrimination. Without limiting the generality of the foregoing, Parent will use its reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against ExchangeCo (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of ExchangeCo to redeem Exchangeable Shares, as applicable, in the event of a Parent Control Transaction.

2.9       Ownership of Outstanding Shares

                         Without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions, Parent covenants and agrees in favour of ExchangeCo that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than Parent or any of its Affiliates, Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of ExchangeCo.

2.10       Parent and Affiliates Not to Vote Exchangeable Shares

                         Parent covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Parent further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the Canada Business Corporations Act (or any successor or other corporate statute by which ExchangeCo may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11       Rule 10b-18 Purchases

                            For certainty, nothing contained in this Agreement, including without limitation the obligations of Parent contained in Section 2.8 hereof, shall limit the ability of Parent or ExchangeCo to make a “Rule 10b-18 Purchase” of Parent Common Stock pursuant to Rule 10b-18 of the U.S. Securities Exchange Act of 1934, as amended, or any successor provisions thereof.

ARTICLE 3
PARENT SUCCESSORS

3.1       Certain Requirements in Respect of Combination, etc.

                         Parent shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a)

such other person or continuing corporation (the “Parent Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement; and

(b)

such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

3.2       Vesting of Powers in Successor

                         Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver a supplemental agreement hereto and thereupon Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

3.3       Wholly-Owned Subsidiaries

                         Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Parent with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Parent provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent and any such transactions are expressly permitted by this Article 3.

ARTICLE 4
GENERAL

4.1       Term

                         This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person or entity other than Parent and any of its Affiliates.

4.2       Changes In Capital of Parent and ExchangeCo

                         At all times after the occurrence of any event contemplated pursuant to Sections 2.7 and 2.8 hereof or otherwise, as a result of which either Parent Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3       Severability

                         If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4       Amendments, Modifications

                         This Agreement may not be amended or modified except by an agreement in writing executed by ExchangeCo and Parent and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Share Provisions.

4.5       Ministerial Amendments

                         Notwithstanding the provisions of Section 4.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)

adding to the covenants of any or all parties provided that the Board of Directors of each of ExchangeCo and Parent shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)

making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of ExchangeCo and Parent, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(c)

making such changes or corrections which, on the advice of counsel to ExchangeCo and Parent, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of ExchangeCo and Parent shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6       Meeting to Consider Amendments

                         ExchangeCo, at the request of Parent, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of ExchangeCo, the Share Provisions and all applicable laws.

4.7       Amendments Only in Writing

                         No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.8       Enurement

                         This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.9       Notices to Parties

                         All notices and other communications required or permitted to be delivered to a party under this Agreement shall be in writing and shall be deemed to have been properly delivered, given or received (a) upon receipt when delivered by hand or (b) two business days after being sent by registered mail or by courier or express delivery service or by facsimile, provided that in each case the notice or communication is sent to the address or facsimile telephone number set forth beneath the name of such party below:

(a)	If to Exchangeco:
Suite #617 – 666 Burrard Street,
Vancouver, British Columbia, V6C 3P6

Attention: William Iny
Facsimile: (604) 601-2070

(b)	If to Parent:

Suite #617 – 666 Burrard Street,
Vancouver, British Columbia, V6C 3P6

Attention: Chris Craddock
Facsimile: (604) 601-2070

With a copy (which will not constitute notice) to:

Clark Wilson LLP
Barristers & Solicitors
Suite 800 – 885 West Georgia Street
Vancouver, British Columbia, Canada
V6C 3H1

Attention:             Bernard Pinsky
Telephone:           (604) 643-3153
Facsimile:              (604) 687-6314

4.10       Counterparts

                         This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11       Jurisdiction

                         This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

4.12       Fax Delivery

                         This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

4.13       Attornment

                         Parent agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding and hereby appoints ExchangeCo at its registered office in the Province of British Columbia as attorney for service of process.

                         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

KEEWATIN WINDPOWER CORP.

Per:         ____________________________________________
Name:    Chris Craddock
Title:      President

KEEWATIN WINDPOWER INC.

Per:         ____________________________________________
Name:    Chris Craddock
Title:      President

SCHEDULE N

TO THE SHARE EXCHANGE AGREEMENT DATED FOR REFERENCE MAY 11, 2009 AMONG KWC,
EXCHANGECO, SKY HARVEST AND THE SELLING SHAREHOLDERS

Valuation

FAIRNESS OPINION
Report to Board Version

April 30, 2009

Board of Directors

Keewatin Windpower Corporation
Suite 617-666 Burrard Street
Vancouver, B.C.
V6C 3P6

Attn: Board of Directors

Dear Sirs;

Stirling Mercantile Corporation (“SMC”) understands that Keewatin Windpower Corporation (“Keewatin” or the “Company”) has offered to acquire all of the shares of Sky Harvest Windpower Corporation (“Sky Harvest”) by issuing 1.5 shares of Keewatin for every share of Sky Harvest (the “Acquisition”).

SMC understands that Keewatin’s Board of Directors has retained SMC to provide its opinion as to the fairness of the Acquisition from a financial point of view, to Keewatin shareholders (the “Fairness Opinion”). SMC has not been retained to provide any advice to Keewatin’s Board of Directors regarding any other potential alternatives that might be available to Keewatin or to advise Keewatin’s Board of Directors or Keewatin whether to seek, evaluate or pursue any alternatives other than the Acquisition.

Engagement

Keewatin’s Board of Directors initially contacted SMC regarding a potential advisory assignment in May, 2008 and was formally engaged by the Board of Directors through an Engagement Agreement dated May 23, 2008. The terms of the Engagement Agreement provide that SMC is to be paid a fixed amount for the Fairness Opinion which is not contingent on the conclusion of the Acquisition. In addition Keewatin has agreed to pay certain of SMC’s legal and other out-of-pocket costs and has also agreed to indemnify SMC under certain circumstances.

Relationship of SMC with Keewatin

Neither SMC nor any of its affiliates or officers is an insider, associate or affiliate, as those terms are defined in United States Securities Law, of Keewatin or Sky Harvest

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450 – 400 Burrard Street, Vancouver, B.C. V6C 3A6
www.stirlingmercantile.com

SMC has not been engaged to provide any financial advisory services nor has it participated in any financing involving Keewatin or Sky Harvest and there are no understandings, agreements or commitments between SMC and Keewatin or Sky Harvest with respect to any future business dealings. SMC’s compensation under the Engagement Agreement does not depend in whole or in part on the conclusions reached in the Fairness Opinion or the successful outcome of the Acquisition. SMC may, in the future, in the ordinary course of business, perform financial advisory or investment banking services for Keewatin.

Credentials of Stirling Mercantile Corporation

SMC has been successfully providing corporate finance services such as capital raising, acquisition and divestiture mandates and financial advisory services since 1998. Its principals have a total of over sixty years experience in the public markets, private equity and venture capital markets, acquisition and purchase and sale mandates and banking services and have concluded transactions with a total value in the hundreds of millions of dollars. Specific officers of SMC have had both banking and investment banking experience in the independent power production industry during their careers.

The Fairness Opinion expressed herein represents the opinions of SMC and the form and content herein have been approved for release by the officers of SMC.

Scope of the Review

In connection with our Fairness Opinion we have reviewed and relied upon or carried out, among other things, the following;

  Interviews with the officers of Keewatin and Sky Harvest.
  The share closing prices, trading ranges and volumes for Keewatin.
  The unaudited financial statements of Keewatin and Sky Harvest for the years ending May 31, 2007 and May 31, 2008.
  The unaudited interim financial statements for the 6 months ending November 30, 2008.
  Discounted Cash Flow analysis of both Keewatin and Sky Harvest.
  Public information relating to the business, operations and financial performance of Keewatin.
  Public information relating to the share prices, trading multiples, discount rates and other transactions relating to comparable companies in the wind energy industry which were considered by us to be relevant.
  Public information relating to the wind energy industry generally which we considered to be relevant.
  Representations contained in certificates addressed to us, dated as of the date hereof, from senior officers of Keewatin and Sky Harvest as to the completeness and accuracy of the information upon which the Fairness Opinion is based.
  Such other corporate, industry and financial market information, investigations and analysis as SMC considered necessary or appropriate under the circumstances.

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450 – 400 Burrard Street, Vancouver, B.C. V6C 3A6
www.stirlingmercantile.com

To the best of its knowledge, SMC has not been denied access by Keewatin or Sky Harvest to information requested of them by SMC.

Prior Valuations

Both Keewatin and Sky Harvest have not had any formal valuations as that term is defined in OSC 61-501 or similar US regulations.

Assumptions and Limitations

With the Board of Directors’ approval and as provided for in the Engagement Agreement, SMC has relied on the completeness, accuracy and fair presentation of all of the financial and other information, data, advice, opinions or representations obtained by it from public sources, senior management of Keewatin and Sky Harvest and their respective consultants, and advisors (collectively, the “Information”). The Fairness Opinion is conditional on such completeness, accuracy and fair presentation of such Information. Subject to the exercise of professional judgment and except as expressly described herein, we have not attempted to verify independently the completeness, accuracy or fair presentation of any of the Information.

Senior Officers of Keewatin have represented to SMC, in a certificate delivered as of the date hereof, among other things, that;

i)

the Information relating to Keewatin (the “Keewatin Information”) provided orally by, or in the presence of an officer or employee of Keewatin or in writing by Keewatin or any of its subsidiaries or their respective agents to SMC for the purpose of preparing the Fairness Opinion was, at the date the Keewatin Information was provided to SMC, and is complete, true and correct in all material respects, and did not and does not contain any untrue statement of a material fact in respect of Keewatin, its subsidiaries or the Acquisition or necessary to make the Keewatin Information or any statement contained therein not misleading in light of the circumstances under which the Keewatin Information was provided or any statement was made, and,

ii)

since the dates on which Keewatin Information was provided to SMC, except as disclosed in writing to SMC, there has been no material change, financial or otherwise in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of Keewatin or any of its subsidiaries and no material change has occurred in Keewatin or any part thereof which would have or which would reasonably be expected to have a material effect on the Fairness Opinion.

The Fairness Opinion is rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the date hereof and the condition and prospects, financial and otherwise, of Keewatin and Sky Harvest as they have been represented to SMC in discussions with management of Keewatin as the case may be. In its analyses and in preparing the Fairness Opinion, SMC made numerous assumptions with respect to industry performance, general business and economic conditions and other matters which are beyond the control of SMC or any other party involved in the Acquisition.

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450 – 400 Burrard Street, Vancouver, B.C. V6C 3A6
www.stirlingmercantile.com

The Fairness Opinion has been provided for the use of the Board of Directors and may not be used by any other person or relied upon by any other person other than the Board of Directors without the express prior written consent of SMC. The Fairness Opinion is given as of the date hereof and SMC disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Fairness Opinion which may come or be brought to SMC’s attention after the date hereof. Without limiting the foregoing, in the event that there is any material change to any fact or matter affecting the Fairness Opinion after the date hereof, SMC reserves the right to change, modify or withdraw the Fairness Opinion.

SMC believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the Fairness Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. The Fairness Opinion is not to be construed as a recommendation to any Keewatin shareholder as to whether to vote in favour of the Acquisition.

Background of the Acquisition

Keewatin is a public (OTC Bulletin Board. Symbol, KWPW.OB) company with plans to develop a wind power generating facility on land located in South Western Saskatchewan. To date Keewatin has conducted wind resource evaluation studies on property in the area and has entered into a Letter of Intent with Saskatchewan Food and Agriculture with respect to leasing land in order to erect a wind power generating operation. On March 26, 2007, Keewatin entered into a Letter of Intent to acquire all of the shares of Sky Harvest by issuing 1.5 shares of Keewatin for every share of Sky Harvest. Sky Harvest is a Canadian private corporation also engaged in the development of wind power resources, and has directors and shareholders in common with Keewatin. Therefore the proposed share exchange may be considered a related party transaction. While not required by regulation, Keewatin has decided to seek a fairness opinion regarding the proposed transaction from an independent valuator

Valuation Methodology

In determining whether the Acquisition is fair from a financial point of view to the Keewatin shareholders, SMC believes that one requirement must be satisfied, vis;

Is the difference in the appraised equity values of Keewatin and Sky Harvest as reflected by the proposed share exchange ratio of 1.5:1, reasonable and supportable by independent analysis?

In order to analyze the question, SMC considered the following;

1) The state of each companies resource evaluation and preliminary feasibility studies.

2) Discounted Cash Flow Analysis based on assumptions of future revenues, costs, capital expenditures and debt repayments for Keewatin and Sky Harvest.

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450 – 400 Burrard Street, Vancouver, B.C. V6C 3A6
www.stirlingmercantile.com

SMC is of the opinion that a value based on historical trading prices of Keewatin is misleading since the shares have had insignificant trading volumes in the past three years.

With specific regard to the DCF valuation readers are cautioned that, since both Keewatin and Sky Harvest are pre-feasibility projects, much of the information necessary to make a reliable individual DCF valuation possible is not yet available. On the other hand, because the two projects are close to each other geographically and enjoy very similar wind characteristics, sufficient information is available so that, in combination with reasonable assumptions regarding current and future power prices, operating costs, capital costs and debt structures a relative valuation analysis is possible. In effect, the major difference between the two projects is the difference in valuation resulting from the additional time to completion of the Keewatin project due to more advanced wind and power generating studies for Sky Harvest.

Description of Keewatin

Keewatin Windpower Corp. is a development stage wind energy electrical generation company. It was incorporated in February, 2005 and in August 2005 the Company entered into an agreement with certain land owners owning 640 acres located in south-western Saskatchewan situated near the town of Beechy for the purposes of gathering wind and other meteorological data. The company continues to gather this data and will have a wind power generation analysis and preliminary engineering study done following the completion of the data gathering process to determine the viability of this potential resource.

Keewatin’s assets consist of;

1) Cash and cash equivalents of $1,044,294 as at November 30, 2008
2) A $100,000 note receivable from Sky Harvest Windpower Corp.
3) Property and equipment, net of $ 11,722 as at November 30, 2008

Keewatin’s liabilities consist of accounts and management fees payable and accrued liabilities totaling $5,948 at November 30, 2008.

Description of Sky Harvest

Sky Harvest Windpower Corp. ("Sky Harvest") is a private Canadian company incorporated under the federal laws of Canada which holds the rights to construct a wind power facility on approximately 8,500 acres of land located in south-western Saskatchewan. Sky Harvest has completed a wind resource assessment on the property that demonstrates that the potential wind resource greatly exceeds the minimum capacity factor necessary to justify the planning and construction of a 150 megawatt wind power project. The assessment was completed by Phoenix Engineering Inc. of Calgary, Alberta. Current directors of Keewatin own 53% of Sky Harvest’s issued and outstanding shares.

Sky Harvest’s assets consist of;

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1)	Cash and cash equivalents of $61,463 as at November 30, 2008
2)	Amount receivable of $100 as at November 30, 2008
3)	Prepaid expenses of $25,963 as at November 30, 2008
4)	Property and equipment, net of $65,972 as at November 30, 2008

Sky Harvest’s liabilities consist of accounts payable, accrued liabilities and due to related party totaling $16,040 at November 30, 2008 plus a loan payable to Keewatin of $124,510 maturing September 22, 2009.

SMC notes the cash resources of Keewatin as compared to Sky Harvest, however Sky Harvest has also commissioned, paid for and received a detailed viability and preliminary engineering report which Keewatin has yet to do. Secondly and as considered in greater detail in the section below, Keewatin is approximately 2 years behind Sky Harvest and, to compare the two as if at the same stage of development would require us to assume that Keewatin had i) completed the meteorological studies, ii) commissioned and paid for a similarly detailed wind resource and project viability study, and incurred approximately 2 years of operating costs (at approximately $320,000 per year) thus considerably depleting the Keewatin cash resources in the process. We do not therefore think that Keewatin’s superior cash position is of significant note in the analysis of their relative value.

Relative Discounted Cash Flow Analysis:

SMC prepared a discounted cash flow for both Sky Harvest and for Keewatin. As noted above SMC used the same assumptions for each project, specifically the power generated, the inflation rate, operating costs, and capital structure (the amount of debt vs the amount of equity required). However, because the Sky Harvest project is about 2 years more advanced than the Keewatin project, the additional pre-construction expenses (for 2 years) and higher capital costs offset by higher price per megawatt hour received are factors to be considered in the analysis.

SMC then applied a range of discount rates to both projects cash flows and determined the ratios of the project values of the two. The discount rates used were weighted average costs of capital for projects of this nature as determined by SMC.

The ratios derived are as follows;

Ratio of Project Values
discount rate	8.75%	8.50%	8.25%
Sky Harvest
vs. Keewatin	1.714	1.495	1.386

Thus for clarity, using a weighted average cost of capital for both Sky Harvest and Keewatin of 8.5%, the net present value of Sky Harvest is 1.495 times that of Keewatin. SMC believes that a weighted average cost of capital of 8.5% is most applicable given the customary 85% debt level (supported by a calculated Debt Service Test of 1.25 times) and current project debt rates of 7% and equity rates of 17.5% for projects of this nature.

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Fairness Opinion

SMC understands that Keewatin has offered to acquire all of the shares of Sky Harvest by issuing 1.5 shares of Keewatin for every share of Sky Harvest. This price is very close to the project NPV ratio of 1.495 times as indicated above. In addition, Sky Harvest’s completed and favorable wind resource and project engineering study places it in a significantly advanced position to propose a development to power purchasers and financial sources compared to Keewatin. This advantage allows Sky Harvest more strategic options than Keewatin at the present time.

Considering the above, therefore, SMC is of the opinion that the Acquisition is fair, to the Minority Shareholders of Keewatin, from a financial point of view.

Yours truly,

Stirling Mercantile Corporation

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SCHEDULE O

TO THE SHARE EXCHANGE AGREEMENT DATED FOR REFERENCE MAY 11, 2009 AMONG KWC,
EXCHANGECO, SKY HARVEST AND THE SELLING SHAREHOLDERS

Exchangeable Share Provisions

PROVISIONS ATTACHING TO THE
CLASS D EXCHANGEABLE SHARES OF
KEEWATIN WINDPOWER INC.

           The Class D Exchangeable Shares of Keewatin Windpower Inc. (the “Corporation”) shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1
INTERPRETATION

1.1      For the purposes of these share provisions:

(a)

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

(b)	“Board of Directors” means the board of directors of the Corporation.

(c)

“Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada.

(d)

“Canadian Dollar Equivalent” means, in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date, the product obtained by multiplying: (a) the Foreign Currency Amount, by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

(e)	“Common Share” means a share in the class of common shares in the capital of the Corporation.

(f)	“Corporation” means Keewatin Windpower Inc., a corporation governed by the SBCA and being a wholly-owned subsidiary of Parent.

(g)

“Current Market Price” means, in respect of a Parent Common Stock on any date, the Canadian Dollar Equivalent of the average of the closing prices of Parent Common Stock during a period of 20 consecutive trading days ending not more than three trading days before such date on the Over-the-Counter Bulleting Board (“OTC”), or, if the Parent Common Stock are not then quoted on OTC, on such other stock exchange or automated quotation system on which the Parent Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Parent Common Stock during such period does not create a market which reflects the fair market value of a Parent Common Stock, then the Current Market Price of a Parent Common Stock shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

(h)	“Dividend Amount” has the meaning ascribed to that term in Section 6.3 of these share provisions.

(i)

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

(j)	“Exchangeable Share” means a share in the class of non-voting exchangeable shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

(k)	“Exchangeable Share Support Agreement” means the Exchangeable Share Support Agreement among Parent and the Corporation, to be entered into in connection with the Share Exchange Agreement.

(l)

“Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement.

(m)

“Exempt Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the Parent Common Stock.

(n)

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, centre, organization, unit, body or Entity and any court or other tribunal).

(o)	“Liquidation Amount” has the meaning ascribed to that term in Section 5.1 of these share provisions.

(p)	“Liquidation Call Right” has the meaning ascribed to that term in the Share Exchange Agreement.

(q)	“Liquidation Date” has the meaning ascribed to that term in Section 5.1 of these share provisions.

(r)	“Parent” means Keewatin Windpower Corp., a corporation existing under the laws of the State of Nevada, and includes any successor thereto.

(s)	“Parent Call Notice” has the meaning ascribed to that term in Section 6.3 of these share provisions.

(t)	“Parent Common Stock” means a share of common stock, par value U.S. $0.001 per share, in the capital of Parent, and any other security into which such share may be changed.

(u)

“Parent Control Transaction” means (i) any merger, amalgamation, reorganization or other similar event involving Parent, (ii) any tender offer for Parent, (iii) any material sale of assets or shares or rights or interests therein or thereto by Parent, or (iv) any similar transactions involving Parent, or (v) any proposal to do any of the foregoing.

(v)	“Parent Dividend Declaration Date” means the date on which the board of directors of Parent declares any dividend on the Parent Common Stock.

(w)	“Person” means any individual, Entity or Governmental Body.

(x)	“Purchase Price” has the meaning ascribed to that term in Section 6.3 of these share provisions.

(y)	“Redemption Call Purchase Price” has the meaning ascribed to that term in the Share Exchange Agreement.

(z)	“Redemption Call Right” has the meaning ascribed to that term in the Share Exchange Agreement.

(aa)

“Redemption Date” means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than December 31, 2013 unless:

(i)

there are fewer than 10% of the Exchangeable Shares originally issued outstanding (other than Exchangeable Shares held by Parent and its Affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exercisable or exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to December 31, 2013 as they may determine, upon at least 60 days’ prior written notice to the registered holders of the Exchangeable Shares;

(ii)

a Parent Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate or modify the terms and conditions of the Exchangeable Shares in connection with such Parent Control Transaction or that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Parent Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to December 31, 2013 as it may determine, upon such number of days’ prior written notice to the registered holders of the Exchangeable Shares and to Parent as the Board of Directors may determine to be reasonably practicable in such circumstances;

(iii)

an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, the

Redemption Date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days’ prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances; or

(iv)

an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the Redemption Date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action and the Board of Directors shall give such number of days’ prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (i), (ii), (iii) or (iv) above to less than 10% of such holders of Exchangeable Shares shall not affect the validity of any such redemption.

(bb)	“Redemption Price” has the meaning ascribed to that term in Section 7.1 of these share provisions.

(cc)	“Retracted Shares” has the meaning ascribed to that term in Section 6.1(a) of these share provisions.

(dd)	“Retraction Call Right” has the meaning ascribed to that term in Section 6.1(c) of these share provisions.

(ee)	“Retraction Date” has the meaning ascribed to that term in Section 6.1(b) of these share provisions.

(ff)	“Retraction Price” has the meaning ascribed to that term in Section 6.1 of these share provisions.

(gg)	“Retraction Request” has the meaning ascribed to that term in Section 6.1 of these share provisions.

(hh)	“SBCA” means the Business Corporations Act (Saskatchewan) R.S.S. 1978.

(ii)	“Share Exchange Agreement” means the share exchange agreement dated May 11, 2009 among Parent, the Corporation, Sky Harvest Windpower Corp. and all of the shareholders of Sky Harvest Windpower Corp.

(jj)

“Trustee” means Valiant Trust Company or such other trust company or other Entity chosen as trustee under the Voting and Exchange Trust Agreement, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

(kk)	“Voting and Exchange Trust Agreement” means the Voting and Exchange Trust Agreement among Parent, the Corporation and the Trustee, to be entered into in connection with the Share Exchange Agreement.

ARTICLE 2
RANKING OF EXCHANGEABLE SHARES

2.1      Subject to Section 4.1 hereof, the Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for the purpose of winding up its affairs.

ARTICLE 3
DIVIDENDS

3.1      Subject to Section 3.2 hereof, a holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Parent Dividend Declaration Date, declare a dividend on each Exchangeable Share:

(a)

in the case of a cash dividend declared on the Parent Common Stock, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Parent Dividend Declaration Date, in each case, equal to the cash dividend declared on each Parent Common Stock;

(b)

in the case of a stock dividend declared on the Parent Common Stock to be paid in Parent Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Parent Common Stock to be paid on each Parent Common Stock; or

(c)

in the case of a dividend declared on the Parent Common Stock in property other than cash or Parent Common Stock, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.6 hereof) the type and amount of property declared as a dividend on each Parent Common Stock.

Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable.

3.2      In the case of a stock dividend declared on the Parent Common Stock to be paid in Parent Common Stock, in lieu of declaring the stock dividend contemplated by Section 3.1(b) on the Exchangeable Shares, the Board of Directors may, in its discretion and subject to applicable law, subdivide, redivide or change (the “subdivision”) each issued and unissued Exchangeable Share on the basis that each Exchangeable Share before the subdivision becomes a number of Exchangeable Shares as is equal to the sum of (i) a Parent Common Stock and (ii) the number of Parent Common Stock to be paid as a stock dividend on each Parent Common Stock. In such instance, and notwithstanding any other provision hereof, such subdivision shall become effective on the effective date specified in Section 3.4 hereof without any further act or formality on the part of the Board of Directors or of the holders of Exchangeable Shares. For greater certainty, no approval of the holders of Exchangeable Shares to an amendment to the articles of the Corporation shall be required to give effect to such subdivision.

3.3      Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Subject to applicable law, certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof or the subdivision of Exchangeable Shares contemplated by Section 3.2 hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.4      The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Parent Common Stock. The record date for the determination of the holder of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision of Exchangeable Shares under Section 3.2 hereof and the effective date of such subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding stock dividend declared on Parent Common Stock.

3.5      If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.6      The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Sections 3.1 and 3.2 hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a)	in the case of any stock dividend or other distribution payable in Parent Common Stock, the number of such shares issued in proportion to the number of Parent Common Stock previously outstanding;

(b)

in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Stock (or securities exercisable or exchangeable for or convertible into or carrying rights to acquire Parent Common Stock), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors in the manner above contemplated) of a Parent Common Stock;

(c)

in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Common Stock, any rights, options or warrants other than those referred to in Section 3.6(b) above, any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Common Stock and the current market value (as determined by the Board of Directors in the manner above contemplated) of a Parent Common Stock; and

(d)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily trading prices of such security during a period of not less than 20 consecutive trading days ending not more than three trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such determination by the Board of Directors shall be conclusive and binding on the Corporation and its shareholders.

ARTICLE 4
CERTAIN RESTRICTIONS

4.1      So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 of these share provisions:

(a)

pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)	redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

(c)	redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

(d)

issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

The restrictions in Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Parent Common Stock shall have been declared and paid on the Exchangeable Shares.

ARTICLE 5
DISTRIBUTION ON LIQUIDATION

5.1      In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the exercise by Parent of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Current Market Price of a Parent Common Stock on the last Business Day prior to the Liquidation Date (the “Liquidation Amount”), which shall be satisfied in full by the Corporation causing to be delivered to such holder one share of Parent Common Stock, together with all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2      On or promptly after the Liquidation Date, and subject to the exercise by Parent of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as are required to effect a transfer of Exchangeable Shares under the SBCA and the by-laws of the Corporation and such additional documents and instruments as the Parent or the Corporation may reasonably require, at the registered office of the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing Parent Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Stock delivered to them or the custodian on their behalf.

5.3      After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

ARTICLE 6
RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1      A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Parent of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of a Parent Common Stock on the last Business Day prior to the Retraction Date (the “Retraction Price”), which shall be satisfied in full by the Corporation causing to be delivered to such holder one share of Parent Common Stock for each Exchangeable Share presented and surrendered by the holder, together with, on the payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as are required to effect a transfer of Exchangeable Shares under the SBCA and the by-laws of the Corporation and such additional documents and instruments as the Parent or the Corporation may reasonably require, and together with a duly executed statement (the “Retraction Request”) in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

(a)

specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by the Corporation;

(b)

stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

(c)

acknowledging the overriding right (the “Retraction Call Right”) of Parent to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Parent in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

6.2      Subject to the exercise by Parent of the Retraction Call Right, upon receipt by the Corporation in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request and such other documents and instruments as are required to effect a transfer of Exchangeable Shares under the SBCA and the bylaws of the Corporation and such additional documents and instruments as the Parent or the Corporation may reasonably require, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares, provided that all declared and unpaid dividends for which the record date has occurred prior to the Retraction Date shall be paid on the payment date for such dividends. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Parent pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3      Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Parent thereof. In order to exercise the Retraction Call Right, Parent must notify the Corporation of its determination to do so (the “Parent Call Notice”) within five Business Days of notification to Parent by the Corporation of the receipt by the Corporation of the Retraction Request. If Parent does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that Parent will not exercise the Retraction Call Right. If Parent delivers the Parent Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Parent in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Parent shall purchase from such holder and such holder shall sell to Parent on the Retraction Date the Retracted Shares for a purchase price (the “Purchase Price”) per share equal to the Retraction Price per share which shall be satisfied in full by Parent causing to be delivered to such holder one share of Parent Common Stock for each Exchangeable Share presented and surrendered by the holder, plus, on the designated payment date therefor, to the extent not paid by the Corporation on the designated payment date therefor, an additional amount equivalent to the full amount of all declared and unpaid dividends on those Retracted Shares held by such holder on any dividend record date which occurred prior to the Retraction Date (the “Dividend Amount”). For the purposes of completing a purchase pursuant to the Retraction Call Right, Parent shall deposit with the Corporation, on or before the Retraction Date, certificates representing shares of Parent Common Stock and a cheque or cheques of Parent payable at par at any branch of the bankers of Parent representing the aggregate Dividend Amount, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Provided that Parent has complied with the immediately preceding sentence, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Parent does not deliver a Parent Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4      The Corporation or Parent, as the case may be, shall deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation by notice to the holders of Exchangeable Shares, certificates representing the Parent Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or Parent, as applicable, representing the aggregate Dividend Amount in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of the Corporation or by Parent, as the case may be, shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5      On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Parent shall thereafter be considered and deemed for all purposes to be a holder of the Parent Common Stock delivered to it.

6.6     Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Parent shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem the maximum number of Exchangeable Shares which the Board of Directors determine the Corporation is, on the Retraction Date, permitted to redeem, which shall be selected as nearly as may be pro rata (disregarding fractions) in proportion to the total number of Exchangeable Shares tendered for retraction by each holder thereof and the Corporation shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have instructed the Trustee to require to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in Section 5.7 of the Voting and Exchange Trust Agreement.

6.7      A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Parent shall be deemed to have been revoked.

ARTICLE 7
REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1      Subject to applicable law, and provided Parent has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Current Market Price of a Common Share on the last Business Day prior to the Redemption Date (the “Redemption Price”), which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one share of Parent Common Stock for each Exchangeable Share held by such holder, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

7.2      In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Parent under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder; provided that if the notice period of 60 days would expire after the date that would, but for such 60-day period, be established as the Redemption Date, then the Redemption Date will be deferred until the notice period of 60 days has passed. In the case of a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event and an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Corporation or the purchase by Parent under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Corporation to be reasonably practicable in the circumstances. In any such case, such notice shall set out the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3      On or after the Redemption Date and subject to the exercise by Parent of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, upon presentation and surrender at the registered office of the Corporation or Parent or the Corporation as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the SBCA and the by-laws of the Corporation and such additional documents and instruments as the Parent or the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation in such notice, on behalf of the Corporation of certificates representing shares of Parent Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of any such dividends, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for, and the full amount of such dividends on (except as provided in the preceding sentence), the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Stock delivered to them or the custodian on their behalf.

ARTICLE 8
VOTING RIGHTS

8.1      Except as required by applicable law and by Article 9 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

ARTICLE 9
AMENDMENT AND APPROVAL

9.1       The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

9.2       Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

ARTICLE 10
RECIPROCAL CHANGES, ETC.
IN RESPECT OF PARENT COMMON STOCK

10.1     Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement provides, in part, that Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

(a)

issue or distribute Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock) to the holders of all or substantially all of the then outstanding Parent Common Stock by way of stock dividend or other distribution, other than an issue of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock) to holders of Parent Common Stock who exercise an option to receive dividends in Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock) in lieu of receiving cash dividends;

(b)

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Stock entitling them to subscribe for or to purchase Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock); or

(c)	issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Stock:

	(i)	shares or securities of Parent of any class other than Parent Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Stock);

	(ii)	rights, options, warrants or securities other than those referred to in Section 10.1(b) above;

	(iii)	evidences of indebtedness of Parent; or

	(iv)	any property or assets of Parent,

unless the economic equivalent (as determined by the Board of Directors as contemplated by Section 3.6 hereof) on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

10.2     Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement further provides, in part, that Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

(a)	subdivide, redivide or change the then outstanding Parent Common Stock into a greater number of Parent Common Stock;

(b)	reduce, combine, consolidate or change the then outstanding Parent Common Stock into a lesser number of Parent Common Stock; or

(c)	reclassify or otherwise change the Parent Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Common Stock,

unless the same or an economically equivalent change (as determined by the Board of Directors as contemplated by Section 3.6 hereof) shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares. The Exchangeable Share Support Agreement further provides, in part, that the aforesaid provisions of the Exchangeable Share Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions.

ARTICLE 11
ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

11.1     The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent and the Corporation with all provisions of the Exchangeable Share Support Agreement applicable to Parent and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

11.2     The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Exchangeable Share Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)	adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

(b)

making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c)

making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

ARTICLE 12
LEGEND; CALL RIGHTS

12.1     The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Exchangeable Share Support Agreement, the provisions of the Share Exchange Agreement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

12.2     Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Parent, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Parent as therein provided.

ARTICLE 13
NOTICES; GENERAL

13.1     Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

13.2     Any presentation and surrender by a holder of Exchangeable Shares to the Corporation of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office as may be specified by the Corporation, in each case, addressed to the attention of such person as the Corporation may determine. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by or on behalf of the Corporation, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

13.3     Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

13.4     If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.

            If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Corporation would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally to the Corporation in accordance with Section 13.1 or 13.2, as the case may be.

SCHEDULE A
TO THE
PROVISIONS ATTACHING TO THE
CLASS D EXCHANGEABLE SHARES OF
KEEWATIN WINDPOWER INC.

NOTICE OF RETRACTION

To Keewatin Windpower Inc. (the “Corporation”) and Keewatin Windpower Corp. (“Parent”).

                        This notice is given pursuant to Article 6 of the provisions (the “Share Provisions”) attaching to the Exchangeable Shares of the Corporation represented by the attached certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

                        The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

[ ]        all share(s) represented by the attached share certificate; or

[ ]         __________ share(s) only.

            The undersigned hereby notifies the Corporation that the Retraction Date shall be ________

NOTE:

The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Corporation.

                        The undersigned acknowledges the overriding Retraction Call Right of Parent to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Parent in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This notice of retraction, and this offer to sell the Retracted Shares to Parent, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

                        The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, and provided that Parent shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Parent to purchase the unredeemed Retracted Shares.

                        The undersigned hereby represents and warrants to Parent and the Corporation that the undersigned:

           (select one)

[ ]        is a resident of Canada for purposes of the Income Tax Act (Canada).

[ ]        is a non-resident of Canada for purposes of the Income Tax Act (Canada).

The undersigned acknowledges that if the undersigned has not represented above that the undersigned is a resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

                        The undersigned hereby represents and warrants to the Corporation and Parent that the undersigned: (i) has good title to, and owns, the share(s) represented by this certificate to be acquired by Parent or the Corporation, as the case may be, free and clear of all liens, claims and encumbrances, and (ii) will complete, sign and return to the Corporation or Parent, prior to the redemption of any of the Exchangeable Shares, on request by the Corporation or Parent, any documents, questionnaires, notices, certificates and undertakings in order to comply with applicable securities laws.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

[ ]

Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE:

This panel must be completed and the attached share certificate, together with such additional documents as the Corporation and Parent may require, must be deposited with the Corporation or Parent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date: ___________________________________

Name of Person in Whose Name Securities or Cheque(s)
Are to be Registered, Issued or Delivered (please print):   ______________________________________________________________

Street Address or P.O. Box: ____________________________________________________________________________________

Signature of Shareholder: _____________________________________________________________________________________

City, Province and Postal Code: ________________________________________________________________________________

Signature Guaranteed by: _____________________________________________________________________________________

NOTE:

If this notice of retraction is for less than all of the shares represented by the attached certificate, a certificate representing the remaining share(s) of the Corporation represented by the attached share certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).